PROSPECTUS SUPPLEMENT
(To Prospectus dated March 26, 1999)

                 Discover(R) Card Master Trust I, Series 1999-3
                $500,000,000 FLOATING RATE CLASS A CERTIFICATES
                 $26,316,000 FLOATING RATE CLASS B CERTIFICATES

                            Greenwood Trust Company
                      Master Servicer, Servicer and Seller

                           -------------------------

The Series 1999-3 Class A Certificates and Class B Certificates represent interests in the Discover Card Master Trust I. The Trust's assets consist primarily of credit card receivables arising under selected Discover Card accounts and the cash payments of those receivables. The Certificates are not obligations of Greenwood Trust Company or any of its affiliates, and neither the Certificates nor the underlying credit card receivables are insured or guaranteed by any governmental agency.

                           -------------------------

 Investing in the Certificates involves risks. See "Risk Factors" beginning on page 6 of the prospectus.

                           -------------------------

                                               Class A Certificates               Class B Certificates
                                               --------------------               --------------------
Principal amount                                   $500,000,000                        $26,316,000
Interest rate                                    LIBOR plus 0.11%                   LIBOR plus 0.31%
Expected interest payment dates                 Monthly, beginning                 Monthly, beginning
                                                   May 15, 1999                       May 15, 1999
Closing date (date of issue)                       April 6, 1999                      April 6, 1999
Expected maturity date                            March 15, 2002                     April 15, 2002
Series termination date                         September 16, 2004                 September 16, 2004
Initial credit enhancement                 $65,789,500 (12.5% of Series)      $39,473,700 (7.5% of Series)
Form of credit enhancement                   Subordination of Class B            Cash collateral account
Expected ratings                                   Certificates                          A2/A/A
(Moody's/S&P/Fitch IBCA)                            Aaa/AAA/AAA
Price to public                                                                         100.000%
Underwriting discounts and commissions               100.000%                            0.250%
Proceeds to Greenwood                                 0.225%                           $26,250,210
                                                   $498,875,000

                           -------------------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved the Certificates or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Underwriter will purchase the Certificates from Greenwood and will offer them to the public at the prices set forth in the table on this page. The Underwriter expects to deliver the Certificates to purchasers on April 6, 1999 through the facilities of The Depository Trust Company, the Euroclear System and Cedelbank.

Greenwood will apply to list the Certificates on the Luxembourg Stock Exchange, in accordance with the rules of the Luxembourg Stock Exchange, to facilitate trading in non-U.S. markets.

                           -------------------------

                           MORGAN STANLEY DEAN WITTER
March 26, 1999

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                        PAGE
                                        ----
Series Summary........................   S-5
The Discover Card Business............  S-11
  General.............................  S-11
  Credit-Granting Procedures..........  S-12
  Collection Efforts and Charged-Off
     Accounts.........................  S-13
The Accounts..........................  S-14
  General.............................  S-14
  Billing and Payments................  S-14
  Effects of the Selection Process....  S-15
  Composition of the Accounts.........  S-16
Composition and Historical Performance
  of the Discover Card Portfolio......  S-17
  General.............................  S-17
  Composition of the Discover Card
     Portfolio........................  S-17
  Timing of Principal Payments........  S-20
The Certificates......................  S-21
  Invested Amounts....................  S-21
  Investor Interests..................  S-21
  Interest Payments...................  S-21

                                        PAGE
                                        ----

  Principal Payments..................  S-22
  Investor Accounts...................  S-24
  Class Finance Charge Collections....  S-24
  Other Income (Yield Collections,
     Additional Funds and Investment
     Income)..........................  S-25
  Class Principal Collections.........  S-26
  Class Charge-Offs and Investor
     Losses...........................  S-26
  Subordination of the Class B
     Certificates (Class A Credit
     Enhancement).....................  S-27
  The Credit Enhancement Account......  S-28
  Reallocations.......................  S-30
  Cash Flows..........................  S-30
  Amortization Events.................  S-32
  Clean-up Call; Termination of
     Series...........................  S-33
Reports to Investors..................  S-34
Underwriting..........................  S-35
Legal Matters.........................  S-36
Glossary of Terms.....................  S-37
ANNEX A -- Cash Flows.................  S-47
ANNEX B -- Other Series...............  S-55

                                   PROSPECTUS

                                        PAGE
                                        ----
Reports to Investor
  Certificateholders..................    2
Incorporation of Certain Documents by
  Reference...........................    2
Prospectus Summary....................    3
Risk Factors..........................    6
The Trust.............................   12
  Formation of the Trust..............   12
  The Trustee.........................   12
  Indemnification of the Trust and the
     Trustee..........................   13
  Sale and Assignment of Receivables
     to the Trust.....................   13
  Addition of Accounts................   13
  Removal of Accounts.................   15
  Termination of the Trust............   15

                                        PAGE
                                        ----
Description of the Investor
  Certificates........................   15
  General.............................   15
  Interest Payments...................   16
  Principal Payments..................   16
  Issuance of Additional Series.......   17
  Collections Account and Group
     Collections Accounts.............   17
  Class Percentages and Seller
     Percentage.......................   18
  Allocations, Reallocations and
     Subordination of Collections.....   18
  Adjustments to Receivables..........   19
  Distributions of Collections and
     Application of Collections and
     Certain Other Amounts............   19

                                        PAGE
                                        ----
  Additional Funds....................   20
  Final Payment of Principal;
     Termination of Series............   20
  Credit Enhancement..................   21
  Repurchase of Trust Portfolio.......   21
  Repurchase of Specified
     Receivables......................   22
  Repurchase of a Series..............   23
  Repurchase of Investor
     Certificates.....................   23
  Sale of Seller Interest.............   23
  Reallocation of Series Among
     Groups...........................   24
  Amendments..........................   24
  List of Investor
     Certificateholders...............   25
  Meetings............................   25
  Book-Entry Registration.............   25
  Definitive Certificates.............   28
Servicing.............................   29
  Master Servicer and Servicer........   29
  Servicing Compensation and Payment
     of Expenses......................   29
  Certain Matters Regarding the Master
     Servicer and the Servicers.......   30
  Master Servicer Termination
     Events...........................   30
  Servicer Termination Events.........   31
  Evidence as to Compliance...........   32
The Seller............................   32
  Greenwood...........................   32
  Year 2000...........................   33
  Insolvency-Related Matters..........   34
Certain Legal Matters Relating to the
  Receivables.........................   35

                                        PAGE
                                        ----

  Transfer of Receivables.............   35
  Certain UCC Matters.................   36
  Consumer Protection Laws and Debtor
     Relief Laws Applicable to the
     Receivables......................   37
  Claims and Defenses of Cardmembers
     Against the Trust................   37
Use of Proceeds.......................   37
Federal Income Tax Consequences.......   38
  General.............................   38
  Tax Treatment of the Investor
     Certificates as Indebtedness.....   38
  United States Investor
     Certificateholders...............   39
  Foreign Investor
     Certificateholders...............   41
  Backup Withholding and Information
     Reporting........................   42
  Possible Characterization of the
     Investor Certificates............   42
State Tax Consequences................   44
ERISA Considerations..................   45
Plan of Distribution..................   46
Legal Matters.........................   48
Available Information.................   48
Glossary of Terms.....................   49
ANNEX I -- Global Clearance,
  Settlement and Tax Documentation
  Procedures..........................   59

                       IMPORTANT NOTICE ABOUT INFORMATION
                    PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the Certificates in two separate documents:

     - this prospectus supplement, which describes the specific terms of your Certificates, and

     - the prospectus, which provides detailed information about the Trust and the certificates issued by the Trust, some of which may not apply to your Certificates.

     If the terms of your Certificates as described in this prospectus supplement differ from the terms described in the prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references in this prospectus supplement and the accompanying prospectus to sections in these materials where you can find further related discussions. The preceding Table of Contents should help you find the pages on which these sections begin.

     We have included glossaries of some of the capitalized terms used in this prospectus supplement or the prospectus.

     IT IS IMPORTANT FOR YOU TO READ AND CONSIDER ALL INFORMATION CONTAINED IN BOTH THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN MAKING YOUR INVESTMENT DECISION.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering to sell or soliciting offers to buy any securities other than the Certificates to which this prospectus supplement and the accompanying prospectus relate, nor are we offering to sell or soliciting offers to buy Certificates in any jurisdiction where the offer is not permitted.

     We do not claim that the information contained in the prospectus and prospectus supplement is accurate as of any date other than the dates on their respective covers.

                                 SERIES SUMMARY

     The following summary describes the terms of the Certificates and certain aspects of the Trust generally. The remainder of this prospectus supplement and the prospectus provide much more detailed information about the Certificates and the Trust. This series summary uses terms that are defined in the "Glossary of Terms" in this prospectus supplement and in the prospectus. You should review the entire prospectus and prospectus supplement before you decide to invest.

THE CERTIFICATES AND THE
SERIES.....................  Discover Card Master Trust I, Series 1999-3
                             Floating Rate Class A Credit Card Pass-Through Certificates and Series 1999-3 Floating Rate Class B Credit Card Pass-Through Certificates.

                             Together, the Class A Certificates and the Class B Certificates make up this "Series."

SELLER.....................  Greenwood Trust Company. Greenwood's executive office is located at 12 Read's Way, New Castle, Delaware 19720.

MASTER SERVICER AND
SERVICER...................  Greenwood.

TRUSTEE....................  U.S. Bank National Association.

PRINCIPAL..................  Class A Certificates: $500,000,000.

                             Class B Certificates: $26,316,000.

INTEREST RATE..............  Class A Certificates: LIBOR plus 0.11% per year.

                             Class B Certificates: LIBOR plus 0.31% per year.

                             "LIBOR" means the London interbank offered rate for one-month United States dollar deposits, determined as described in the Glossary of Terms in this prospectus supplement.

                             The Trustee will calculate interest on the Certificates monthly, on the basis of the actual number of days elapsed and a 360-day year.

INTEREST PAYMENT DATES.....  The 15th day of each month (or the next business day), beginning in May 1999.

                             The Trust will pay your interest on each interest payment date from the funds deposited into the Series Interest Funding Account on that date.

EXPECTED MATURITY DATES....  Class A Certificates: March 15, 2002 (or the next business day). If an Amortization Event occurs, the Trust will pay principal monthly and the final principal payment may be made before or after March 15, 2002.

                             Class B Certificates: April 15, 2002 (or the next business day). If an Amortization Event occurs, the Trust will pay principal monthly and the final principal payment may be made before or after April 15, 2002. The Trust must generally pay all Class A principal before it pays any Class B principal.

                             "Amortization Events" are designed to protect investors from certain events that may adversely affect the Trust and your investment in the Certificates. These may include: Greenwood's inability to continue to transfer receivables to the Trust; certain breaches of representations, warranties or covenants; receivables performance that might impair the long-term ability of the Trust to make all required payments with respect to a series; or certain events of insolvency with respect to Greenwood. For some of these events to become Amortization Events, the Trustee or a specified percentage of certificateholders must declare them to be Amortization Events; others become Amortization Events automatically when they occur. If an Amortization Event occurs with respect to this

                             Series, the Trust becomes obligated to apply principal collections allocated to this Series on a monthly basis to repay the remaining principal amount of the Certificates.

SERIES CLOSING DATE........  April 6, 1999. The "Series Closing Date" is the
                             date on which the Trust issues the Certificates.

REVOLVING PERIOD...........  The Revolving Period will begin on April 1, 1999.
                             The "Revolving Period" is the period from the first day of the calendar month in which the Trust issues a series until it begins using principal collections to make principal payments to investors or to accumulate the cash to be used to make later principal payments. In general, during the Revolving Period, the Trust pays principal collections to Greenwood in exchange for new receivables that cardmembers have generated on the accounts designated as part of the Trust.

                             The Trust may also use principal collections to pay the principal of other series. The Revolving Period for this Series ends when the Accumulation Period begins, or when an Amortization Event occurs.

ACCUMULATION PERIOD........  The Trust will begin to accumulate cash in the
                             Series Principal Funding Account on April 15, 2001 (or the next business day), using collections it receives on or after March 1, 2001, to pay principal at maturity, unless Greenwood elects to delay this process or an Amortization Event has occurred. The Trust generally accumulates principal collections in the Series Principal Funding Account over several months, so that it will have collections available to make the final payment.

                             Greenwood may elect to shorten the Accumulation Period if:

                             - it determines that enough principal collections
                               from other series will be available to make larger deposits into the Series Principal Funding Account, and

                             - the rating agencies have approved the election to
                               shorten the Accumulation Period.

AMORTIZATION PERIOD........  The "Amortization Period" begins when an
                             Amortization Event occurs and continues until the Trust has fully paid the principal of this Series or until the Series Termination Date.

SERIES TERMINATION DATE....  The first business day following September 15, 2004
                             (or the second business day following September 15, 2004, if September 15, 2004 is not a business day). The "Series Termination Date" is the last day on which the Trust will pay principal to investors in this Series. If the Trust owes principal in the month before the Series Termination Date, the Trustee will sell receivables (proportionate to this Series' remaining interest in the Trust) to repay the principal. After the Series Termination Date, the Trust will not allocate collections to this Series.

CLASSES, ALLOCATIONS AND
  REALLOCATIONS............  This Series has two classes; the Class B
                             Certificates rank junior to the Class A
                             Certificates.

                             The Trust allocates collections among the series based on each series' "Investor Interest" (described below). The Trust also allocates receivables that Greenwood has charged off as uncollectible to series based on the Investor Interest. The Series Supplement specifies the percentages of these collections and charged-off receivables that are allocated to each class of this Series at each point in time. These percentages vary based on a number of factors, including whether the Trust has started to pay principal to investors in this Series and whether Greenwood has made certain choices regarding credit enhancement. The class percentages differ for finance charge collections, principal collections and charged-off amounts. The Pooling and Servicing Agreement determines whether collections are finance charge collections or principal collections. Once this determination is made, finance charge collections and principal collections are generally not interchangeable; each can only be used to fund certain payments, deposits and reimbursements. When Greenwood charges off a receivable as uncollectible, it reduces the amount of principal receivables in the Trust, and allocates a portion of the amount charged off against your interest in principal receivables based on your class percentage. However, the Trust typically uses finance charge collections to pay interest and to reimburse you for charged-off receivables that have been allocated to you, reinstating your interest in principal receivables. The Trust typically uses principal collections to repay your principal.

                             In general, the Trust will use this Series' share of collections to make required payments, to pay its share of servicing fees and to reimburse its share of charged-off amounts. If this Series has more collections than it needs in any month, the Trust may make the excess collections available to other series so those series may make their payments and reimbursements. You will not be entitled to receive these excess collections. If this Series does not have enough collections in any month, the Trust may use excess collections from other series to make payments and reimbursements for this Series.

INVESTOR INTEREST AND
INVESTED AMOUNT............  The Trust generally allocates collections and charged-off amounts to you based on your "Investor Interest," which is your interest in the receivables. The Trust makes payments to you based on your "Invested Amount," which generally is the principal balance of your certificates. Your Investor Interest may decrease over time as principal is paid to you or as principal collections are deposited into the Series Principal Funding Account to be paid to you at a later time.

                             Although your Investor Interest and your Invested Amount are related, they diverge under certain circumstances; for instance, as the Trustee accumulates principal in the Series Principal Funding Account, your Investor Interest will decline but your Invested Amount will not be affected. (Your Invested Amount will shift from an interest entirely in the receivables to an interest in the cash in the Series Principal Funding Account and a smaller interest in the receivables).

DISTRIBUTION DATES.........  The "Distribution Date" is the date in each month
                             (typically the 15th) on which the Trust allocates collections from the preceding calendar month to investors and the Trustee deposits them into appropriate accounts.

SUBORDINATION OF CLASS B
  CERTIFICATES (CLASS A
  CREDIT ENHANCEMENT)......  The Class B Certificates are subordinated to the
                             Class A Certificates up to a specified dollar amount, known as the "Available Subordinated Amount." This means that the Trust may reallocate collections and other assets that it initially allocated to the Class B Certificates to instead make payments, deposits and reimbursements for the Class A Certificates. The Available Subordinated Amount decreases to the extent that the Trust reallocates subordinated amounts such as Class B collections and the Class B Investor Interest in the Trust to the Class A Certificates. As long as the Available Subordinated Amount is greater than zero the Trust will generally make payments, deposits and reimbursements for the Class B Certificates only after it has satisfied the requirements of the Class A Certificates.

                             The initial Available Subordinated Amount is
                             $65,789,500. If the Trust uses part of the Available Subordinated Amount in any month, it may increase the Available Subordinated Amount up to its initial level, to the extent that this Series has excess finance charge collections and other income in any subsequent month. Greenwood may also cause the Available Subordinated Amount to increase if it elects to change the way in which the Trust allocates finance charge collections during an Amortization Period. The Available Subordinated Amount will increase if Standard & Poor's withdraws or significantly downgrades Greenwood's long-term debt or deposit rating. You should review the information under "The Certificates -- Subordination of Class B Certificates" for more information about this amount. If the Available Subordinated Amount declines to zero, the Class A Certificates will lack credit enhancement and will have to rely solely on their own allocations of collections.

CASH COLLATERAL ACCOUNT
  (CLASS B CREDIT
  ENHANCEMENT).............  Greenwood will arrange to have a cash collateral account funded with $39,473,700. The Trustee may withdraw funds from this account

                             - to pay interest or servicing fees for the Class B
                               Certificates, and

                             - to reimburse the Class B investors for amounts
                               that would otherwise reduce the Class B Investor Interest.

                             The Trustee may not withdraw funds from this account to pay any amounts on the Class A Certificates, but the Class A investors benefit indirectly from this account because the Trustee can withdraw funds to protect the Class B Investor Interest, and the Class A investors can then use the Class B Investor Interest in subsequent months as part of the Available Subordinated Amount.

                             The maximum amount that will be on deposit in this account on any Distribution Date will initially be $39,473,700, but it may increase under certain circumstances. It will generally decrease during the Accumulation Period as the Series Investor Interest declines. If an Amortization Event occurs, the maximum amount of the account will be the maximum amount immediately before the Amortization Event occurred. If the Trustee withdraws funds from the account, then until those funds have been replaced, the maximum amount of the account will be the maximum amount at the time of the withdrawal. You should review the "Maximum Class B Credit Enhancement Amount" table on page S-29 of this prospectus supplement for more information about this amount.

FORMATION OF THE TRUST;
TRUST ASSETS...............  Greenwood and the Trustee formed the Trust in
                             October 1993. Greenwood has transferred to the Trust the credit card receivables generated under certain designated Discover(R)Card accounts. Those receivables included principal receivables--amounts owed by cardmembers representing the principal balances of cash advances, purchases that cardmembers have made with their Discover Cards and balances transferred by cardmembers to their Discover Card accounts from other credit card accounts. They also included finance charge receivables--amounts owed by cardmembers representing finance charges accrued on unpaid principal balances, late fees and other service charges. With respect to accounts designated as "Accounts," as cardmembers make additional charges and incur additional finance charges and other fees, Greenwood also transfers these additional receivables to the Trust on an ongoing basis. Furthermore, Greenwood may designate additional accounts as Trust accounts, and transfer receivables in those accounts to the Trust. Even though Greenwood transfers receivables to the Trust, Greenwood continues to own and service the related accounts.

                             The Trust's assets include, or may include, the following:

                             - credit card receivables;

                             - cash payments by cardmembers;

                             - cash recoveries on receivables in the Trust that
                               have been charged off as uncollectible and proceeds from the Trust's sales of those receivables;

                             - interests in other credit card receivables pools;

                             - credit support or enhancement for each series;

                             - additional funds that Greenwood may elect to add
                               to the Trust;

                             - currency swaps for series denominated in foreign
                               currencies; and

                             - interest rate protection agreements.

                             The Trust has issued many series of certificates, and Greenwood expects that the Trust will issue additional series. The Pooling and Servicing Agreement that created the Trust and applies to all series permits the Trust to issue additional series without the consent of certificateholders of any outstanding series. Greenwood and the Trust will not request your consent to issue new series.

                             The Class A Certificates and the Class B
                             Certificates represent an interest in the aggregate pool of receivables in the Trust, not an interest in any specific receivable or subset of the receivables. That interest reflects your right to receive a portion of the collections paid on the receivables, your share of receivables that Greenwood has charged off as uncollectible, and your right to the benefit of the credit enhancement for this Series. Greenwood and the investors in other series currently outstanding own the remaining interest in the Trust.

                             - Greenwood's interest varies based on the size of
                               the interests of the Trust's investors and the total amount of the Trust's receivables.

                             - If in any month the principal collections and
                               charge-offs exceed the amount of new principal receivables created, Greenwood's interest in the Trust declines.

                             - If in any month the principal collections and
                               charge-offs are less than the amount of new principal receivables created, Greenwood's interest in the Trust increases.

CURRENTLY OUTSTANDING
SERIES.....................  Each series belongs to a group of series for purposes of reallocating collections among series. The Trust currently has outstanding twenty-six series of certificates in Group One and one series of certificates in Group Two. Annex B to this prospectus supplement summarizes the terms of these series.

NO SUBORDINATION OF
SERIES.....................  The collections for this Series will not be available to other series in any month until the Trust has made all payments, deposits and reimbursements for this Series.

THE RECEIVABLES............  The receivables in the Trust as of March 1, 1999 totaled $27,161,562,570.75.

RATINGS....................  The Trust will only issue the Certificates if
                             Standard & Poor's has rated the Class A
                             Certificates "AAA" and the Class B Certificates at least "A" and Moody's Investors Service, Inc. has rated the Class A Certificates "Aaa" and has rated the Class B Certificates at least "A2." These ratings reflect the rating agencies' views as to how likely it is that the Trust will pay interest on a timely basis and will ultimately repay principal.

ERISA CONSIDERATIONS.......  Greenwood expects that the Class A Certificates will meet the requirements necessary to be considered "publicly offered securities" and therefore believes that employee benefit plans subject to ERISA may acquire Class A Certificates. However, advisers to these plans should consult their own counsel. The Class B Certificates will not meet the requirements necessary to be considered "publicly offered securities" and therefore employee benefit plans subject to ERISA may not acquire Class B Certificates.

LISTING....................  To facilitate trading in non-U.S. markets,
                             Greenwood expects to list the Certificates on the Luxembourg Stock Exchange, in accordance with the rules of the Luxembourg Stock Exchange.

CLEARANCE AND SETTLEMENT...  You may elect to hold the Certificates only through the following clearing organizations:

                             - The Depository Trust Company ("DTC") in the
                               United States;

                             - Cedelbank (in Europe); and

                             - Euroclear (in Europe).

                             These organizations permit transfers of securities or interests in securities by computer entries instead of paper transfers. Certificates will not be available in paper form. You may transfer your interests within DTC, Cedelbank or Euroclear in accordance with the usual rules and operating procedures of the relevant system. Persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedelbank or Euroclear, on the other hand, may effect cross-market transfers through the relevant depositaries of Cedelbank and Euroclear. See "Annex I" to the prospectus.

                           THE DISCOVER CARD BUSINESS

GENERAL

     Greenwood has conveyed "Receivables" to the Trust pursuant to the Pooling and Servicing Agreement. These Receivables were generated from transactions made by holders of the Discover(R) Card, a general purpose credit and financial services card. The Receivables conveyed to the Trust before the date of this prospectus supplement include only receivables arising under accounts in the Discover Card portfolio, although at a later date Greenwood may add other receivables to the Trust that do not arise under accounts in the Discover Card portfolio. See "The Trust -- Addition of Accounts" in the prospectus. In this prospectus supplement, we present information about both (1) the Discover Card portfolio generally (in which case we refer to "receivables" and the "accounts" in which they arise), and (2) the pool of Receivables that Greenwood has conveyed to the Trust (in which case we refer to "Receivables" and the "Accounts" in which they arise). When we refer to the Discover Card in this section entitled "The Discover Card Business," we are referring to the "classic" Discover Card and the Discover Platinum Card, both of which are issued by Greenwood. In addition, except where we specifically refer to classic Discover Card accounts or Discover Platinum Card accounts, references to "Discover Card accounts" include both of these types of accounts. With the exception of the small number of Discover Card Corporate Cards issued by an affiliate of Greenwood, Greenwood is the sole issuer of credit cards bearing the DISCOVER service mark. Greenwood has also issued, and may from time to time introduce, additional general purpose credit cards.

     Greenwood first issued the classic Discover Card in regional pilot markets in September 1985, and began distributing the Discover Card nationally in March 1986. In early January 1999, Greenwood began issuing the "Discover Platinum Card," a Discover Card with additional features and benefits. The Discover Card gives cardmembers access to a revolving line of credit. Each cardmember can use his or her Discover Card to purchase merchandise and services from participating service establishments. Holders of the Discover Card can also obtain cash advances at automated teller machines and at certain other locations throughout the United States. Cardmembers can also obtain cash advances by writing checks against their accounts. The number of service establishments that accept the Discover Card has continued to increase. There are currently over three million merchants and cash advance locations that accept the Discover Card. As of February 28, 1999, there were 33.4 million Discover Card accounts with 41.7 million cardmembers. Cardmembers can only use their Discover Cards for personal, family or household purposes because of banking statutes that apply to Greenwood. See "The Seller -- Greenwood" in the prospectus.

     Cardmembers are generally subject to account terms and conditions that are uniform from state to state. See "The Accounts -- Billing and Payments." In all cases, the "Cardmember Agreement" governing the terms and conditions of the account permits Greenwood to change the credit terms, including the rate of the periodic finance charge and the fees imposed on accounts, upon 15 days' prior notice to cardmembers. Greenwood assigns each Discover Card account a credit limit when it opens the account. After the account is opened, Greenwood may increase or decrease the credit limit on the account, at Greenwood's discretion, at any time. The credit limits on classic Discover Card accounts generally range from $1,000 to $10,000, although on a case-by-case basis Greenwood will consider authorizing higher or lower limits. The credit limits on Discover Platinum Card accounts are a minimum of $5,000 and can range up to $100,000. Currently, Greenwood will not grant cash advances that exceed, in the aggregate, an amount equal to 50% of the cardmember's credit limit.

     Greenwood offers various features and services with the Discover Card accounts. One feature is the Cashback Bonus(R), in which Greenwood annually pays cardmembers a percentage of their purchase amounts, ranging up to one percent, based on their annual purchases. Greenwood remits this amount to cardmembers in the form of a check or a credit to the cardmember's account, or by giving the cardmember an option to exchange the Cashback Bonus amount for merchandise. No such amounts will be paid from the property of the Trust. Greenwood offers cardmembers holding the Discover Platinum Card additional features and services. These include the ability of cardmembers to double their Cashback Bonus if the bonus is redeemed for merchandise or services with selected merchants, and to obtain car rental insurance coverage and higher travel accident insurance coverage. We also describe certain other features of the Discover Platinum Card elsewhere in "The Discover Card Business" section and in "The Accounts" section below.

     Greenwood now applies a fixed rate of periodic finance charges to balances in classic Discover Card accounts arising from purchases of merchandise and services. (Previously, Greenwood applied variable rates of finance charges to account balances, which rates were based on the prevailing prime rate plus a margin.) Based on the variable rate that applied to the account at the end of the account's billing cycle in March 1999, Greenwood assigned a corresponding fixed rate to the account. Greenwood continues to apply a variable rate of periodic finance charges on cash advances charged to classic Discover Card accounts, with a minimum rate of 20.99%. See "The Accounts -- Billing and Payments." Greenwood also offers cardmembers money market deposit accounts, called Discover Saver's Accounts, and time deposits, called Discover Card CDs. These deposit products offer competitive rates of interest and are insured by the FDIC. To differentiate the Discover Card in the marketplace, and to increase accounts, balances and cardmember loyalty, Greenwood from time to time tests and implements new offers, promotions and features of the Discover Card. The recently introduced Discover Platinum Card is an example of this.

     Greenwood, either through processing arrangements with its affiliate, Discover Financial Services, Inc. (formerly, NOVUS Services, Inc.) ("DFS"), or through processing agreements with credit card processing facilities of unaffiliated third parties, performs all the functions required to service and operate the Discover Card accounts. These functions include soliciting new accounts, processing applications, issuing new accounts, authorizing and processing transactions, billing cardmembers, processing payments, providing cardmember service and collecting delinquent accounts. Greenwood and DFS maintain multiple operations centers across the country for servicing cardmembers. DFS also maintains an additional operations center to process accounts that Greenwood has charged off as uncollectible.

     DFS has established arrangements with service establishments to accept the Discover Card for cash advances and as the means of payment for merchandise and services. Greenwood contracts with DFS to have cards issued by Greenwood (including the Discover Card) accepted at those establishments. Greenwood's ability to generate new receivables requires locations where cardmembers can use their Discover Cards. DFS employs a national sales and service force to maintain and increase the size of its service establishment base. DFS also maintains additional operations centers that are devoted primarily to providing customer service to service establishments. The service establishments that accept the Discover Card encompass a wide variety of businesses, including local and national retail establishments and specialty stores of all types, quick service food establishments, governments, restaurants, medical providers and warehouse clubs, and many leading airlines, car rental companies, hotels, petroleum companies and mail order companies, as well as Internet merchandise and service providers.

CREDIT-GRANTING PROCEDURES

     Greenwood solicits accounts for the Discover Card portfolio by various techniques, including (a) by "preselected" direct mail or telemarketing, (b) by "take-one" applications distributed in many service establishments that accept the Discover Card and (c) with various other programs targeting specific segments of the population.

     Greenwood also uses general broadcast and print media advertising to support these solicitations. All accounts undergo credit review to establish that the cardmembers meet standards of stability and ability and willingness to pay. Greenwood implements the same credit review process for applications to open both classic Discover Card accounts and Discover Platinum Card accounts. Potential applicants who are sent preselected solicitations have met certain credit criteria relating to their previous payment patterns and longevity of account relationships with other credit grantors. Since September 1987, Greenwood has prescreened all lists through credit bureaus before mailing. Prescreening is a process by which an independent credit reporting agency evaluates the list of names supplied by Greenwood against credit-worthiness criteria supplied by Greenwood that are intended to provide a general indication, based on available information, of the stability and the willingness and ability of these persons to repay their obligations. The credit bureaus return to Greenwood only the names of those persons meeting these criteria. Greenwood also subsequently screens the applicants who respond to these preselected solicitations when it receives their completed applications, to ensure that these individuals continue to meet selection and credit criteria. Greenwood evaluates applications that are not preselected by using a credit-scoring system (a statistical evaluation model that assigns point values to credit information regarding applicants). The credit-scoring system used by Greenwood is based on information reported by cardmembers on their applications and by the credit bureaus. Greenwood uses information from both of these sources to establish credit-worthiness. Certain applications not approved under the credit-scoring system are reviewed by credit analysts. If a credit analyst recommends that any of these applications be approved, senior bank review analysts in Greenwood's main office in New Castle, Delaware, review and may approve them.

     As the owner of the Discover Card accounts, Greenwood has the right to change its credit-scoring criteria and credit-worthiness criteria. Greenwood regularly reviews and modifies its application procedures and its credit-scoring system to reflect Greenwood's actual credit experience with Discover Card account applicants and cardmembers as that historical information becomes available. Greenwood believes that refinements of these procedures and system since the inception of the Discover Card program have helped its analysis and management of credit losses. However, Greenwood cannot assure you that these refinements will prevent increases in credit losses in the future. Relaxation of credit standards typically results in increases in charged-off amounts, which, under certain circumstances, may result in a decrease in the levels of the receivables in the Discover Card portfolio and the Receivables in the Trust. If there is a decrease in the level of Receivables in the Trust, and if Greenwood does not add additional accounts (or interests in other pools of credit card receivables) to the Trust, an Amortization Event could result, causing the Trust to begin to repay the principal of this Series sooner than expected. An increase in the amount of Receivables charged off as uncollectible, without an offsetting increase in Finance Charge Receivables, could also cause an Amortization Event and cause the Trust to begin to repay the principal of this Series sooner than expected.

COLLECTION EFFORTS AND CHARGED-OFF ACCOUNTS

     Efforts to collect past-due Discover Card accounts receivable are made primarily by collections personnel of DFS or Greenwood. Under current practice, Greenwood includes a request for payment of past-due amounts on the monthly billing statements of all accounts with these amounts. Cardmembers owing past-due amounts also receive a written notice of late fee charges on their monthly statements, and then receive an additional request for payment after any monthly statement that includes a past-due amount. Collection personnel generally initiate telephone contact with cardmembers within 30 days after any portion of their balance becomes past due. If initial telephone contacts fail to elicit a payment, Greenwood continues to contact the cardmember by telephone and by mail. Greenwood also may enter into arrangements with cardmembers to waive finance charges, late fees and principal due, or extend or otherwise change payment schedules. Greenwood's current policy is to recognize losses and to charge off an account at the end of the sixth full calendar month after a payment amount is first due, if payment of any portion of that amount has not been received by that time (except in certain cases, such as bankruptcy, where an uncollectible balance may be charged off earlier). In general, after Greenwood has charged off an account, collections personnel of DFS or Greenwood attempt to collect all or a portion of the charged-off account for a period of approximately four months. If those attempts do not succeed, Greenwood generally places the charged-off account with one or more collection agencies for a period of approximately a year or, alternatively, Greenwood may commence legal action against the cardmember, including legal action to attach the cardmember's property or bank accounts or to garnish the cardmember's wages. Greenwood and the Trust may also sell their respective interests in charged-off accounts and the related receivables to third parties, either before or after collection efforts have been attempted. In addition, at times a limited number of charged-off accounts may, subject to Rating Agency consent, be removed from the Trust. Proceeds from sales of any of these removed accounts and the related receivables will not be included in the assets of the Trust.

     Under the terms of the Pooling and Servicing Agreement, the Trust's assets include any recoveries received on charged-off Accounts (including the proceeds of the Trust's sales of any charged-off receivables). These recoveries are treated as Finance Charge Collections. The level of charged-off Accounts in the Trust, and accordingly, the level of recoveries on charged-off Accounts in the Trust, were initially lower than the levels of charged-off Accounts and recoveries for the Discover Card portfolio as a whole, because Greenwood did not select charged-off accounts to include in the Trust when it was formed or for account additions. The levels of charged-off Accounts and recoveries, each as a percentage of the Receivables in the Trust, have increased over time to approximate more closely the levels of charged-off Accounts and recoveries in the Discover Card portfolio as a whole. However, Greenwood cannot assure you that these levels for the Trust will consistently approximate these levels for the Discover Card portfolio as a whole in the future. Similarly, any addition of accounts to the Trust will temporarily reduce both the levels of charged-off Accounts and recoveries, each as a percentage of the Receivables in the Trust, because no added accounts will be charged-off accounts at the time they are added to the Trust.

     Greenwood may change its credit granting, servicing and charge-off policies and collection practices over time in accordance with Greenwood's business judgment and applicable law. See "Description of the Investor
Certificates -- Adjustments to Receivables" in the prospectus and "The
Accounts -- Composition of the Accounts" and "The Accounts -- Summary Current Delinquency Information" and "Composition and Historical Performance of the Discover Card Portfolio -- Composition of the Discover Card Portfolio" in this prospectus supplement.

                                  THE ACCOUNTS

GENERAL

     Greenwood selected the Accounts in a random manner intended to produce a representative sample of all Discover Card accounts not previously segregated from the Discover Card portfolio (except that a limited number of accounts that were opened pursuant to credit scoring criteria materially different from the credit scoring criteria generally used for Discover Card accounts were not included in the selection process). See "The Accounts -- Effects of the Selection Process."

     The Receivables in the Accounts as of March 1, 1999 totaled $27,161,562,570.75. The Accounts had an average balance of $916 and an average credit limit of $5,285 as of March 1, 1999. For additional information on the composition of the Accounts, see "-- Composition of the Accounts." Greenwood has no reason to believe that the amount of Receivables in the Accounts, the average balance or the average credit limit as of April 1, 1999, which may be different because of Account activity after March 1, 1999, will be materially different from these amounts.

BILLING AND PAYMENTS

     Discover Card accounts generally have the same billing and payment structure. Greenwood sends a monthly billing statement to each cardmember who has an outstanding debit or credit balance of one dollar or more. Discover Card accounts are grouped into multiple billing cycles for operational purposes. Each billing cycle has a separate billing date, on which Greenwood processes and bills to cardmembers all activity that occurred in the related accounts during the period of approximately 28 to 34 days that ends on that date. The Accounts include accounts in all billing cycles.

     Each cardmember with an outstanding debit balance in his or her Discover Card account must generally make a minimum payment equal to the greater of $10 or 1/48th of the new balance on the account at the end of the billing cycle for the account, rounded to the next higher whole dollar amount. If the cardmember's new balance is less than $10, the minimum payment will be the new balance. If a cardmember exceeds his or her credit limit, Greenwood may require the cardmember to immediately pay the amount that is above the credit limit. From time to time, Greenwood has offered and may continue to offer cardmembers with accounts in good standing the opportunity to skip the minimum monthly payment, while continuing to accrue periodic finance charges, without being considered to be past due. A cardmember may pay the total amount due at any time. Greenwood also may enter into arrangements with delinquent cardmembers to extend or otherwise change payment schedules, and to waive finance charges, late fees and/or principal due. Although Greenwood does not expect these practices to have a material adverse effect on investors, collections may be reduced during any period in which Greenwood offers cardmembers the opportunity to skip the minimum monthly payment or to extend or change payment schedules.

     Greenwood generally imposes periodic finance charges on the balances in classic Discover Card accounts at fixed annual percentage rates. Periodic finance charges on purchases, cash advances and balance transfers are calculated on a daily basis, subject to a grace period that essentially provides that periodic finance charges are not imposed if the cardmember pays his or her entire balance each month. Previously, Greenwood generally applied variable rates of finance charges to account balances in classic Discover Card accounts, which rates were based on the prevailing prime rate plus a margin. Depending on the variable rate that applied to an account at the end of its billing cycle in March 1999, Greenwood generally assigned a corresponding fixed rate to the account. These new fixed rates apply to the entire outstanding balance of a cardmember's account. However, Greenwood continues to impose a variable rate of interest on cash advances charged to classic Discover Card accounts, with a minimum rate of 20.99%. In addition, in connection with balance transfers and for other promotional purposes, certain account balances may accrue periodic finance charges at lower fixed rates for varying periods of time.

     Balances in Discover Platinum Card accounts accrue interest at competitive fixed rates, except for balances transferred to these accounts, which will accrue interest at promotional rates for short periods of time. The periodic finance charge imposed on cash advances made using a Discover Platinum Card is currently 19.99%.

     In addition to periodic finance charges, Greenwood may impose other charges and fees on Discover Card accounts. Greenwood currently charges a cash advance transaction fee equal to 2.5% of each new cash advance, with a minimum fee of $3.00 per transaction. Greenwood also currently charges a $29 late fee each time a cardmember has not made a payment by the required due date, a $29 fee for balances exceeding a cardmember's credit limit as of the close of the cardmember's monthly billing cycle, a $29 fee for any payment check returned unpaid and a $29 fee for Discover Card cash advance, balance transfer or other promotional checks that are returned by Greenwood due to insufficient credit availability. See "Risk Factors -- Consumer Protection Laws and Regulations," "-- Payments and Maturity" and "-- Ability of the Seller to Change Terms of the Accounts" in the prospectus.

     The yield on the Accounts in the Trust -- which consists of the finance charges and fees -- depends on various factors, including changes in interest rates, cardmember account usage and payment performance, none of which can be predicted, as well as the extent to which balance transfer offers and special promotion offers are made and accepted, and the extent to which Greenwood changes the terms of the Cardmember Agreement. Reductions in the yield could, if large enough, cause the commencement of the Amortization Period or result in insufficient collections to pay interest and principal to investors. Greenwood cannot assure you about any of these effects. See "Risk Factors -- Basis Risk" in the prospectus.

EFFECTS OF THE SELECTION PROCESS

     Greenwood selected the Accounts from accounts serviced at all Greenwood and DFS operations centers and from accounts of residents of the 50 states, the District of Columbia and the United States' territories and possessions (except that a limited number of accounts that were opened pursuant to credit scoring criteria materially different from the credit scoring criteria generally used for Discover Card accounts were not included in the selection process.) Greenwood cannot assure you that the use and payment performance of cardmembers on the Accounts will be representative of Discover cardmembers as a whole in all material respects.

COMPOSITION OF THE ACCOUNTS

     We have set forth information below about the Accounts that are part of the Trust. We provide additional information about accounts in the Discover Card portfolio as a whole under "Composition and Historical Performance of the Discover Card Portfolio."

     Geographic Distribution. As of March 1, 1999, the following five states had the largest Receivables balances:

                                                              PERCENTAGE OF TOTAL RECEIVABLES
STATE                                                             BALANCE IN THE ACCOUNTS
-----                                                         -------------------------------
California..................................................               11.4%
Texas.......................................................                9.3%
New York....................................................                6.8%
Florida.....................................................                5.9%
Illinois....................................................                5.0%

     Credit Limit Information. As of March 1, 1999, the Accounts had the following credit limits:

                                                                            PERCENTAGE
                                                              RECEIVABLES    OF TOTAL
                                                              OUTSTANDING   RECEIVABLES
CREDIT LIMIT                                                    (000'S)     OUTSTANDING
------------                                                  -----------   -----------
Less than or equal to $1,000.00.............................  $   591,578       2.2%
$1,000.01 to $2,000.00......................................  $ 2,434,813       9.0%
$2,000.01 to $3,000.00......................................  $ 2,785,728      10.2%
Over $3,000.00..............................................  $21,349,444      78.6%
                                                              -----------     ------
          Total.............................................  $27,161,563     100.0%
                                                              ===========     ======

     Seasoning. As of March 1, 1999, 89.1% of the Accounts were at least 24 months old. The ages of Accounts as of March 1, 1999 were distributed as follows:

                                                              PERCENTAGE    PERCENTAGE
AGE OF ACCOUNTS                                               OF ACCOUNTS   OF BALANCES
---------------                                               -----------   -----------
Less than 12 Months.........................................      3.4%          1.6%
12 to 23 Months.............................................      7.5%          6.1%
24 to 35 Months.............................................      8.9%          9.5%
36 Months and Greater.......................................     80.2%         82.8%
                                                                ------        ------
                                                                100.0%        100.0%
                                                                ======        ======

     WE DISCUSS THE POTENTIAL EFFECTS OF THIS SEASONING ON THE PERFORMANCE OF THE ACCOUNTS IN "RISK FACTORS -- EFFECTS OF THE SELECTION PROCESS, SEASONING AND PERFORMANCE CHARACTERISTICS" IN THE PROSPECTUS.

     Summary Current Delinquency Information. As of March 1, 1999, the Accounts had the following delinquency statuses:

                                                               AGGREGATE
                                                               BALANCES     PERCENTAGE
PAYMENT STATUS                                                  (000'S)     OF BALANCES
--------------                                                -----------   -----------
Current.....................................................  $23,217,262      85.4%
1 to 29 Days................................................  $ 1,946,239       7.2%
30 to 59 Days...............................................  $   747,212       2.8%
60 to 89 Days...............................................  $   449,069       1.7%
90 to 119 Days..............................................  $   360,891       1.3%
120 to 149 Days.............................................  $   219,765       0.8%
150 to 179 Days.............................................  $   221,125       0.8%
                                                              -----------     ------
                                                              $27,161,563     100.0%
                                                              ===========     ======

                     COMPOSITION AND HISTORICAL PERFORMANCE
                         OF THE DISCOVER CARD PORTFOLIO

GENERAL

     Except to the extent we specifically identify information as relating to the Accounts in the Trust, all of the information describing the composition and historical performance of Discover Card accounts in this prospectus supplement reflects the composition and historical performance of the Discover Card portfolio as a whole, and not only that of the Accounts in the Trust. Greenwood opened a limited number of Discover Card accounts using credit scoring criteria materially different from the credit scoring criteria generally used for Discover Card accounts. These accounts have been segregated from the rest of the Discover Card portfolio and are not reflected in the information contained in this prospectus supplement. None of these accounts is included in the Trust. Greenwood has no statistical or other basis for determining the effects, if any, of the selection process, although Greenwood believes that the Accounts in the Trust are representative of the Discover Card portfolio in all material respects. Greenwood cannot assure you, however, that the Accounts have performed or will perform similarly to the Discover Card portfolio. Greenwood also cannot assure you that the historical performance of the Discover Card portfolio will be representative of its performance in the future. See "The Accounts -- Billing and Payments" in this prospectus supplement and "Risk Factors -- Basis Risk" and "Risk Factors -- Effects of the Selection Process, Seasoning and Performance Characteristics" in the prospectus. WE ALSO DISCUSS THE ECONOMIC FACTORS THAT AFFECT THE PERFORMANCE OF THE DISCOVER CARD PORTFOLIO IN "RISK FACTORS -- SOCIAL, LEGAL AND ECONOMIC FACTORS" IN THE PROSPECTUS.

COMPOSITION OF THE DISCOVER CARD PORTFOLIO

     Geographic Distribution. The Discover Card portfolio is not highly concentrated geographically. As of February 28, 1999, the following five states had the largest receivables balances:

                                                         PERCENTAGE OF TOTAL RECEIVABLES
                                                        BALANCE OF DISCOVER CARD PORTFOLIO
STATE                                                        AS OF FEBRUARY 28, 1999
-----                                                   ----------------------------------
California............................................                 11.3%
Texas.................................................                  9.3%
New York..............................................                  6.8%
Florida...............................................                  5.9%
Illinois..............................................                  5.0%

No other state accounted for more than 5% of the total receivables balance of the Discover Card portfolio as of February 28, 1999.

     Credit Limit Information. As of February 28, 1999, the accounts in the Discover Card portfolio had the following credit limits:

                                                                         PERCENTAGE
                                                           RECEIVABLES    OF TOTAL
                                                           OUTSTANDING   RECEIVABLES
CREDIT LIMIT                                                 (000'S)     OUTSTANDING
------------                                               -----------   -----------
Less than or equal to $1,000.00..........................  $   643,732       2.1%
$1,000.01 to $2,000.00...................................  $ 2,593,000       8.6%
$2,000.01 to $3,000.00...................................  $ 2,950,923       9.8%
Over $3,000.00...........................................  $23,935,484      79.5%
                                                           -----------     ------
          Total..........................................  $30,123,139     100.0%
                                                           ===========     ======

     Seasoning. As of February 28, 1999, 88.0% of the accounts in the Discover Card portfolio were at least 24 months old. The ages of accounts in the Discover Card portfolio as of February 28, 1999 were distributed as follows:

                                                              PERCENTAGE    PERCENTAGE
                      AGE OF ACCOUNTS                         OF ACCOUNTS   OF BALANCES
                      ---------------                         -----------   -----------
Less than 12 Months.........................................      5.2%          2.5%
12 to 23 Months.............................................      6.8%          5.6%
24 to 35 Months.............................................      7.9%          8.6%
36 Months and Greater.......................................     80.1%         83.3%
                                                                ------        ------
                                                                100.0%        100.0%
                                                                ======        ======

     Summary Yield Information. The annualized aggregate monthly yield for the Discover Card portfolio is summarized as follows:

                                        THREE MONTHS        TWELVE MONTHS       ELEVEN MONTHS       TWELVE MONTHS
                                            ENDED               ENDED               ENDED               ENDED
                                      FEBRUARY 28, 1999   NOVEMBER 30, 1998   NOVEMBER 30, 1997   DECEMBER 31, 1996
                                      -----------------   -----------------   -----------------   -----------------
Aggregate Monthly Yields(1)
  Excluding Recoveries(2)...........        17.61%              18.02%              18.19%              17.72%
  Including Recoveries(3)...........        18.38%              18.76%              18.90%              18.20%

---------------

(1) Greenwood calculates the "Monthly Yield" by dividing the monthly finance charges billed by beginning monthly balance. Monthly finance charges include periodic finance charges, cash advance item charges, late fees, and as of March 1, 1996, overlimit fees. "Aggregate Monthly Yield" is the average of Monthly Yields annualized for each period shown.

(2) Aggregate Monthly Yield excluding any recoveries received with respect to charged-off accounts.

(3) Aggregate Monthly Yield including recoveries received with respect to charged-off accounts. Recoveries received with respect to Receivables in the Trust that have been charged off as uncollectible (including the proceeds of the Trust's sales of these Receivables, but excluding proceeds of Greenwood's sales of charged-off receivables that Greenwood has removed from the Trust) are included in the Trust and are treated as Finance Charge Collections. The level of recoveries on accounts that Greenwood adds to the Trust from time to time will initially be lower than the level of recoveries for the Discover Card portfolio because Greenwood will not include charged-off accounts in the accounts it selects to include in the Trust. Greenwood believes that, over time, the level of recoveries on these added Accounts, as a percentage of the Receivables in the Trust, will increase to approximate more closely the level of recoveries on accounts in the Discover Card portfolio as a whole. However, Greenwood cannot predict the extent of this increase and cannot assure you that the level of recoveries for the Trust will consistently approximate the level of recoveries for the Discover Card portfolio as a whole in the future.

     Summary Current Delinquency Information. As of February 28, 1999, the accounts in the Discover Card portfolio had the following delinquency statuses:

                                                               AGGREGATE
                                                               BALANCES     PERCENTAGE
PAYMENT STATUS                                                  (000'S)     OF BALANCES
--------------                                                -----------   -----------
Current.....................................................  $25,835,408      85.7%
1 to 29 Days................................................  $ 2,126,594       7.1%
30 to 59 Days...............................................  $   811,180       2.7%
60 to 89 Days...............................................  $   486,161       1.6%
90 to 119 Days..............................................  $   389,828       1.3%
120 to 149 Days.............................................  $   236,048       0.8%
150 to 179 Days.............................................  $   237,920       0.8%
                                                              -----------     ------
                                                              $30,123,139     100.0%
                                                              ===========     ======

     Summary Historical Delinquency Information. The accounts in the Discover Card portfolio had the following historical delinquency rates:

                          AVERAGE OF THREE MONTHS      AVERAGE OF TWELVE MONTHS     AVERAGE OF ELEVEN MONTHS
                          ENDED FEBRUARY 28, 1999      ENDED NOVEMBER 30, 1998      ENDED NOVEMBER 30, 1997
                         --------------------------   --------------------------   --------------------------
                         DELINQUENT                   DELINQUENT                   DELINQUENT
                           AMOUNT                       AMOUNT                       AMOUNT
                          (000'S)     PERCENTAGE(1)    (000'S)     PERCENTAGE(1)    (000'S)     PERCENTAGE(1)
                         ----------   -------------   ----------   -------------   ----------   -------------
30-59 Days.............  $  848,890       2.8%        $  759,521       2.6%        $  743,464       2.6%
60-89 Days.............  $  479,121       1.6%        $  456,059       1.5%        $  432,410       1.5%
90-179 Days............  $  859,881       2.8%        $  853,961       2.9%        $  803,204       2.8%
                         ----------       ----        ----------       ----        ----------       ----
    Total..............  $2,187,892       7.2%        $2,069,541       7.0%        $1,979,078       6.9%
                         ==========       ====        ==========       ====        ==========       ====

                          AVERAGE OF TWELVE MONTHS
                          ENDED DECEMBER 31, 1996
                         --------------------------
                         DELINQUENT
                           AMOUNT
                          (000'S)     PERCENTAGE(1)
                         ----------   -------------
30-59 Days.............  $  680,645       2.7%
60-89 Days.............  $  361,992       1.4%
90-179 Days............  $  593,661       2.3%
                         ----------       ----
    Total..............  $1,636,298       6.4%
                         ==========       ====

---------------

(1) Greenwood calculates the percentages by dividing the Delinquent Amount by the Average Receivables Outstanding for each period. The "Delinquent Amount" is the average of the monthly ending balances of delinquent accounts during the periods indicated. The "Average Receivables Outstanding" is the average of the monthly average amount of receivables outstanding during the periods indicated.

     WE DISCUSS THE ECONOMIC FACTORS THAT AFFECT THE PERFORMANCE OF THE DISCOVER CARD PORTFOLIO, INCLUDING DELINQUENCIES, IN "RISK FACTORS -- SOCIAL, LEGAL AND ECONOMIC FACTORS" IN THE PROSPECTUS.

     Summary Charge-Off Information. The accounts in the Discover Card portfolio have had the following historical charge-offs:

                                     THREE MONTHS ENDED   TWELVE MONTHS ENDED   ELEVEN MONTHS ENDED   TWELVE MONTHS ENDED
                                     FEBRUARY 28, 1999     NOVEMBER 30, 1998     NOVEMBER 30, 1997     DECEMBER 31, 1996
                                     ------------------   -------------------   -------------------   -------------------
                                                                    (DOLLARS IN THOUSANDS)
Average Receivables
  Outstanding(1)...................     $30,773,814           $29,749,158           $28,403,076           $25,542,718
Gross Charge-offs..................     $   546,272           $ 2,215,002           $ 1,891,601           $ 1,458,450
Gross Charge-offs as an Annualized
  Percentage of Average Receivables
  Outstanding(2)...................            7.10%                 7.45%                 7.27%                 5.71%

---------------

(1) "Average Receivables Outstanding" is the average of the monthly average amount of receivables outstanding during the periods indicated.

(2) Recoveries with respect to receivables in the Trust that have been charged off as uncollectible (including the proceeds of the Trust's sales of these receivables, but excluding proceeds of Greenwood's sales of charged-off receivables that Greenwood has removed from the Trust) are property of the Trust and are treated as Finance Charge Collections.

     WE DISCUSS THE ECONOMIC FACTORS THAT AFFECT THE PERFORMANCE OF THE DISCOVER CARD PORTFOLIO, INCLUDING CHARGE-OFFS, IN "RISK FACTORS -- SOCIAL, LEGAL AND ECONOMIC FACTORS" IN THE PROSPECTUS.

     Summary Payment Rate Information(1). The accounts in the Discover Card portfolio have had the following historical monthly payment rates:

                                            THREE MONTHS        TWELVE MONTHS       ELEVEN MONTHS       TWELVE MONTHS
                                                ENDED               ENDED               ENDED               ENDED
                                          FEBRUARY 28, 1999   NOVEMBER 30, 1998   NOVEMBER 30, 1997   DECEMBER 31, 1996
                                          -----------------   -----------------   -----------------   -----------------
Average Monthly Payment Rate(2).........        16.20%              15.42%             14.51%              15.24%
Highest Monthly Payment Rate............        17.00%              17.01%             16.31%              18.08%
Lowest Monthly Payment Rate.............        15.19%              13.90%             12.41%              13.33%

---------------

(1) Greenwood calculates the "Monthly Payment Rate" by dividing monthly cardmember remittances by the cardmember receivable balance outstanding as of the beginning of the month.

(2) Greenwood calculates the "Average Monthly Payment Rate" for a period by dividing the sum of individual monthly payment rates for the period by the number of months in the period.

TIMING OF PRINCIPAL PAYMENTS.

     Minimum Monthly Payment Rates. Whether the Trust can repay your principal in full at the expected maturity of your Certificates will depend on the yield, the charge-off rate and the monthly payment rate for the Receivables in the Trust, and certain other factors. The Trust will need a minimum monthly payment rate of 9.26% to pay Class A principal in full on March 15, 2002 (or the next business day) and a minimum payment rate of 6.43% in March 2002 to pay Class B principal in full on April 15, 2002 (or the next business day), in each case assuming:

     - a yield of 18.38% per year (including recoveries);

     - a charge-off rate of 7.10% per year;

     - that the level of Principal Receivables in the Trust remains above the minimum levels required by the Pooling and Servicing Agreement;

     - that this Series is not receiving collections that were originally allocated to another series;

     - that no Amortization Event occurs; and

     - that the Master Servicer does not elect to defer the start of the Accumulation Period.

     The Accounts' actual yield, charge-off rate and monthly payment rate, and the amount of outstanding Principal Receivables in the Trust, will depend on a variety of factors, including, without limitation, seasonal variations, extensions and other modifications of payment terms, availability of other sources of credit, general economic conditions and consumer spending and borrowing patterns. Accordingly, Greenwood cannot assure you that the Trust will be able to pay Class A principal in full at maturity or that it will be able to pay Class B principal in full at maturity.

     Economic Early Amortization Events. The Series Supplement provides that an Amortization Event will occur on any Distribution Date on which:

     - the three-month rolling average Series Excess Spread is less than zero;
       and

     - the three-month rolling average Group Excess Spread is less than zero.

     "Series Excess Spread" means, generally, for any Distribution Date with respect to this Series:

     - the Class A and Class B Finance Charge Collections and other Class A and Class B income, minus

     - the sum of --

          - Class A and Class B monthly interest;

          - Class A and Class B monthly servicing fees;

          - Class A and Class B monthly charge-offs; and

          - the Credit Enhancement Fee,

in each case for the Distribution Date. "Group Excess Spread" for any Distribution Date is the sum of the Series Excess Spreads for each series in the Group. You should review the more precise definition of "Series Excess Spread" in the Glossary of Terms in this prospectus supplement.

     The three-month rolling average Group Excess Spread Percentage for Group One was 4.29% for the Distribution Date in March 1999 (without giving effect to the issuance of this Series). The "Group Excess Spread Percentage" equals:

     - the Group Excess Spread, multiplied by twelve, divided by

     - the sum of the Series Investor Interests for all series in Group One.

     If this Series had been issued and outstanding from December 1, 1998 through February 28, 1999, its three-month rolling average Series Excess Spread for the Distribution Date in March 1999 as a percentage of the Series Investor Interest would have been somewhat higher than the Group Excess Spread Percentage because the interest rates for this Series would have been somewhat lower than the average interest rates for all series in Group One.

     If an Amortization Event occurs because of declines in Group Excess Spread and in Series Excess Spread, or otherwise, the Trust will begin to repay principal on the following Distribution Date. (For a description of other Amortization Events, see "The Certificates -- Amortization Events.") Greenwood cannot predict how much principal the Trust will pay to you on any Distribution Date after an Amortization Event, or when you will receive your final principal payment. If deficiencies in Series Excess Spread cause the Available Subordinated Amount or the Available Class B Credit Enhancement Amount to be reduced to zero, you may not receive all of your interest, or you may lose a portion of your principal.

                                THE CERTIFICATES

     This summary is not a complete description of the terms of the Certificates. You should refer to the Pooling and Servicing Agreement and the Series Supplement for a more complete description.

INVESTED AMOUNTS

     Your Certificate will initially have an invested amount equal to its face principal amount. Your invested amount will decrease by:

     - the amount of principal the Trust pays you, and

     - the amount of any investor loss you suffer if the Trust cannot fully reimburse the charge-offs allocated to your Certificate.

     The "Class A Invested Amount" will initially be $500,000,000, and the "Class B Invested Amount" will initially be $26,316,000. These Class Invested Amounts will equal the face principal amounts of all Certificates in the Class. Like the invested amount of your Certificate, the Class Invested Amounts will decrease by the amount of principal the Trust pays to all investors in the Class, and by the Class's share of investor losses due to unreimbursed charge-offs. The "Series Invested Amount" equals the sum of the Class A Invested Amount and Class B Invested Amount.

INVESTOR INTERESTS

     Your investor interest is your interest in principal receivables in the Trust. During the Revolving Period, your investor interest will equal your invested amount. During the Accumulation Period and any Amortization Period, your investor interest will equal your invested amount minus funds on deposit in the Series Principal Funding Account to pay your principal. Accordingly,

     - the "Class A Investor Interest" equals the Class A Invested Amount minus funds on deposit in the Series Principal Funding Account to pay Class A principal;

     - the "Class B Investor Interest" equals the Class B Invested Amount minus funds on deposit in the Series Principal Funding Account to pay Class B principal, and

     - the "Series Investor Interest" equals the sum of the Class A Investor Interest and the Class B Investor Interest.

INTEREST PAYMENTS

     The Trust will pay you interest on the 15th day of each month (or the next business day), beginning in May 1999.

     Your interest payment for the May 1999 interest payment date will include accrued interest from and including April 6, 1999 to but excluding May 17, 1999. Interest for each other interest payment date will accrue from and including the previous interest payment date to but excluding the current interest payment date. The month-long period before each interest payment date is the "interest accrual period" for that interest payment date. If any interest payment date is not a business day, the Trust will pay interest to you on the following business day. The Trust will pay you interest on each interest payment date only to the extent that it has allocated funds for this payment in accordance with the Cash Flows. See "The Certificates -- Cash Flows" and "Annex A -- Cash Flows."

     The Trust will generally pay you interest on your invested amount at the interest rate for your Class for the related interest accrual period. The interest rate for your Class will be based on one-month LIBOR. The Trustee will determine the new interest rate for your Certificates two days before each interest accrual period begins. The new interest rate will apply as of the first day of each interest accrual period. The Glossary of Terms in this prospectus supplement sets out with greater specificity the procedure used by the Trustee to determine LIBOR. The Trust calculates the monthly interest deposit for each Class by multiplying:

     - the Class Invested Amount, by

     - the interest rate for the Class (i.e., LIBOR plus 0.11% for Class A and LIBOR plus 0.31% for Class B) for the related interest accrual period and dividing this amount by

     - 360 divided by the actual number of days in the related interest accrual period.

     In very limited circumstances, your interest payment may include amounts in addition to the amounts described above. You will only receive these additional amounts:

     - if the Trust could not make your full interest payment on the prior interest payment date, or

     - if you suffered an investor loss that caused the Trust to pay interest to you based on an invested amount that was reduced by the amount of that loss, and the Trust subsequently reimbursed that loss.

     These additional amounts, which the Trust will pay (to the extent they are available) in the same priority and from the same funds that it pays interest generally, may include penalties and other payments intended to compensate you for the previous interest payment shortfalls.

PRINCIPAL PAYMENTS

     The Trust will pay you principal in one payment on the Class A expected maturity date or the Class B expected maturity date, as applicable, subject to the conditions and exceptions set forth below. The Trust will not pay principal to Class B investors until it has made the final principal payment to Class A investors. The Trust will not pay you principal that exceeds your invested amount.

     Revolving Period. The Trust will not pay principal to you during the Revolving Period.

     Accumulation Period. The Trustee will deposit funds into the Series Principal Funding Account on each Distribution Date of the Accumulation Period as set forth in steps (29), (30), (32) and (33) of the Cash Flows. These funds will generally include:

     - Series Principal Collections, minus

          - Series Yield Collections (described below under "The
            Certificates -- Other Income (Yield Collections, Additional Funds and Investment Income)")

          - Class B Principal Collections used to pay Class A interest and servicing fees in step (6) of the Cash Flows, and

          - Class B Principal Collections used to reimburse Class A charge-offs in step (7) of the Cash Flows;

     - all amounts the Trust uses to reimburse Class A and Class B charge-offs in steps (4), (5), (7), (12), (13), (15), (18), (22) and (24) of the Cash
       Flows;

     - similar funds from other series; and

     - any similar funds retained in the Collections Account on the previous Distribution Date in step (36) of the Cash Flows.

     The Trust will pay Class A principal in a lump sum on the Class A expected maturity date using funds from the Series Principal Funding Account. If that account does not have sufficient funds to pay the Class A Invested Amount in full on that date, an Amortization Event will occur. If the Trust does pay all Class A principal on the Class A expected maturity date, it will pay Class B principal in a lump sum on the Class B expected maturity date using funds from the Series Principal Funding Account. If that account does not have sufficient funds to pay the Class B Invested Amount in full on that date, an Amortization Event will occur. If the expected maturity date for your Certificate is not a business day, the Trust will pay your principal on the following business day and you will not receive any additional interest because of this delay.

     Amortization Period. The Trustee will deposit funds into the Series Principal Funding Account on each Distribution Date of the Amortization Period as set forth in steps (29), (30) and (32) of the Cash Flows. These funds will generally include:

     - Series Principal Collections, minus

          - Series Yield Collections (described below under "The
            Certificates -- Other Income (Yield Collections, Additional Funds and Investment Income)")

          - Class B Principal Collections used to pay Class A interest and servicing fees in step (6) of the Cash Flows, and

          - Class B Principal Collections used to reimburse Class A charge-offs in step (7) of the Cash Flows;

     - all amounts the Trust uses to reimburse Class A and Class B charge-offs in steps (4), (5), (7), (12), (13), (15), (18), (22) and (24) of the Cash
       Flows; and

     - any similar funds retained in the Collections Account on the previous Distribution Date in step (36) of the Cash Flows.

     The Trust will pay Class A principal on each Distribution Date of the Amortization Period using funds from the Series Principal Funding Account, until the Class A Invested Amount has been reduced to zero, and will then use funds from the Series Principal Funding Account to pay Class B principal on each Distribution Date until the Class B Invested Amount has been reduced to zero.

     Variable Accumulation Period. Greenwood, as Master Servicer, may elect to delay the start of the Accumulation Period, and extend the length of the Revolving Period, if:

     - the Master Servicer has delivered to the Trustee a certificate to the effect that the Master Servicer reasonably believes that delaying the start of the Accumulation Period will not delay payments of Class A principal and Class B principal to investors;

     - Standard & Poor's and Moody's have advised the Master Servicer that they will not lower or withdraw their ratings on the Trust's outstanding certificates because of the delay;

     - the Master Servicer increases the amount of principal that the Trustee will deposit into the Series Principal Funding Account each month, so that the sum of all deposits made during the shortened Accumulation Period will equal the principal amount due to Class A investors on the Distribution Date in March 2002;

     - the Accumulation Period will start no later than February 1, 2002; and

     - the Master Servicer makes this election no later than the first day of the last month of the Revolving Period (including extensions of the Revolving Period).

     The Master Servicer may elect to delay the start of the Accumulation Period because it believes that the Trust will be able to reallocate principal from other series to this Series to make larger monthly principal deposits into the Series Principal Funding Account. However, if an Amortization Event occurs, this Series will not be entitled to receive principal reallocated from other series. Accordingly, if the Master Servicer elects to delay the start of the Accumulation Period and an Amortization Event occurs, you may receive some of your principal later than you would have received it if the start of the Accumulation Period had not been delayed. For an example of other possible consequences of an Amortization Event, see "-- Timing of Principal Payments -- Economic Early Amortization Events" above.

INVESTOR ACCOUNTS

     The Trustee has established or will establish the following accounts in the name of the Trust:

     - the Collections Account;

     - the Group One Collections Account;

     - the Group One Principal Collections Reallocation Account;

     - the Group One Finance Charge Collections Reallocation Account;

     - the Series Collections Account;

     - the Series Principal Collections Account;

     - the Series Distribution Account;

     - the Series Interest Funding Account; and

     - the Series Principal Funding Account.

     Each of these accounts will be a segregated trust account established with the Trustee or a Qualified Institution (i.e., a bank satisfying certain rating agency criteria, as described in the Glossary of Terms in the prospectus). The Master Servicer has the revocable power to instruct the Trustee to make withdrawals from any investor account (with the exception of the Series Principal Funding Account, which will be under the sole dominion and control of the Trustee for the benefit of the investors) to carry out its duties under the Pooling and Servicing Agreement and the Series Supplement. The Paying Agent, which will initially be the Trustee, will have the revocable power to withdraw funds from the Series Distribution Account, the Series Interest Funding Account and the Series Principal Funding Account to make distributions to the investors. A successor Paying Agent may be appointed in the future.

     The Trustee may only invest funds on deposit in any investor account in "Permitted Investments." We describe these Permitted Investments in the Glossary of Terms in the prospectus.

CLASS FINANCE CHARGE COLLECTIONS

     The Trust allocates Finance Charge Collections to each Class of this Series on each Distribution Date by multiplying the Finance Charge Collections received in the prior calendar month by the Class Percentage for that Class:

Class Finance Charge Collections = Class Percentage X Finance Charge Collections

The Class Percentage for any Distribution Date will be based on either:

     - the Class Investor Interest as of the first day of the prior calendar month (in the Revolving Period, in the Accumulation Period and, if Greenwood has made an Effective Alternative Credit Support Election, in the Amortization Period), or

     - the Class Investor Interest as of the end of the last business day in the calendar month preceding the month in which an Amortization Event occurred (in the Amortization Period, if Greenwood has not made an Effective Alternative Credit Support Election), and will also be affected by either (1) the total amount of Principal Receivables in the Trust or (2) the aggregate size of the Class Investor Interests for all outstanding series (in each case, as of the first day of the prior calendar month) -- whichever amount is greater.

     As the Trust deposits principal into the Series Principal Funding Account, we expect this Series to receive fewer Finance Charge Collections in each month to reflect:

     - its declining interest in the Receivables in the Trust,

     - its correspondingly smaller allocation of charge-offs, and

     - the availability of investment income from the Series Principal Funding Account, which the Trust will use to pay interest on this Series.

     However, if an Amortization Event occurs, unless Greenwood has made an Effective Alternative Credit Support Election (and has increased the credit enhancement for this Series), the size of the Class Investor Interest for each Class in this Series will be deemed to be fixed at the size each was at before the Amortization Event occurred (for purposes of calculating the amount of Finance Charge Collections the Trust allocates to each Class of this Series each month). You should review clauses (iv) and (v) of the definition of "Class Percentage" in the Glossary of Terms in this prospectus supplement, which describe in more detail how the Trust calculates these pro rata shares.

OTHER INCOME (YIELD COLLECTIONS, ADDITIONAL FUNDS AND INVESTMENT INCOME)

     The Series Supplement permits the Trust to use funds from other sources in the same way it uses Series Finance Charge Collections. These amounts are:

     Series Yield Collections. Pursuant to the Pooling and Servicing Agreement, the Master Servicer may recharacterize a percentage of Series Principal Collections as "Series Yield Collections." This recharacterization will cause the Trust to allocate those collections to pay interest and servicing fees, reimburse charge-offs and increase available credit enhancement, instead of applying them only to pay principal. If the Master Servicer makes this designation, it may have fewer funds available to deposit scheduled principal or to pay the Series Invested Amount.

     The percentage of Series Principal Collections that the Master Servicer will recharacterize on each Distribution Date is the "Series Yield Factor." The Series Yield Factor is initially zero. The Master Servicer may change the Series Yield Factor, subject to the following conditions:

     - the Master Servicer may not reduce the Series Yield Factor below zero, nor increase it above five percent;

     - the Master Servicer shall have delivered to the Trustee a certificate to the effect that the Master Servicer reasonably believes that the change will not:

          - delay any principal payments on any series outstanding at the time of the change, or

          - cause an amortization event to occur with respect to any series outstanding at the time of the change; and

     - Standard & Poor's shall have advised the Master Servicer that it will not, as a result of the change, lower or withdraw the rating of any class of any series outstanding at the time of the change.

     Series Additional Funds. Under limited circumstances, as described in the prospectus, Greenwood may elect to add funds to the Trust on a monthly basis. This Series' share of those funds is "Series Additional Funds."

     Investment Income. During the Accumulation Period, Greenwood expects the Trust to earn investment income on the funds in the Series Principal Funding Account. The Trust will allocate these funds to this Series, up to the amount of interest that the Trust will pay to investors. The Trust will pay any excess investment income to Greenwood.

CLASS PRINCIPAL COLLECTIONS

     The Trust allocates Principal Collections to each Class of this Series on each Distribution Date by multiplying the Principal Collections received in the prior calendar month by the Class Percentage for that Class:

     Class Principal Collections = Principal Collections X Class Percentage

The Class Percentage of Principal Collections will generally be based on:

     - the Class Investor Interest on the first day of the calendar month preceding the Distribution Date (during the Revolving Period and, before a Fixed Principal Allocation Event occurs, during the Accumulation Period); or

     - if a Fixed Principal Allocation Event has occurred, the Class Investor Interest as of the end of the last business day in the calendar month before the Fixed Principal Allocation Event occurred (during the Accumulation Period and the Amortization Period).

     In general, Greenwood expects this Series to receive a smaller allocation of Principal Collections in each month of the Accumulation Period to reflect its declining interest in Principal Receivables in the Trust. However, if a Fixed Principal Allocation Event occurs, the size of the Class Investor Interest for each Class in this Series will be deemed to be fixed at the size each was at before this event occurred (for purposes of calculating the amount of Principal Collections the Trust allocates to each Class of this Series each month). In general, a Fixed Principal Allocation Event may occur:

     - if this Series would not be able to make its principal deposits on time even using the amounts from other series that would be available to it;

     - if the Master Servicer elects to cause a Fixed Principal Allocation Event to occur; or

     - if an Amortization Event occurs.

     You should review clauses (ii) and (iii) of the definition of "Class Percentage" and the definition of "Fixed Principal Allocation Event" in the Glossary of Terms in this prospectus supplement, which describe in more detail how the Trust calculates this Series' share of Principal Collections and when a Fixed Principal Allocation Event will occur.

CLASS CHARGE-OFFS AND INVESTOR LOSSES

     The Trust allocates charge-offs to each Class of this Series on each Distribution Date by multiplying

     - the amount of Receivables in the Trust that the Servicer charged off as uncollectible during the previous calendar month, minus

          - the cumulative, uncollected amount of these Receivables that related to finance charges, cash advance fees, annual membership fees, overlimit fees and late payment charges, and

          - the amount of these Receivables repurchased by Greenwood during that month because they were in accounts that contained Ineligible Receivables, by

     - the Class Percentage with respect to the Charged-off Amount for that Class.

     These Class charge-offs will equal a pro rata share of the Charged-Off Amount for the Trust, based on the Class Investor Interest on the first day of the calendar month preceding the Distribution Date. You should review clause (i) of the definition of "Class Percentage" in the Glossary of Terms in this prospectus supplement, which describes in more detail how the Trust calculates this pro rata share.

     The Class B charge-offs will also increase by

     - the amount of Class B Principal Collections that the Trust uses to pay Class A interest and reimburse Class A charge-offs in steps (6) and (7) of the Cash Flows, and

     - the amount of the Class B Investor Interest used to reimburse Class A charge-offs in step (13) of the Cash Flows.

     If the Trust cannot reimburse all of the Class charge-offs for either Class in any month, it will carry forward the amount of unreimbursed charge-offs and will try to reimburse them in the following month. The unreimbursed charge-offs on any Distribution Date are an investor loss, and the Trust reduces the Class Investor Interest and the Class Invested Amount for each Class by the amount of its investor loss. To the extent that the Trust subsequently reimburses these charge-offs, it will reinstate the Class Investor Interest and the Class Invested Amount. The Trust will not reinstate the Class Investor Interest and the Class Invested Amount to exceed the initial Class Investor Interest minus

     - the aggregate amount of principal paid to investors in that Class before the Distribution Date,

     - in the case of the Class Investor Interest, the amount on deposit in the Series Principal Funding Account for that Class, and

     - the aggregate amount of losses on investments of principal funds on deposit in the Series Principal Funding Account for that Class.

     If the Trust reimburses all investor losses, it will also pay interest on those investor losses for the periods in which the interest payments to investors were reduced because of those investor losses. This additional interest will be paid as part of Class A interest in steps (2), (3), (6), (11) and (21) of the Cash Flows, and as part of Class B interest in steps (8), (9),
(14), (17) and (23) of the Cash Flows. If the Class Investor Interest is reduced to zero on any Distribution Date, it will not be reinstated.

SUBORDINATION OF THE CLASS B CERTIFICATES (CLASS A CREDIT ENHANCEMENT)

     The Class B Certificates are subordinated to the Class A Certificates up to a specified dollar amount, known as the "Available Subordinated Amount." The initial Available Subordinated Amount is $65,789,500 (12.5% of $526,316,000). The Available Subordinated Amount will decrease to the extent that:

     - the Trust uses Class B Finance Charge Collections, other Class B income and Class B Principal Collections to pay Class A interest and servicing fees in steps (6) and (11) and to reimburse Class A charge-offs in steps
       (7) and (12) of the Cash Flows; and

     - the Trust reallocates Class B Investor Interest to reimburse Class A charge-offs in step (13) of the Cash Flows.

The Available Subordinated Amount will increase by:

     - the amount by which

          - Class A Finance Charge Collections and other Class A income exceed Class A interest and servicing fees;

          - Class B Finance Charge Collections and other Class B income exceed Class B interest and servicing fees;

     - the amount of funds from the Group One Finance Charge Collections Reallocation Account that the Trust uses --

          - to pay Class B interest in step (23) of the Cash Flows;

          - to reimburse Class B charge-offs in step (24) of the Cash Flows; and

          - to increase the Available Class B Credit Enhancement Amount in step
            (26) of the Cash Flows;

     - $2,631,580 after a Supplemental Credit Enhancement Event, if Greenwood has not made an Effective Alternative Credit Support Election;

     - $23,684,220 after an Effective Alternative Credit Support Election, if a Supplemental Credit Enhancement Event has occurred; and

     - $26,315,800 after an Effective Alternative Credit Support Election, if a Supplemental Credit Enhancement Event has not occurred.

However, the Available Subordinated Amount will never exceed:

     - $65,789,500 before Greenwood has made an Effective Alternative Credit Support Election and before a Supplemental Credit Enhancement Event occurs;

     - $68,421,080 after a Supplement Credit Enhancement Event occurs but before Greenwood has made an Effective Alternative Credit Support Election; or

     - $92,105,300 after Greenwood has made an Effective Alternative Credit Support Election.

     A Supplemental Credit Enhancement Event will occur if Standard & Poor's withdraws or reduces below BBB- the long-term debt or deposit rating of Greenwood.

THE CREDIT ENHANCEMENT ACCOUNT

     Greenwood, the Trustee and one or more lenders (collectively, the "Credit Enhancement Provider") will enter into a Credit Enhancement Agreement on the Series Closing Date. The Credit Enhancement Provider will deposit $39,473,700 into a cash collateral account (the "Credit Enhancement Account"), which the Trustee will initially hold in accordance with the Credit Enhancement Agreement. (The Credit Enhancement Account may also be moved to a Qualified
Institution -- i.e., a bank satisfying certain rating agency criteria, as described in the Glossary of Terms in the prospectus.) The funds on deposit in the Credit Enhancement Account will be held for the direct benefit of the Class B investors of this Series and for the benefit of the Credit Enhancement Provider; their respective interests will be set out in the Series Supplement and the Credit Enhancement Agreement. The Trustee will act as administrator of the Credit Enhancement Account and will release funds for deposit into the investor accounts pursuant to instructions from the Master Servicer. The Credit Enhancement Provider will have only those liabilities and obligations expressly imposed on it by the Credit Enhancement Agreement.

     The Trustee will invest the amounts on deposit in the Credit Enhancement Account in Permitted Investments selected by Greenwood that mature on or before the immediately following Distribution Date. The Trustee will pay all earnings on these investments (less investment losses and expenses) in accordance with the Credit Enhancement Agreement.

     On each Distribution Date, the Trustee may withdraw funds from or deposit funds into the Credit Enhancement Account pursuant to the Series Supplement and the Credit Enhancement Agreement. The Trustee will make Credit Enhancement drawings solely as set forth in steps (17) and (18) of the Cash Flows. The Trustee will make these drawings solely from amounts on deposit in the Credit Enhancement Account, and will not use any other assets of the Credit Enhancement Provider. The Trustee will deposit funds into the Credit Enhancement Account as set forth in steps (16) and (26) of the Cash Flows, but only to the extent the Available Class B Credit Enhancement Amount (i.e., the amount available in the Credit Enhancement Account after giving effect to all deposits and withdrawals) is less than the Maximum Class B Credit Enhancement Amount.

     The Maximum Class B Credit Enhancement Amount (i.e., the maximum amount that the Trustee may hold in the Credit Enhancement Account for the benefit of the Class B investors and the Credit Enhancement Provider) may increase if Greenwood makes an Effective Alternative Credit Support Election.

     The Maximum Class B Credit Enhancement Amount may also decrease during the Accumulation Period as the Series Investor Interest declines. The following table illustrates the maximum amount that will be available in the Credit Enhancement Account as of any Distribution Date:

                   MAXIMUM CLASS B CREDIT ENHANCEMENT AMOUNT

Series Closing Date                                       $39,473,700

Revolving Period --

  Before an Effective Alternative                         $39,473,700 (which is 7.5% of
  Credit Support Election                                 $526,316,000)

  After an Effective Alternative Credit                   $65,789,500 (which is 12.5% of
  Support Election                                        $526,316,000)

Accumulation Period --

  Before an Effective Alternative                         7.5% of the Series Investor Interest as
  Credit Support Election                                 of the end of the preceding month (but
                                                          not less than $5,263,160)

  After an Effective Alternative Credit                   12.5% of the Series Investor Interest
  Support Election                                        as of the end of the preceding month
                                                          (but not less than $5,263,160)

Amortization Period                                       The Maximum Class B Credit Enhancement
                                                          Amount for the Distribution Date
                                                          immediately preceding the Amortization
                                                          Event

     An "Alternative Credit Support Election" is an election by Greenwood to change the way the Trust allocates Finance Charge Collections to the Series during an Amortization Period. (An "Effective Alternative Credit Support Election" is such an election that has become effective under the Series Supplement.) If Greenwood has not made an Effective Alternative Credit Support Election, the Trust will allocate Finance Charge Collections to the Series based on the Series Investor Interest at the end of the month before the Amortization Event. Following an Effective Alternative Credit Support Election, the Trust will allocate Finance Charge Collections to this Series on each Distribution Date during the Amortization Period based on the Series Investor Interest as of the first day of the month before each Distribution Date.

     To make an Effective Alternative Credit Support Election, Greenwood must cause the Additional Credit Support Amount to be paid to the Trustee for deposit in the Credit Enhancement Account. If the Alternative Credit Support Election does not become effective in accordance with the requirements of the Series Supplement, the Trustee will return some or all of the Additional Credit Support Amount to the entity that funded the deposit (either the Holder of the Seller Certificate or the Credit Enhancement Provider).

     The Trustee may terminate the Credit Enhancement Account and the Credit Enhancement Agreement without penalty if

     - the Master Servicer elects to replace this credit enhancement, and

     - the Rating Agencies agree that they will not lower or withdraw the ratings on the Certificates if the Master Servicer replaces the credit enhancement.

     The replacement credit enhancement may consist of any type of credit enhancement, including without limitation, an irrevocable standby letter of credit, a cash collateral account, a reserve account, a combination of a letter of credit and a reserve account, or a surety.

     If on the business day immediately preceding the Distribution Date, the Credit Enhancement Provider is unable to pay its debts as they become due, the Trustee may not pay to or deposit for the Credit Enhancement Provider any amounts that are measured by reference to --

     - Class Finance Charge Collections and other income that exceed the required payments and reimbursements for that Class,

     - Series Finance Charge Collections and other income that exceed the required payments and reimbursements for this Series, or

     - the amount on deposit at any time in the Group One Finance Charge Collections Reallocation Account.

     However, if the replacement credit enhancement is Funded Credit Enhancement (e.g., a reserve account or cash collateral account), then the Trustee may pay such amounts regardless of the financial condition of the Credit Enhancement Provider.

REALLOCATIONS

     The Series Supplements relating to the other outstanding series in Group One provide that, under certain circumstances, Collections originally allocated to one series in Group One may be reallocated to other series in Group One. Greenwood cannot assure you, however, that any funds will be available to be reallocated to this Series. Greenwood also cannot assure you that it will not move any series from its original group to another group.

     Although the Series Supplements do permit reallocations among series, the Trust will use the Finance Charge Collections, other income and Principal Collections allocated to any series to make all payments, deposits and reimbursements for that series before it reallocates them to other series. Accordingly, Series Finance Charge Collections and other income for this Series will not be reallocated unless the Trust has deposited all Class A and Class B interest and servicing fees, reimbursed all Class A and Class B charge-offs and increased the Available Class B Credit Enhancement Amount to the Maximum Class B Credit Enhancement Amount. Similarly, the Trust will not reallocate to other series any Series Principal Collections or amounts used to reimburse Class A and Class B charge-offs until the Trust has made the scheduled principal deposit for this Series (during the Accumulation Period) or until the Trust has paid the Series Invested Amount in full (during the Amortization Period).

     We describe the reallocation priorities in "-- Cash Flows" below, and you should review those priorities.

CASH FLOWS

     In this section, we describe the manner in which the Trust prioritizes the allocation of its funds. We have also included descriptions of the numbered steps of the Cash Flows in Annex A to this prospectus supplement, and you should review those descriptions.

     Series Finance Charge Collections and other income. In general, the Trust uses Series Finance Charge Collections and other income for this Series (including Series Additional Funds, interest on the Series Principal Funding Account and Class Yield Collections) in the following order of priority on each Distribution Date, to the extent funds are available:

     - First, to pay Class A interest and servicing fees;

     - Second, to reimburse Class A charge-offs (including any unreimbursed charge-offs carried forward from prior months);

     - Third, to pay Class B interest and servicing fees;

     - Fourth, to reimburse Class B charge-offs (including any unreimbursed charge-offs carried forward from prior months);

     - Fifth, to increase the Available Class B Credit Enhancement Amount to the Maximum Class B Credit Enhancement Amount;

     - Sixth, to pay fees and interest to the Credit Enhancement Provider;

     - Seventh, to pay interest and monthly servicing fees and to reimburse charge-offs for other series in Group One; and

     - Eighth, to pay the Credit Enhancement Provider and then Greenwood (as the holder of the Seller Certificate) in accordance with the terms of the Credit Enhancement Agreement.

     Series Principal Collections and amounts used to reimburse charge-offs. In general, the Trust uses Series Principal Collections and amounts used to reimburse charge-offs (minus Series Yield Collections) in the following order of priority on each Distribution Date:

     - First, to pay shortfalls in Class A interest and servicing fees after Series Finance Charge Collections and other income have been used (Class B Principal Collections only);

     - Second, to reimburse Class A charge-offs after Series Finance Charge Collections and other income have been used (Class B Principal Collections only);

     - Third, to make the scheduled principal deposit into the Series Principal Funding Account (during the Accumulation Period) or to pay the Series Investor Interest (during the Amortization Period);

     - Fourth, to pay the scheduled principal payments or make the scheduled principal deposits for other series in Group One; and

     - Fifth, to pay Greenwood (up to the amount of the Seller Interest), with remaining amounts to be allocated as Principal Collections in the following month.

     Reallocations of Finance Charge Collections and other income from other series. In general, if the Trust cannot make all payments, deposits and reimbursements for this Series (other than principal payments and deposits, which are reallocated as discussed below) using Series Finance Charge Collections, other income and credit enhancement, it will use similar funds reallocated from other series (to the extent funds are available) in the following order of priority:

     - First, to pay Class A interest and servicing fees;

     - Second, to reimburse Class A charge-offs (including any unreimbursed charge-offs carried forward from prior months);

     - Third, to pay Class B interest and servicing fees;

     - Fourth, to reimburse Class B charge-offs (including any unreimbursed charge-offs carried forward from prior months);

     - Fifth, to increase the available credit enhancement for series that have shared credit enhancement;

     - Sixth, to increase the Available Class B Credit Enhancement Amount to the Maximum Class B Credit Enhancement Amount;

     - Seventh, to fund certain other amounts for Series 1993-1, 1993-2 and 1993-3; and

     - Eighth, to pay the Credit Enhancement Provider and then Greenwood (as the holder of the Seller Certificate) in accordance with the terms of the Credit Enhancement Agreement.

     The amount allocated to this Series will generally be determined by dividing the shortfall in the amount the Trust is trying to fund for this Series by the sum of the shortfalls in the amounts the Trust is trying to fund for each other series in Group One.

     Reallocations of Principal Collections and amounts used to reimburse charge-offs from other series. In general, if the Trust cannot make the scheduled principal deposit using Series Principal Collections and amounts used to reimburse charge-offs for this Series, it will use similar funds reallocated from other series. The amount allocated to this Series will generally be determined by dividing the shortfall in the amount the Trust is trying to fund for this Series by the sum of the shortfalls in the amounts the Trust is trying to fund for each other series in Group One. However, if the Trust is trying to make a scheduled principal deposit for the Class B Certificates, it will only use those funds remaining after principal has been paid or deposited for the

Class A certificates of all other series in Group One. During the Amortization Period, if any, the Trust will not use any funds reallocated from other series to pay principal for this Series.

     Credit Enhancement for each Class. In addition to the payment priorities described above, the Trust may use the credit enhancement for this Series to make payments, deposits or reimbursements for this Series. The Trust may:

     - reallocate the Class B Investor Interest to reimburse Class A charge-offs;

     - use the Available Class B Credit Enhancement Amount to pay Class B interest and servicing fees; or

     - use the Available Class B Credit Enhancement Amount to reimburse Class B charge-offs (including any unreimbursed charge-offs carried forward from prior months and any increases in Class B charge-offs from allocations of Class B Principal Collections and the Class B Investor Interest to benefit the Class A Certificates).

AMORTIZATION EVENTS

     An Amortization Period commences only if an Amortization Event occurs. Subject to the notice provisions described in the following paragraphs, an "Amortization Event" is any of the following:

     (a) any Seller fails to make any payment or deposit on the date required under the Pooling and Servicing Agreement or the Series Supplement, or within five business days after that date;

     (b) any Seller fails to perform in any material respect any other material covenant of that Seller under the Pooling and Servicing Agreement or the Series Supplement, and does not remedy that failure for 60 days after:

          - written notice to that Seller by the Trustee;

          - written notice to that Seller and the Trustee by holders of Certificates that represent at least 25% of the Class Invested Amount of any Class materially adversely affected by that Seller's failure;

     (c) any representation or warranty made by any Seller under the Pooling and Servicing Agreement or the Series Supplement, or any information required to be given to the Trustee for identifying the Accounts, proves to have been materially inaccurate when made and remains inaccurate for 60 days after written notice of its inaccuracy to that Seller by the Trustee or to that Seller and the Trustee by holders of Certificates that represent at least 25% of the Class Invested Amount of any Class materially adversely affected by the inaccuracy;

     (d) certain events of bankruptcy, insolvency or receivership relating to any Seller;

     (e) Greenwood as Seller becomes unable to transfer Receivables to the Trust in accordance with the Pooling and Servicing Agreement and that inability continues for five business days;

     (f) any Seller other than Greenwood becomes unable to transfer Receivables to the Trust in accordance with the Pooling and Servicing Agreement and that inability continues for five business days;

     (g) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

     (h) any Master Servicer Termination Event or any Servicer Termination Event occurs;

     (i) the amount of Principal Receivables in the Trust at the end of any month or on any Distribution Date is less than the Minimum Principal Receivables Balance, and Greenwood fails to assign Receivables in Additional Accounts or interests in other credit card receivables pools to the Trust in at least the amount of the deficiency within ten days;

     (j) on any Distribution Date, the three-month rolling average Series Excess Spread is less than zero and the three-month rolling average Group Excess Spread is less than zero; or

     (k) the Trust does not pay all Class A principal on the Class A expected maturity date or all Class B principal on the Class B expected maturity date.

     If any event described in clauses (a), (b), (c), (f) or (h) occurs, it will only be an Amortization Event if:

     - the event has a material adverse effect on the Certificateholders; and

     - after the applicable grace period described in those clauses, either

          - the Trustee declares by written notice to Greenwood and the Master Servicer that an Amortization Event has occurred; or

          - Certificateholders holding Certificates that represent at least 51% of the Class Invested Amount for either Class, declare by written notice to Greenwood, the Master Servicer and the Trustee that an Amortization Event has occurred as of the date of the notice.

     Any event described in clauses (d), (e), (g), (i), (j) or (k) will immediately be an Amortization Event without any notice or other action from the Trustee or the Certificateholders. The Amortization Period will commence on the date on which an Amortization Event is deemed to have occurred.

     Beginning on the Distribution Date in the month after an Amortization Event has occurred, the Trust will pay Class A principal on each Distribution Date until the Class A Invested Amount has been reduced to zero and will then pay Class B principal on each Distribution Date until the Class B Invested Amount has been reduced to zero.

CLEAN-UP CALL; TERMINATION OF SERIES

     Greenwood may purchase the remaining Series Investor Interest from the Trust on any Distribution Date during the Accumulation Period or the Amortization Period if the Series Investor Interest is less than or equal to $26,315,800 (5.0% of the initial Series Investor Interest), after giving effect to required payments, deposits and reimbursements on that Distribution Date.

     If Greenwood elects to purchase the Series Investor Interest, on the next Distribution Date it will deposit an amount equal to the Series Investor Interest as of the last day of the month before the deposit into the Series Principal Funding Account (during the Accumulation Period) or into the Series Distribution Account (during the Amortization Period).

     In any event, the Trust will not pay you principal after the first business day following the Distribution Date in September 2004. If the Trust owes you principal after the Distribution Date in August 2004, the Trustee will sell Receivables (proportionate to the remaining Series Investor Interest in the Trust) to repay the principal. After the Series Termination Date, the Trust will not allocate collections to this Series.

                              REPORTS TO INVESTORS

     For each Distribution Date, the Master Servicer will prepare a statement for you setting forth:

     - the amount of interest and principal paid to holders of each Class of this Series on that date per $1,000 of initial Class Investor Interest;

     - the Series Investor Interest and the Class Investor Interest for each Class of this Series, as of the end of the prior calendar month;

     - the Aggregate Investor Interest, the Seller Interest and the sum of the Series Investor Interests for each series in the same Group as this Series, as of the end of the prior calendar month;

     - the amount of Finance Charge Collections, Principal Collections, Additional Funds (if any) and Yield Collections (if any) from the prior calendar month allocated to this Series, to each Class of this Series, to the Group of which this Series is a member, and to the Seller;

     - Class Investment Income since the prior Distribution Date;

     - the amount deposited into the Series Principal Funding Account on that date, the amount of any shortfall in the scheduled principal deposit, and the total amount on deposit in the Series Principal Funding Account;

     - the pool factor for each Class of this Series as of the first day of the prior calendar month (i.e., the Class Investor Interest divided by the initial Class Investor Interest);

     - the amount of charge-offs allocated to each Class of this Series and to the Group of which this Series is a member for the prior calendar month, and the total amount of unreimbursed charge-offs for each Class of this Series and for the Group of which this Series is a member (including increases in Class B charge-offs relating to the Class B subordination);

     - the amount of investor losses for the prior calendar month (total and per $1,000 of initial Class Investor Interest), the amount of reimbursements of investor losses for the prior calendar month and the aggregate amount of unreimbursed investor losses as of the end of the prior calendar month (total and per $1,000 of initial Class Investor Interest), in each case for each Class of this Series and the sum of those amounts for this Series and for the Group of which this Series is a member;

     - the monthly servicing fee for each Class of this Series and the sum of those fees for this Series and for the Group of which this Series is a member for the prior calendar month;

     - the Available Subordinated Amount as of the end of the Distribution Date (total and as a percentage of the Class A Invested Amount);

     - the amounts of any Credit Enhancement drawings on the Distribution Date and the Maximum Class B Credit Enhancement Amount and Available Class B Credit Enhancement Amount, in each case as of the end of the Distribution Date; and

     - delinquency information with respect to the Receivables (total and as a percentage of outstanding Receivables).

     You may obtain a copy of the statement free of charge by calling 813-288-3418. On or about January 31 of each calendar year, you may also obtain in the same manner a statement prepared by the Master Servicer aggregating the amount of interest and principal for each Class of this Series for the preceding calendar year or the applicable portion of that year, together with such other customary information as the Trustee or the Master Servicer deems necessary or desirable to enable you to prepare your tax returns.

                                  UNDERWRITING

     Morgan Stanley & Co. Incorporated (the "Underwriter") has agreed, subject to the terms and conditions of the Underwriting Agreement, dated January 29, 1999, and the Terms Agreement, dated March 26, 1999, to purchase the Certificates from Greenwood.

     The Underwriting Agreement provides that the Underwriter will only be obligated to purchase the Certificates if its legal counsel approves of certain legal matters and if various other conditions are met. The Underwriter must purchase all of the Certificates if it purchases any.

     The Underwriter and Greenwood have agreed that the closing of the sale of the Certificates to the Underwriter will occur seven business days after the date of this prospectus supplement or on a later date if they mutually agree.

     The Underwriter has advised Greenwood that it proposes to offer the Class A
Certificates:

     - to the public, initially at the offering price and on the terms set forth on the cover page of this prospectus supplement; and

     - to certain dealers, at the initial public offering price less a concession of up to 0.1350% of the aggregate principal amount of the Class A Certificates.

     The Underwriter may allow, and these dealers may reallow, a concession of up to 0.0675% of the aggregate principal amount of the Class A Certificates to certain other dealers.

     The Underwriter has advised Greenwood that it proposes to offer the Class B
Certificates:

     - to the public, initially at the offering price and on the terms set forth on the cover page of this prospectus supplement; and

     - to certain dealers, at the initial public offering price less a concession of up to 0.1500% of the aggregate principal amount of the Class B Certificates.

     The Underwriter may allow, and these dealers may reallow, a concession of up to 0.0750% of the aggregate principal amount of the Class B Certificates to certain other dealers.

     After the initial offering of the Certificates to the public, the Underwriter may vary the offering price and other selling terms of the Certificates.

     There currently is no secondary market for the Certificates. Although the Underwriter intends to make a market in the Certificates, Greenwood cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will continue until the termination of this Series.

     The Underwriter has represented and agreed that:

     - it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom;

     - it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on;

     - if it is an authorized person under Chapter III of Part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this prospectus supplement if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

     - it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

     Morgan Stanley & Co. Incorporated is an affiliate of Greenwood. Both Christine A. Edwards and Alexander C. Frank are directors of Greenwood, officers of Morgan Stanley & Co. Incorporated and officers of Morgan Stanley Dean Witter & Co., parent of both Morgan Stanley & Co. Incorporated and Greenwood.

     Greenwood's proceeds (as set out on the cover of this prospectus supplement) will be reduced by the amount of its expenses to issue the Certificates, which it estimates at $675,000.

     Greenwood has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     To facilitate the offering of the Certificates, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Certificates including the following:

     - the Underwriter may overallot in connection with any offering of Certificates, creating a short position in the Certificates for its own account;

     - the Underwriter may bid for, and purchase, the Certificates in the open market to cover overallotments or to stabilize the price of the Certificates; and

     - in any offering of the Certificates through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Certificates in the offering if the syndicate repurchases previously distributed Certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise.

     Any of these activities may stabilize or maintain the market price of the Certificates above independent market levels. The Underwriter is not required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL MATTERS

     Latham & Watkins will give opinions on the legality of the Certificates, the tax consequences of issuance of the Certificates and certain creditors' rights matters for Greenwood. Young Conaway Stargatt & Taylor, LLP will also give opinions on certain creditors' rights matters for Greenwood.

     Cadwalader, Wickersham & Taft will also give opinions on the legality of the Certificates for the Underwriter.

                               GLOSSARY OF TERMS

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and the Series Supplement. The following Glossary of Terms is not complete. You should also refer to the prospectus, the Pooling and Servicing Agreement and the Series Supplement for additional definitions. If you send a written request to the Trustee at its corporate trust office, the Trustee will provide to you without charge a copy of the Pooling and Servicing Agreement (without exhibits and schedules) and the Series Supplement (without exhibits).

     Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this Series of Certificates and will not necessarily apply to any other series of certificates the Trust may issue. For terms that apply to both Class A and Class B, we have only included a single definition; for example, we define "Class Additional Funds" instead of both "Class A Additional Funds" and "Class B Additional Funds."

     "ACCUMULATION PERIOD" will mean the period beginning on March 1, 2001 and ending on the earlier to occur of:

     - April 15, 2002, and

     - the date on which an Amortization Period begins,

unless Greenwood elects to delay the start of the Accumulation Period. The first Distribution Date of the Accumulation Period is scheduled to be April 15, 2001 (or the next business day).

     "ADDITIONAL CREDIT SUPPORT AMOUNT" will mean the amount by which the Available Class B Credit Enhancement Amount will be increased as the result of an Effective Alternative Credit Support Election, which amount will equal the lesser of:

     - $26,315,800; and

     - the difference between the Maximum Class B Credit Enhancement Amount (after giving effect to the Alternative Credit Support Election) and the Available Class B Credit Enhancement Amount (immediately before giving effect to the Alternative Credit Support Election).

     "ADDITIONAL FUNDS" will have the meaning set forth in "Description of the Investor Certificates -- Additional Funds" in the prospectus. The initial amount of Additional Funds will be zero.

     "ALTERNATIVE CREDIT SUPPORT ELECTION" will mean an election made by Greenwood to change the way Finance Charge Collections are allocated to this Series during the Amortization Period. The election will become effective after

     - Greenwood has notified the Rating Agencies, the Trustee and the Credit Enhancement Provider of its election,

     - Greenwood has arranged for payment of the Additional Credit Support Amount to the Trustee as administrator of the Credit Enhancement, and

     - upon satisfaction of certain other requirements.

     "AVAILABLE CLASS B CREDIT ENHANCEMENT AMOUNT" will mean, with respect to the first Distribution Date, $39,473,700, and, after the first Distribution Date, the amount available to be drawn under the Credit Enhancement for the benefit of the Class B investors from time to time, which on any date of determination will be equal to

     - the Available Class B Credit Enhancement Amount for the immediately preceding Distribution Date, minus

     - the amount of all Credit Enhancement drawings with respect to the Available Class B Credit Enhancement Amount on or since that immediately preceding Distribution Date, plus

     - the amount of all payments made to the Trustee as administrator of the Credit Enhancement with respect to the Available Class B Credit Enhancement Amount pursuant to the Series Supplement, and plus

     - following an Effective Alternative Credit Support Election, the Additional Credit Support Amount.

     "AVAILABLE SUBORDINATED AMOUNT" will mean, on a Distribution Date, the sum of:

     - with respect to the first Distribution Date, $65,789,500 or with respect to any other Distribution Date, the Available Subordinated Amount after giving effect to all adjustments on the prior Distribution Date; and

     - the amount of Series Finance Charge Collections, Series Yield Collections, Series Additional Funds and Series Investment Income, as this amount may be:

          - reduced pursuant to the provisions of the Series Supplement to take into account:

             - the amount of these funds used to deposit interest and servicing fees and to reimburse the Class A charge-offs;

             - the amount of the Class B Principal Collections used to deposit
               Class A interest and servicing fees and to reimburse Class A charge-offs; and

             - the amount of any reduction in the Class B Investor Interest resulting from reimbursement of the Class A charge-offs, in each case on that Distribution Date; and

          - increased pursuant to the provisions of the Series Supplement to take into account the application of amounts on deposit in the Group One Finance Charge Collections Reallocation Account:

             - to deposit Class B interest and servicing fees;

             - to reimburse Class B charge-offs; and

             - to increase the Available Class B Credit Enhancement Amount, in each case for that Distribution Date.

If a Supplemental Credit Enhancement Event occurs before Greenwood has made an Effective Alternative Credit Support Election, the Available Subordinated Amount will be increased by $2,631,580. (If a Supplemental Credit Enhancement Event occurs after Greenwood has made an Effective Alternative Credit Support Election, the event will have no impact on the Available Subordinated Amount.) In addition, on the first Distribution Date after an Effective Alternative Credit Support Election, the Available Subordinated Amount will be increased by
(a) $26,315,800 if a Supplemental Credit Enhancement Event has not occurred, or
(b) $23,684,220 if a Supplemental Credit Enhancement Event has occurred. In no event, however, will the Available Subordinated Amount exceed:

     - through the last Distribution Date before an Effective Alternative Credit Support Election, $65,789,500 (if a Supplemental Credit Enhancement Event has not occurred);

     - through the last Distribution Date before an Effective Alternative Credit Support Election, $68,421,080 (if a Supplemental Credit Enhancement Event has occurred); and

     - after the Distribution Date immediately after an Effective Alternative Credit Support Election, $92,105,300.

     "CASH FLOWS" will mean the allocation, payment and reimbursement priorities for this Series as summarized in Annex A.

     "CLASS ADDITIONAL FUNDS," if applicable, will mean, for any Distribution Date, an amount equal to:

     - the Class Investor Interest, divided by

     - the Series Investor Interest, multiplied by

     - the amount of Series Additional Funds,

in each case for that Distribution Date.

     "CLASS FINANCE CHARGE COLLECTIONS" will mean, with respect to any day or any Distribution Date or Trust Distribution Date, as applicable, an amount equal to the product of:

     - the Class Percentage with respect to Finance Charge Collections for the related Distribution Date; and

     - the amount of Finance Charge Collections for such day or for the prior calendar month, as applicable;

provided, however, that Class Finance Charge Collections for each Class will be increased by the lesser of:

     - the amount of Class Investment Shortfall for that Class; and

     - an amount equal to the product of the total amount of Finance Charge Collections otherwise allocable to Greenwood for the prior calendar month and a fraction the numerator of which is the Class Invested Amount for that Class and the denominator of which is the Aggregate Invested Amount;

and provided, further, that notwithstanding the foregoing, Class Finance Charge Collections for each Class will not, with respect to any such day, Distribution Date or Trust Distribution Date during the Accumulation Period, as applicable, exceed the amount that would be available if the Class Percentage with respect to Finance Charge Collections for that class were the percentage equivalent of a fraction the numerator of which is the amount of the Class Investor Interest as of the end of the last business day in the calendar month before the start of the Accumulation Period, and the denominator of which is the greater of:

     - the amount of Principal Receivables in the Trust on the first day of the prior calendar month; and

     - the sum of the numerators used in calculating the components of the Series Percentage with respect to Finance Charge Collections for each series then outstanding (including this Series) as of that day, Distribution Date or Trust Distribution Date, as applicable.

     "CLASS INVESTED AMOUNT" will mean, for any Distribution Date, an amount equal to the initial principal amount of the Certificates of a Class minus the sum of:

     - the aggregate amount of principal paid to investors in that Class before that Distribution Date;

     - the aggregate amount of investor losses of that Class not reimbursed before that Distribution Date; and

     - the aggregate amount of losses of principal on investments of funds on deposit for the benefit of that Class in the Series Principal Funding Account, if applicable.

     "CLASS INVESTMENT INCOME" will mean, with respect to any Class, income from the investment of funds on deposit in the Series Principal Funding Account for the benefit of that Class, up to the amount of interest on those funds the Trust is required to pay for that Class.

     "CLASS INVESTMENT SHORTFALL" will mean, with respect to each Class with respect to any Distribution Date during the Accumulation Period, an amount equal to the positive difference, if any, between:

     - one-twelfth of the product of:

          - the interest rate for the Class; and

          - the amount on deposit in the Series Principal Funding Account for the benefit of that Class as of the end of the previous Distribution Date; and

     - Class Investment Income for the related Due Period.

     "CLASS INVESTOR INTEREST" will mean, on any Distribution Date, an amount equal to the Class Invested Amount for the Class, minus the aggregate amount on deposit in the Series Principal Funding Account for the benefit of the Class (other than investment income).

     "CLASS PERCENTAGE" will mean, with respect to any Distribution Date or any Trust Distribution Date, as applicable:

     (i) when used with respect to the Charged-Off Amount, the percentage equivalent of a fraction the numerator of which will be the amount of the Class Investor Interest on the first day of the prior calendar month and the denominator of which will be the greater of:

          - the amount of Principal Receivables in the Trust; and

          - the Aggregate Investor Interest,

     in each case on the first day of the prior calendar month; or

     (ii) when used with respect to Principal Collections before a Fixed Principal Allocation Event has occurred, the percentage equivalent of a fraction the numerator of which will be the amount of the Class Investor Interest on the first day of the prior calendar month and the denominator of which will be the greater of:

          - the amount of Principal Receivables in the Trust on the first day of the prior calendar month; and

          - the sum of the numerators used in calculating the components of the Series Percentage with respect to Principal Collections for each series then outstanding as of such Distribution Date or Trust Distribution Date, as applicable; or

     (iii) when used with respect to Principal Collections on and after the date a Fixed Principal Allocation Event has occurred, the percentage equivalent of a fraction, the numerator of which will be the amount of the Class Investor Interest on the last day of the calendar month before the Fixed Principal Allocation Event occurred, and the denominator of which will be the greater of:

          - the amount of Principal Receivables in the Trust on the first day of the calendar month preceding the Distribution Date, and

          - the sum of the numerators used in calculating the components of the Series Percentage with respect to Principal Collections for each series then outstanding as of such Distribution Date or Trust Distribution Date, as applicable; or

     (iv) when used with respect to Finance Charge Collections during the Revolving Period, the Accumulation Period and, provided that an Effective Alternative Credit Support Election has been made, the Amortization Period, the percentage equivalent of a fraction the numerator of which will be the amount of the Class Investor Interest on the first day of the prior calendar month and the denominator of which will be the greater of:

          - the amount of Principal Receivables in the Trust on the first day of the prior calendar month; and

          - the sum of the numerators used in calculating the components of the Series Percentage with respect to Finance Charge Collections for each series then outstanding as of such Distribution Date or Trust Distribution Date, as applicable; or

     (v) when used with respect to Finance Charge Collections during the Amortization Period, provided that an Effective Alternative Credit Support Election has not been made, the percentage equivalent of a fraction the numerator of which will be the amount of the Class Investor Interest on the last day of the calendar month before the Amortization Event occurred, and the denominator of which will be the greater of:

          - the amount of Principal Receivables in the Trust on the first day of the calendar month preceding the Distribution Date; and

          - the sum of the numerators used in calculating the components of the Series Percentage with respect to Finance Charge Collections for each series then outstanding as of such Distribution Date or Trust Distribution Date, as applicable.

     "CLASS PRINCIPAL COLLECTIONS" will mean, with respect to any day or any Distribution Date or Trust Distribution Date, as applicable, an amount equal to the product of:

     - the Class Percentage with respect to Principal Collections for the related Distribution Date; and

     - the amount of Principal Collections for that day or for the prior calendar month, as applicable.

     "CLASS YIELD COLLECTIONS" will mean, with respect to any day or any Distribution Date, as applicable, an amount equal to the product of the Class Yield Percentage and the amount of Series Yield Collections for that day or for the prior calendar month, as applicable.

     "CLASS YIELD PERCENTAGE" will mean, on any Distribution Date:

     - during the Revolving Period, the Accumulation Period and, if an Effective Alternative Credit Support Election has been made, the Amortization Period, the Class Investor Interest divided by the Series Investor Interest, in each case as of the first day of the prior calendar month; or

     - if an Effective Alternative Credit Support Election has not been made, during the Amortization Period, the amount of the Class Investor Interest on the last day of the calendar month before the Amortization Event occurred divided by the Series Investor Interest on the last day of the calendar month before the Amortization Event occurred.

     "CREDIT ENHANCEMENT FEE" will mean on any Distribution Date, the sum of all fees and interest payable to the Credit Enhancement Provider or the Trustee as administrator of the Credit Enhancement Account for the prior calendar month pursuant to the Credit Enhancement Agreement.

     "DISTRIBUTION DATE" will mean May 15, 1999 and the 15th day of each following calendar month, or, if the 15th is not a business day, the next business day.

     "ESTIMATED INVESTMENT SHORTFALL" will mean, on any date of determination, the positive difference between:

     - the interest rate for the Class for whose benefit the amounts on deposit in the Series Principal Funding Account are held as of the date of determination; and

     - the weighted average yield (expressed as a Money Market Yield) on the investments in the Series Principal Funding Account as of the date of determination.

     "ESTIMATED YIELD" will mean, on any date of determination, the Portfolio Yield for the immediately preceding calendar month, less 2.00%.

     "FIXED PRINCIPAL ALLOCATION EVENT" will mean the earliest of:

     - if the Series Available Principal Amount is less than zero on any Distribution Date during the Accumulation Period, the first day of the month in which that Distribution Date occurred;

     - the date on which an Amortization Event occurs; and

     - a date selected by the Master Servicer, if any.

If the Master Servicer establishes a date for a Fixed Principal Allocation Event, the Master Servicer will provide notification of that date to Greenwood, the Trustee, the Credit Enhancement Provider and the rating agencies no later than two business days before that date.

     "FUNDED CREDIT ENHANCEMENT" will mean any credit enhancement that consists of funds on deposit in one or more segregated trust accounts in the corporate trust department of an office or branch of the Trustee or a Qualified Institution for the benefit of the certificateholders of a series, including, without limitation, a reserve account or a cash collateral account.

     "GROUP AVAILABLE PRINCIPAL AMOUNT" will mean, with respect to each Distribution Date, the amount remaining on deposit in the Group One Principal Collections Reallocation Account on that Distribution Date after all withdrawals have been made from that account for the benefit of any series in Group One, but before that amount is withdrawn from the Group One Principal Collections Reallocation Account and deposited into the Collections Account pursuant to the Series Supplement.

     "GROUP EXCESS SPREAD" will mean, for any Distribution Date, the sum of the Series Excess Spreads for each series that is a member of the same Group as this Series, in each case for that Distribution Date.

     "GROUP FINANCE CHARGE COLLECTIONS REALLOCATION ACCOUNT" will mean the non-interest bearing segregated trust account for reallocated Finance Charge Collections and other income for a Group established and maintained by the Trustee with an office or branch of the Trustee or a Qualified Institution for the benefit of the certificateholders of each series that is a member of that Group.

     "GROUP PRINCIPAL ALLOCATION EVENT" will mean the first Distribution Date, if any, on which:

     - the sum of the amount of Series Principal Collections less the amount of Series Yield Collections for each series that is a member of Group One that is not in its Amortization Period or its Early Accumulation Period, if applicable, is less than

     - the Group Required Principal Amount for that Distribution Date.

     "GROUP PRINCIPAL COLLECTIONS REALLOCATION ACCOUNT" will mean the non-interest bearing segregated trust account for reallocated Principal Collections for a Group established and maintained by the Trustee with an office or branch of the Trustee or a Qualified Institution for the benefit of the investor certificateholders of each series that is a member of that Group.

     "GROUP REQUIRED PRINCIPAL AMOUNT" will mean, with respect to Group One, for any Distribution Date, the sum of the Series Required Principal Amounts for that Distribution Date for each series that is a member of Group One that is in its Controlled Liquidation Period or Accumulation Period, as applicable.

     "LIBOR" will mean, for any interest accrual period, the rate determined by the Trustee two business days before the beginning of the interest accrual period as follows:

     - If a rate for one-month deposits in United States dollars appears on Telerate Page 3750 as of 11:00 a.m., London time, on that day, then LIBOR will be the rate that appears on that page.

     - If no rate appears on Telerate Page 3750 as described above on that day, the Trustee will request the principal London office of four major banks in the London interbank market to provide a quotation of the rate, at approximately 11:00 a.m., London time, on that day, at which it would offer one-month dollar deposits in U.S. dollars to prime banks in the London interbank market.

     - If at least two banks provide the requested quotations, then LIBOR will be the arithmetic mean of the quotations.

     - If fewer than two banks provide the requested quotations as described above, the Trustee will request four major banks in New York City to provide a quotation of the rate, at approximately 11:00 a.m., New York City time, on that day, at which it would offer one-month loans in U.S. dollars to leading European banks, and LIBOR will be the arithmetic mean of those quotations.

     "MAXIMUM CLASS B CREDIT ENHANCEMENT AMOUNT" will mean:

     - on any Distribution Date before the Master Servicer makes an Effective Alternative Credit Support Election, the greater of:

          - $5,263,160; and

          - an amount equal to 7.5% of the Series Investor Interest as of the last day of the prior calendar month; or

     - on any Distribution Date after the Master Servicer has made an Effective Alternative Credit Support Election, the greater of:

          - $5,263,160; and

          - an amount equal to 12.5% of the Series Investor Interest as of the last day of the prior calendar month;

provided, however, that if an Amortization Event occurs with respect to this Series, the Maximum Class B Credit Enhancement Amount for each Distribution Date after the Amortization Event will equal the Maximum Class B Credit Enhancement Amount for the Distribution Date immediately before the Amortization Event; and provided, further, that if a Credit Enhancement drawing has been made, until such time as the Available Class B Credit Enhancement Amount has been reinstated in an amount at least equal to the amount of that Credit Enhancement drawing, the Maximum Class B Credit Enhancement Amount will be the Maximum Class B Credit Enhancement Amount as of the date of that Credit Enhancement drawing.

     "MONEY MARKET YIELD" will mean a yield (expressed as a percentage rounded to the nearest one-hundredth of a percent, with five hundred one-thousandths of a percent rounded upwards) calculated in accordance with the following formula:

                         D x 360 x 100
Money Market Yield   =   -------------
                         360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the related interest accrual period.

     "PAYING AGENT" will mean any paying agent appointed pursuant to the Pooling and Servicing Agreement, and will initially be the Corporate Trust Office of the Trustee.

     "PORTFOLIO YIELD" will mean, with respect to any calendar month, the annualized percentage equivalent of a fraction, the numerator of which will be the sum of:

     - the amount of Finance Charge Collections received during that month;

     - the amount of Series Yield Collections for each series then outstanding (including this Series) for that month; and

     - the amount of Series Additional Funds for each series then outstanding (including this Series) for that month;

and the denominator of which will be the total amount of Principal Receivables in the Trust as of the first day of that month.

     "REQUIRED DAILY DEPOSIT" will mean, for any Servicer that is required during any month to deposit Collections into the Collections Account on a daily basis pursuant to the Pooling and Servicing Agreement, amounts that will be available to pay interest and principal, as applicable, under the Cash Flows, up to that Servicer's proportionate share of the interest and principal expected to be paid to investors in this Series on the related Distribution Date, as more fully specified in the Series Supplement.

     "SERIES ADDITIONAL FUNDS" will mean this Series' share of any Additional Funds in the Trust.

     "SERIES AVAILABLE PRINCIPAL AMOUNT" will mean, for any Distribution Date, if a Group Principal Allocation Event has occurred, for each series that is a member of Group One that is in its Controlled Liquidation Period or Accumulation Period, as applicable, an amount calculated as follows: for each such series, seriatim, beginning with the series with the largest Series Investor Interest for that Distribution Date (and if more than one series has the same Series Investor Interest on that Distribution Date, beginning with whichever of those series has the longest time remaining in its Controlled Liquidation Period or Accumulation Period, as applicable (assuming that no Amortization Event or Early Accumulation Event occurs with respect to that series)), an amount equal to:

     - the Group Available Principal Amount; less

     - the Series Required Principal Amount less the amount of such series' Controlled Liquidation Amount or Controlled Accumulation Amount, as applicable, that was funded on that Distribution Date

       (including any portion of that amount that was funded by amounts withdrawn from the applicable Group Principal Collections Reallocation Account pursuant to the Series Supplement for that series).

For purposes of calculating the Series Available Principal Amount for each other such series, the Group Available Principal Amount will be reduced by the Series Available Principal Amount for the prior series for which the Series Available Principal Amount was calculated.

     "SERIES CLOSING DATE" will mean April 6, 1999.

     "SERIES COLLECTIONS ACCOUNT" will mean the non-interest bearing segregated trust account for Collections allocated to this Series, established and maintained by the Trustee with an office or branch of the Trustee or a Qualified Institution for the benefit of the investors in this Series.

     "SERIES DISTRIBUTION ACCOUNT" will mean a non-interest bearing segregated trust account established and maintained by the Trustee with an office or branch of the Trustee or a Qualified Institution for the benefit of the investors of this Series.

     "SERIES EXCESS SPREAD" will mean, for any Distribution Date, an amount equal to:

     - the sum of Series Finance Charge Collections, Series Yield Collections, Series Additional Funds and any Class Investment Income for any Class of this Series; minus

     - the sum of:

          - the monthly interest for each Class of this Series;

          - the monthly servicing fee for each Class of this Series;

          - the product of the Series Percentage with respect to the Charged-Off Amount and the Charged-Off Amount; and

          - the Credit Enhancement Fee,

in each case for the Distribution Date.

     "SERIES FINANCE CHARGE COLLECTIONS" will mean the sum of the amount of Class Finance Charge Collections for each Class for any day or, with respect to any Distribution Date or Trust Distribution Date, for the prior calendar month.

     "SERIES INTEREST FUNDING ACCOUNT" will mean the non-interest bearing segregated trust account for interest to be paid to the investors in this Series, established and maintained by the Trustee with an office or branch of the Trustee or a Qualified Institution for the benefit of the investors in this Series.

     "SERIES INVESTED AMOUNT" will mean, with respect to any Distribution Date, the sum of the Class A Invested Amount and the Class B Invested Amount on that Distribution Date.

     "SERIES INVESTOR INTEREST" will mean, with respect to any Distribution Date, the sum of the Class A Investor Interest and the Class B Investor Interest on that Distribution Date. On the Series Closing Date, the Series Investor Interest will be $526,316,000.

     "SERIES MINIMUM PRINCIPAL RECEIVABLES BALANCE" will mean, on any date of determination, the sum of:

     - if a Fixed Principal Allocation Event has not occurred, the Series Investor Interest on such date of determination, divided by 0.93; or

     - if a Fixed Principal Allocation Event has occurred, the Series Investor Interest as of the date of the Fixed Principal Allocation Event, divided by 0.93; and

     - the product of:

          - the sum of (1) the amount on deposit in the Series Principal Funding Account on the date of determination and (2) for any date of determination during the Accumulation Period, the scheduled principal deposit (and any shortfalls from prior months) for the next Distribution Date; and

          - a fraction the numerator of which is the Estimated Investment Shortfall and the denominator of which is the Estimated Yield, in each case on such date of determination, divided by 0.93;

provided, however, that Greenwood may, upon 30 days' prior notice to the Trustee, the rating agencies and the Credit Enhancement Provider, reduce the Series Minimum Principal Receivables Balance by increasing the divisors set forth above (0.93), subject to the condition that Greenwood shall have been notified by the rating agencies that the rating agencies would not lower or withdraw their ratings on any Class of any Series then outstanding because of the reduction, and provided, further, that Greenwood may not increase the divisors set forth above to more than 0.98.

     "SERIES PERCENTAGE" will mean, with respect to any specified category (which categories are described in clauses (i)-(v) of the definition of "Class Percentage"), with respect to any Distribution Date or Trust Distribution Date, as applicable, the sum of the Class A Percentage and the Class B Percentage with respect to that category on that Distribution Date or Trust Distribution Date, as applicable.

     "SERIES PRINCIPAL COLLECTIONS" will mean the sum of the amount of Class Principal Collections for each Class for any day or, with respect to any Distribution Date or Trust Distribution Date, for the prior calendar month.

     "SERIES PRINCIPAL COLLECTIONS ACCOUNT" will mean a non-interest bearing segregated trust account for this Series established and maintained by the Trustee with an office or branch of the Trustee or a Qualified Institution for the benefit of the investors in this Series.

     "SERIES PRINCIPAL FUNDING ACCOUNT" will mean the non-interest bearing segregated trust account for principal to be paid to the investors in this Series, established and maintained by the Trustee with an office or branch of the Trustee or a Qualified Institution for the benefit of the investors in this Series.

     "SERIES REQUIRED PRINCIPAL AMOUNT" will mean, with respect to each Distribution Date, with respect to each series that is a member of Group One that is in its Controlled Liquidation Period or Accumulation Period, as applicable:

     - if the Distribution Date is not in March, 125%; or

     - if the Distribution Date is in March, 105%,

of the scheduled principal payment or deposit (plus prior shortfalls), as applicable, for the series for that Distribution Date.

     "SERIES TERMINATION DATE" will mean the first business day following September 15, 2004 (or, if September 15, 2004 is not a business day, the second business day following September 15, 2004).

     "SERIES YIELD COLLECTIONS" will mean those Series Principal Collections that the Master Servicer has elected to recharacterize as Finance Charge Collections, and will be an amount equal to the product of the Series Yield Factor and the amount of Series Principal Collections for any day or, with respect to any Distribution Date, for the prior calendar month.

     "SERIES YIELD FACTOR" will initially be zero, but may be increased by the Master Servicer pursuant to the terms of the Series Supplement for this Series.

     "SUPPLEMENTAL SUBORDINATED AMOUNT" will mean the lesser of:

     - $2,631,580 before an Effective Alternative Credit Support Election; or

     - zero after an Effective Alternative Credit Support Election.

     "SUPPLEMENTAL CREDIT ENHANCEMENT EVENT" will occur the first time the long-term debt or deposit rating of Greenwood or any Additional Seller is withdrawn or reduced below BBB- by Standard & Poor's.

     "TELERATE PAGE 3750" will mean the display page so designated on the Dow Jones Telerate Service (or any other page that may replace that page on that service or a successor service for the purpose of displaying comparable rates or prices).

     "TRUSTEE" will mean U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), its successors and assigns.

                                    ANNEX A
                                   CASH FLOWS

     We have summarized the cash flow provisions for this Series and we have used familiar terms in this summary instead of the more complex defined terms that the Series Supplement uses. You should review the complete cash flows in the form of Series Supplement that we filed with the Registration Statement for these securities. References to interest, servicing fees and charged-off amounts can include amounts that the Trust did not fully pay, deposit or reimburse in prior months, and are therefore carried forward. Although the Cash Flows account for Subordinate Series, no Subordinate Series are currently outstanding.

     FUNDS DISTRIBUTED TO THIS SERIES. On or before each Distribution Date, Greenwood as Master Servicer will direct the Trustee to deposit into the Series Collections Account an amount equal to:

     - Series Finance Charge Collections for the preceding month; and

     - Series Principal Collections for the preceding month.

The Trustee will also deposit into the Series Collections Account:

     - Class A Additional Funds, if any; and

     - Class B Additional Funds, if any.

The Trustee will deposit funds into and distribute funds from the Series Collections Account as described below.

     DISTRIBUTION AND APPLICATION OF FUNDS. On or before each Distribution Date, the Master Servicer will direct the Trustee to allocate funds in the order set forth below, to the extent funds are available:

     (1) INTEREST DEPOSIT. If the Trust has earned interest on the Series Principal Funding Account in the prior month, the Trustee will deposit the investors' share of this interest into the Series Collections Account.

     (2) CLASS A INTEREST AND SERVICING FEES.  The Trust will use

          - Class A Finance Charge Collections and

          - other Class A income, if any (including Class A Additional Funds, interest on the Series Principal Funding Account and Class A Yield Collections)

     to deposit Class A interest and servicing fees. (To the Series Distribution Account.)

     (3) CLASS A INTEREST AND SERVICING FEES. If the Trust cannot deposit Class A interest and servicing fees in full in step (2), it will also use

          - funds available from a Subordinate Series, if any, to pay the shortfall to deposit Class A interest and servicing fees. (To the Series Distribution Account.)

     (4) CLASS A CHARGE-OFFS.  The Trust will use

          - Class A Finance Charge Collections remaining after step (2), and

          - other Class A income, if any, remaining after step (2)

     to reimburse Class A charge-offs. (To the Series Principal Collections Account.)

     (5) CLASS A CHARGE-OFFS. If the Trust cannot reimburse Class A charge-offs in full in step (4), it also will use

          - funds available to reimburse the shortfall from a Subordinate Series, if any,

     to reimburse Class A charge-offs. (To the Series Principal Collections Account.)

     (6) CLASS A INTEREST AND SERVICING FEES. If the Trust cannot deposit Class A interest and servicing fees in full in steps (2) and (3), it will also use

          - Class B Finance Charge Collections,

          - other Class B income (including Class B Additional Funds and Class B Yield Collections, if any), and

          - Class B Principal Collections

     to deposit Class A interest and servicing fees. In this step, the Trust will only use Class B Finance Charge Collections and other Class B income up to the amount of monthly Class B interest and servicing fees, and the Trust will only use these Class B amounts (including Class B Principal Collections) up to the Available Subordinated Amount. The Available Subordinated Amount will decline by the amount used in this step. (To the Series Distribution Account.)

     (7) CLASS A CHARGE-OFFS. If the Trust cannot reimburse Class A charge-offs in full in steps (4) and (5), it will also use

          - Class B Finance Charge Collections remaining after step (6),

          - other Class B income remaining after step (6), and

          - Class B Principal Collections remaining after step (6)

     to reimburse Class A charge-offs. In this step, the Trust will only use Class B Finance Charge Collections and other Class B income up to the amount of monthly Class B interest and servicing fees minus the amount used in step (6), and the Trust will only use Class B amounts (including Class B Principal Collections) up to the Available Subordinated Amount. The Available Subordinated Amount will decline by the amount used in this step. (To the Series Principal Collections Account.)

     (8) CLASS B INTEREST AND SERVICING FEES.  The Trust will use

          - Class B Finance Charge Collections remaining after steps (6) and
            (7), and

          - other Class B income remaining after steps (6) and (7)

     to deposit Class B interest and servicing fees. In this step, the Trust will only use Class B Finance Charge Collections and other Class B income up to the amount equal to:

          - the Class B interest and servicing fees, minus

          - the amount used in steps (6) and (7).

     (To the Series Distribution Account.)

     (9) CLASS B INTEREST AND SERVICING FEES. If the Trust cannot deposit Class B interest and servicing fees in full in step (8), it will also use

          - funds remaining available after steps (3) and (5) to pay the shortfall from a Subordinate Series, if any to deposit Class B interest and servicing fees. (To the Series Distribution Account.)

     (10) CLASS B CHARGE-OFFS.  The Trust will use

          - funds remaining available to reimburse charge-offs after steps (3),
            (5) and (9) from a Subordinate Series, if any,

     to reimburse Class B charge-offs. (To the Series Principal Collections Account.)

     (11) CLASS A INTEREST AND SERVICING FEES. If the Trust cannot deposit Class A interest and servicing fees in full in steps (2), (3), and (6), it will also use

          - Class B Finance Charge Collections remaining after step (8), and

          - other Class B income remaining after step (8)

     to deposit Class A interest and servicing fees. The Trust will only use these Class B amounts up to the Available Subordinated Amount; the Available Subordinated Amount will decline by the amount used in this step. (To the Series Distribution Account.)

     (12) CLASS A CHARGE-OFFS. If the Trust cannot reimburse Class A charge-offs in full in steps (4), (5) and (7), it will also use

          - Class B Finance Charge Collections remaining after step (11), and

          - other Class B income remaining after step (11)

     to reimburse Class A charge-offs. The Trust will only use these Class B amounts up to the Available Subordinated Amount; the Available Subordinated Amount will decline by the amount used in this step. (To the Series Principal Collections Account.)

     (13) CLASS A CHARGE-OFFS. If the Trust cannot reimburse Class A charge-offs in full in steps (4), (5), (7) and (12), it will reallocate

          - the Class B Investor Interest

     to reimburse Class A charge-offs. The Trust will only reallocate the Class B Investor Interest up to the Available Subordinated Amount; the Available Subordinated Amount will decline by the amount used in this step. (To the Series Principal Collections Account.)

     (14) CLASS B INTEREST AND SERVICING FEES. If the Trust cannot deposit Class B interest and servicing fees in full in steps (8) and (9), it will also use

          - Class A Finance Charge Collections remaining after step (4),

          - other Class A income remaining after step (4),

          - Class B Finance Charge collections remaining after step (12), and

          - other Class B income remaining after step (12)

     to deposit Class B interest and servicing fees. (To the Series Distribution Account.)

     (15) CLASS B CHARGE-OFFS. If the Trust cannot reimburse Class B charge-offs in full in step (10), it will also use

          - Class A Finance Charge Collections remaining after step (14),

          - other Class A income remaining after step (14),

          - Class B Finance Charge Collections remaining after step (14), and

          - other Class B income remaining after step (14)

     to reimburse Class B charge-offs. (To the Series Principal Collections Account.)

     (16) CREDIT ENHANCEMENT.  The Trust will use

          - Class A Finance Charge Collections remaining after step (15),

          - other Class A income remaining after step (15),

          - Class B Finance Charge Collections remaining after step (15), and

          - other Class B income remaining after step (15) to increase the Available Class B Credit Enhancement Amount to the Maximum Class B Credit Enhancement Amount. The Available Subordinated Amount will increase by the amount deposited in this step. (To the Credit Enhancement Account.)

     (17) CLASS B INTEREST AND SERVICING FEES. If the Trust cannot deposit Class B interest and servicing fees in full in steps (8), (9) and (14), it will also use

          - the Available Class B Credit Enhancement Amount

     to deposit Class B interest and servicing fees. (To the Series Distribution Account.)

     (18) CLASS B CHARGE-OFFS. If the Trust cannot reimburse Class B charge-offs in full in steps (10) and (15), it will also use

          - the Available Class B Credit Enhancement Amount remaining after step
            (17)

     to reimburse Class B charge-offs. (To the Series Principal Collections Account.)

     (19) CREDIT ENHANCEMENT FEE.  The Trust will use

          - Class A Finance Charge Collections remaining after step (16),

          - other Class A income remaining after step (16),

          - Class B Finance Charge Collections remaining after step (16), and

          - other Class B income remaining after step (16)

     to pay fees and interest to the Credit Enhancement Provider. (To the Trustee; to be applied in accordance with the Credit Enhancement Agreement.)

     (20) REALLOCATION TO OTHER SERIES.  The Trust will reallocate

          - Class A Finance Charge Collections remaining after step (19),

          - other Class A income remaining after step (19),

          - Class B Finance Charge Collections remaining after step (19), and

          - other Class B income remaining after step (19)

     to pay or deposit interest and servicing fees and to reimburse charge-offs for other series in Group One. (To the Group One Finance Charge Collections Reallocation Account.)

     (21) CLASS A INTEREST AND SERVICING FEES. If the Trust cannot deposit Class A interest and servicing fees in full in steps (2), (3), (6) and
     (11), it will also use

          - a pro rata share of funds from other series in the Group One Finance Charge Collections Reallocation Account

     to deposit Class A interest and servicing fees. (To the Series Distribution Account.) The pro rata share equals:

          - the amount of Class A interest and servicing fees not deposited after step (11), divided by

          - the amount of Class A interest and servicing fees not deposited for all series in Group One after step (11) of the cash flows for each series (or an equivalent step).

     (22) CLASS A CHARGE-OFFS. If the Trust cannot reimburse Class A charge-offs in full in steps (4), (5), (7), (12) and (13), it will also use

          - a pro rata share of funds from other series remaining in the Group One Finance Charge Collections Reallocation Account after step (21) for each series (or an equivalent step)
     to reimburse Class A charge-offs. (To the Series Principal Collections Account.) The pro rata share equals:

          - the amount of Class A charge-offs unreimbursed after step (13), divided by

          - the amount of Class A charge-offs unreimbursed for all series in Group One after step (13) of the cash flows for each series (or an equivalent step).

     (23) CLASS B INTEREST AND SERVICING FEES. If the Trust cannot deposit Class B interest and servicing fees in full in steps (8), (9), (14) and
     (17), it will also use:

          - a pro rata share of funds from other series remaining in the Group One Finance Charge Collections Reallocation Account after step (22) of the cash flows for each series (or an equivalent step)

     to deposit Class B interest and servicing fees. (To the Series Distribution Account.) The pro rata share equals:

          - the amount of Class B interest and servicing fees not deposited after step (17), divided by

          - the amount of Class B interest and servicing fees not deposited for all series in Group One after step (17) of the cash flows for each series (or an equivalent step).

     The Available Subordinated Amount will be increased by the amount deposited in this step.

     (24) CLASS B CHARGE-OFFS. If the Trust cannot reimburse Class B charge-offs in full in steps (10), (15), and (18), it will also use

          - a pro rata share of funds from other series remaining in the Group One Finance Charge Collections Reallocation Account after step (23) of the cash flows for each series (or an equivalent step)

     to reimburse Class B charge-offs. (To the Series Principal Collections Account.) The pro rata share equals:

          - the amount of Class B charge-offs unreimbursed after step (18), divided by

          - the amount of Class B charge-offs unreimbursed for all series in Group One after step (18) of the cash flows for each series (or an equivalent step).

     The Available Subordinated Amount will be increased by the amount deposited in this step.

     (25) INTEREST, SERVICING FEES AND CHARGE-OFFS FOR OTHER SERIES. If the Trust cannot deposit the interest and servicing fees, or reimburse the charge-offs, for junior classes (such as Class C, if any) of all other series in Group One in accordance with earlier cash flows steps for those series, the Trust will use

          - funds remaining in the Group One Finance Charge Collections Reallocation Account after step (24) of the cash flows for each series (or an equivalent step)

     to deposit the interest and servicing fees, and reimburse the charge-offs, for those junior classes in accordance with the cash flow provisions for those series.

     (26) CREDIT ENHANCEMENT. If the Available Class B Credit Enhancement Amount is less than the Maximum Class B Credit Enhancement Amount after steps (16), (17) and (18), the Trust will use

          - a pro rata share of funds from other series remaining in the Group One Finance Charge Collections Reallocation Account after step (25) of the cash flows for each series (or the steps described in step
            (25), or an equivalent step)
     to increase the Available Class B Credit Enhancement Amount to the Maximum Class B Credit Enhancement Amount. (To the Credit Enhancement Account.) The pro rata share equals:

          - the difference between the Maximum Class B Credit Enhancement Amount and the Available Class B Credit Enhancement Amount after step (18), divided by

          - the sum of this difference for all series in Group One after step
            (18) of the cash flows for each series (or an equivalent step).

     The Available Subordinated Amount will increase by the amount deposited in this step.

     (27)PAYMENTS TO GREENWOOD AND THE CREDIT ENHANCEMENT PROVIDER. The Trust will use

          - a pro rata share of funds from this Series and other series remaining in the Group One Finance Charge Collections Reallocation Account after step (26) for each series (or an equivalent step)

     to pay Greenwood and the Credit Enhancement Provider in accordance with the Credit Enhancement Agreement. (To the Trustee; to be applied in accordance with the Credit Enhancement Agreement.) The pro rata share equals:

          - the Series Investor Interest, divided by

          - the series investor interests for all series in Group One.

     (28) PRINCIPAL COLLECTIONS. The Trustee will deposit

          - funds remaining in the Series Collections Account after step (20)

     into the Series Principal Collections Account. (To the Series Principal Collections Account.)

     (29) PRINCIPAL. The Trust will use

          - funds in the Series Principal Collections Account

     to make the scheduled principal deposit during the Accumulation Period or, in the Amortization Period, to pay the Series Investor Interest. (To the Series Principal Funding Account.)

     (30) PRINCIPAL. If the Trust cannot make the scheduled principal deposit during the Accumulation Period or, in the Amortization Period, pay the Series Investor Interest in full in step (29), it will also use

          - funds available to pay the shortfall from a Subordinate Series, if any to make the scheduled principal deposit or pay the Series Investor Interest. (To the Series Principal Funding Account.)

     (31)REALLOCATION TO OTHER SERIES.   The Trust will reallocate

          - funds remaining in the Series Principal Collections Account to pay the scheduled principal payment or make the scheduled principal deposit for other series in Group One. (To the Group One Principal Collections Reallocation Account.)

     (32) CLASS A PRINCIPAL.   During the Accumulation Period only, if the Trust
     cannot make the scheduled principal deposit for Class A in full in steps
     (29) and (30), it will also use

          - a pro rata share of funds from other series in the Group One Principal Collections Reallocation Account

     to make the scheduled principal deposit for Class A. (To the Series Principal Funding Account.) The pro rata share equals:

          - the amount of the scheduled principal deposit for Class A that the Trust did not deposit in steps (29) and (30), divided by

          - the amount of the scheduled principal deposits or payments for Class A of all series in Group One in their Accumulation Periods or Controlled Liquidation Periods that the Trust did not pay or deposit in steps (29) and (30) of the cash flows for each series in Group One (or equivalent steps).

     (33) CLASS B PRINCIPAL. During the Accumulation Period only, if the Trust cannot make the scheduled principal deposit for Class B in full in steps
     (29) and (30), it will also use

          - a pro rata share of funds from other series remaining in the Group One Principal Collections Reallocation Account after step (32) for each series in Group One (or an equivalent step)

     to make the scheduled principal deposit for Class B. (To the Series Principal Funding Account.) The pro rata share equals

          - the amount of the scheduled principal deposit for Class B that the Trust did not deposit in steps (29) and (30), divided by

        - the amount of the scheduled principal deposits or payments for Class B of all series in Group One in their Accumulation Periods or Controlled Liquidation Periods that the Trust did not pay or deposit in steps
          (29) and (30) of the cash flows for each series in Group One (or equivalent steps).

     (34) PRINCIPAL FOR OTHER SERIES. If the Trust cannot pay or deposit the scheduled principal payment or deposit for junior classes (such as Class C, if any) of all other series in Group One in their Accumulation Periods or Controlled Liquidation Periods in accordance with earlier cash flow steps for those series, the Trust will use

          - funds remaining in the Group One Principal Collections Reallocation Account after step (33) (or an equivalent step)

     to pay or deposit the scheduled principal payment or deposit for those junior classes in accordance with the cash flow provisions for those series.

     (35) DEPOSIT TO THE COLLECTIONS ACCOUNT.  The Trustee will deposit

          - funds remaining in the Group One Principal Collections Reallocation Account after step (34) of the cash flows for each series in Group One (or the steps described in step (34), or an equivalent step) into the Collections Account.

     (To the Collections Account.)

     (36) PAYMENT TO THE HOLDER OF THE SELLER CERTIFICATE. After the Trust has made all allocations for all of its series, it will use

          - funds on deposit in the Collections Account to pay Greenwood (as the holder of the Seller Certificate) the amount of the Seller Interest.

     Any funds that remain in the Collections Account after this payment will remain there until the next Trust Distribution Date, when the Trust will allocate them as Principal Collections.

PAYMENTS

     Interest and Servicing Fees. On or before each Distribution Date, after the Trustee applies the funds as described in "Cash Flows," the Trustee, acting on the Master Servicer's directions, will make the following deposits and payments in the order set forth below, to the extent funds are available:

     (1) CLASS A INTEREST.  The Trust will use:

          - funds deposited into the Series Distribution Account for Class A to deposit Class A interest. (To the Series Interest Funding Account.)

     (2) CLASS A SERVICING FEES.  The Trust will use

          - funds remaining in the Series Distribution Account for Class A after step (1)

     to pay Class A servicing fees. (To the Master Servicer.)

     (3) CLASS B INTEREST.  The Trust will use

          - funds deposited into the Series Distribution Account for Class B to deposit Class B interest. (To the Series Interest Funding Account.)

     (4) CLASS B SERVICING FEES.  The Trust will use

          - funds remaining in the Series Distribution Account for Class B after step (3)

     to pay Class B servicing fees. (To the Master Servicer.)

On each interest payment date the Trustee will pay to Class A investors the Class A interest deposited into the Series Interest Funding Account since the last interest payment date (or, on the first interest payment date, since the date the Trust issued the Certificates). On each interest payment date, the Trustee will also pay to Class B investors the Class B interest deposited into the Series Interest Funding Account since the last interest payment date (or, on the first interest payment date, since the date the Trust issued the Certificates).

          Principal.  Unless an Amortization Event has occurred:

          - On March 15, 2002 (or, if not a business day, the next business day), the Trustee will withdraw all amounts on deposit in the Series Principal Funding Account, up to the Class A Invested Amount, and pay them to the Class A investors; and

          - On April 15, 2002 (or, if not a business day, the next business day), the Trustee will withdraw all funds remaining on deposit in the Series Principal Funding Account, up to the Class B Invested Amount, and pay them to the Class B investors.

     If an Amortization Event has occurred, on each Distribution Date the Trustee will withdraw all funds from the Series Principal Funding Account and pay them:

          - first, to the Class A investors until the Class A Invested Amount is reduced to zero; and then

          - to the Class B investors until the Class B Invested Amount is reduced to zero.

     The Trustee will not pay more than the Class A Invested Amount to the Class A investors or more than the Class B Invested Amount to the Class B investors from the funds in the account. The Trustee will not pay any principal to the Class B investors until it has paid the Class A investors the full amount of their principal investment.

                                                                         ANNEX B

                                  OTHER SERIES

     The table below sets forth the principal characteristics of the Class A and Class B certificates of all of the series the Trust has issued that are currently outstanding. All series are in Group One unless otherwise indicated. For more specific information with respect to any series, you should contact the Servicer at (813) 288-3418. The Servicer will provide you, without charge, a copy of the prospectus, prospectus supplement, if applicable, and Series Supplement (without exhibits) for any publicly issued series.


SERIES                               1993-1              1993-2              1993-3              1994-2              1994-3
-----------------------------  ------------------  ------------------  ------------------  ------------------  ------------------
Initial Investor Interest
 Class A.....................     $750,000,000        $800,000,000        $350,000,000        $850,000,000        $750,000,000
 Class B.....................     $47,873,000         $33,334,000         $16,493,000         $44,737,000         $39,474,000
Interest Rate
 Class A.....................     LIBOR+0.27%            5.40%               6.20%            LIBOR+0.35%         LIBOR+0.19%
 Class B.....................        5.30%               5.75%               6.45%               8.05%               7.75%
Initial Credit Enhancement(1)
 Class A.....................        8.00%               6.00%               6.50%               10.00%              10.00%
 Class B.....................        4.50%               3.50%               4.00%               5.00%               5.00%
Closing Date.................   October 27, 1993    December 1, 1993   November 23, 1993    October 14, 1994    October 20, 1994
Expected Maturity Date
 Class A.....................    April 15, 1999       May 15, 1999     November 17, 2003     April 15, 2002     October 15, 1999
 Class B.....................     May 17, 1999       June 15, 1999     December 15, 2003      May 15, 2002      October 15, 1999
Type of Principal Payment(2)
 Class A.....................       Cont Liq            Cont Liq             Bullet             Cont Liq             Bullet
 Class B.....................        Bullet              Bullet              Bullet              Bullet              Bullet
Series Termination Date......   October 16, 2001   November 16, 2001      May 16, 2006      October 16, 2004     April 16, 2002


SERIES                               1995-1              1995-2              1995-3              1996-1              1996-2
-----------------------------  ------------------  ------------------  ------------------  ------------------  ------------------
Initial Investor Interest
 Class A.....................     $600,000,000        $500,000,000        $500,000,000       $1,000,000,000       $900,000,000
 Class B.....................     $31,579,000         $26,316,000         $26,316,000         $52,632,000         $47,369,000
Interest Rate
 Class A.....................     LIBOR+0.28%            6.55%            LIBOR+0.21%         LIBOR+0.17%         LIBOR+0.22%
 Class B.....................     LIBOR+0.45%            6.75%            LIBOR+0.33%         LIBOR+0.30%         LIBOR+0.36%
Initial Credit Enhancement(1)
 Class A.....................        11.00%              6.50%               11.00%              10.00%              11.00%
 Class B.....................        6.00%               3.00%               6.00%               5.50%               6.00%
Closing Date.................    April 19, 1995      August 1, 1995    September 28, 1995   January 18, 1996    January 29, 1996
Expected Maturity Date
 Class A.....................   August 16, 2004     August 15, 2000    September 16, 2002   January 15, 2001    January 15, 2003
 Class B.....................  September 15, 2004  September 15, 2000   October 15, 2002   February 15, 2001   February 17, 2003
Type of Principal Payment(2)
 Class A.....................        Bullet              Bullet              Bullet              Bullet              Bullet
 Class B.....................        Bullet              Bullet              Bullet              Bullet              Bullet
Series Termination Date......  February 16, 2007   February 18, 2003   March 16, 2005        July 16, 2003       July 18, 2005

-------------------------

(1) Expressed as a percentage of the initial Series Investor Interest.

(2) "Cont Liq" means that the Trust is scheduled to repay principal in 12 equal monthly payments. "Bullet" means that the Trust is scheduled to repay principal in one payment.

(3) Interest rate payable by the Trust to the swap counterparty. (The swap counterparty pays interest on the Class A Certificates at the rate of DM LIBOR+0.07%.)

(4) The controlled liquidation period for Series 1997-2 has a variable length of up to 90 months. The amount of principal repaid each month is based on an index.

(5) Based on the cost of commercial paper that is issued by the holder of the Class A Certificate.


             SERIES                     1996-3             1996-4             1996-5              1997-1             1997-2
---------------------------------  -----------------  -----------------  -----------------  ------------------  -----------------
Initial Investor Interest
 Class A.........................    $600,000,000      $1,000,000,000      $819,188,676        $750,000,000       $500,000,000
 Class B.........................     $31,579,000        $52,632,000        $43,116,000        $39,474,000         $26,316,000
Interest Rate
 Class A.........................        6.05%          LIBOR+0.375%     LIBOR+0.0825%(3)      LIBOR+0.09%           6.792%
 Class B.........................        6.25%           LIBOR+0.55%        LIBOR+0.25%        LIBOR+0.27%         LIBOR+0.40%
Initial Credit Enhancement(1)
 Class A.........................        6.00%             11.00%             10.00%              12.50%              9.00%
 Class B.........................        3.00%              6.00%              5.50%              7.50%               4.00%
Closing Date.....................  February 21, 1996   April 30, 1996      July 24, 1996     August 26, 1997    October 15, 1997
Expected Maturity Date
 Class A.........................  February 15, 2006   April 15, 2011      July 19, 1999     August 15, 2002    October 15, 2007
 Class B.........................   March 15, 2006      May 16, 2011      August 18, 1999   September 16, 2002  November 15, 2007
Type of Principal Payment(2)
 Class A.........................       Bullet             Bullet             Bullet              Bullet           Cont Liq(4)
 Class B.........................       Bullet             Bullet             Bullet              Bullet             Bullet
Series Termination Date..........   August 18, 2008   October 16, 2013   January 18, 2002   February 16, 2005    April 16, 2010


             SERIES                    1997-3             1997-4             1998-1              1998-2              1998-3
--------------------------------  -----------------  -----------------  -----------------  ------------------  ------------------
Initial Investor Interest
 Class A........................    $650,000,000       $750,000,000       $350,000,000        $500,000,000        $750,000,000
 Class B........................     $34,211,000        $39,474,000        $18,422,000        $26,316,000         $39,474,000
Interest Rate
 Class A........................     LIBOR+0.13%        LIBOR+0.07%        LIBOR+0.09%           5.80%            LIBOR+0.125%
 Class B........................     LIBOR+0.31%        LIBOR+0.25%        LIBOR+0.27%           5.95%            LIBOR+0.29%
Initial Credit Enhancement(1)
 Class A........................       12.50%             12.50%             12.50%              8.50%               12.50%
 Class B........................        7.50%              7.50%              7.50%              4.00%               7.50%
Closing Date....................  October 23, 1997   October 31, 1997   January 14, 1998     March 4, 1998       March 25, 1998
Expected Maturity Date
 Class A........................  October 15, 2004   October 16, 2000   February 15, 2001    March 15, 2001      March 17, 2003
 Class B........................  November 15, 2004  November 15, 2000   March 15, 2001      April 16, 2001      April 15, 2003
Type of Principal Payment(2)
 Class A........................       Bullet             Bullet             Bullet              Bullet              Bullet
 Class B........................       Bullet             Bullet             Bullet              Bullet              Bullet
Series Termination Date.........   April 17, 2007     April 16, 2003     August 18, 2003   September 16, 2003  September 16, 2005


             SERIES                    1998-4             1998-5             1998-6              1998-7              1999-1
--------------------------------  -----------------  -----------------  -----------------  ------------------  ------------------
Initial Investor Interest
 Class A........................    $500,000,000       $671,980,000       $500,000,000       $1,000,000,000       $500,000,000
 Class B........................     $26,316,000        $35,368,000        $26,316,000        $52,632,000         $26,316,000
Interest Rate
 Class A........................        5.75%          LIBOR-0.125%           5.85%              5.60%               5.30%
 Class B........................        5.90%           LIBOR+0.33%           6.05%              5.90%               5.55%
Initial Credit Enhancement(1)
 Class A........................        8.50%             12.50%              8.50%              8.50%               8.50%
 Class B........................        4.00%              7.50%              4.00%              4.00%               4.00%
Closing Date....................    April 9, 1998      June 12, 1998      July 30, 1998    November 12, 1998    February 9, 1999
Expected Maturity Date
 Class A........................   April 16, 2001      June 16, 2008      July 15, 2003    November 17, 2003   February 15, 2002
 Class B........................    May 15, 2001       July 15, 2008     August 15, 2003   December 15, 2003     March 15, 2002
Type of Principal Payment(2)
 Class A........................       Bullet             Bullet             Bullet              Bullet              Bullet
 Class B........................       Bullet             Bullet             Bullet              Bullet              Bullet
Series Termination Date.........  October 16, 2003   December 16, 2010  January 18, 2006      May 16, 2006      August 16, 2004


             SERIES                    1999-2             1994-A
--------------------------------  -----------------  -----------------
                                                     (GROUP TWO)
Initial Investor Interest
 Class A........................    $500,000,000      $2,550,000,000
 Class B........................     $26,316,000            --
Interest Rate
 Class A........................        5.90%          Variable (5)
 Class B........................        6.10%               N/A
Initial Credit Enhancement(1)
 Class A........................        8.50%              8.00%
 Class B........................        4.00%               N/A
Closing Date....................   March 10, 1999    December 20, 1994
Expected Maturity Date
 Class A........................   April 15, 2002           N/A
 Class B........................    May 15, 2002            N/A
Type of Principal Payment(2)
 Class A........................       Bullet            Cont Liq
 Class B........................       Bullet               N/A
Series Termination Date.........  October 18, 2004     May 16, 2002

PROSPECTUS

                        Discover(R) Card Master Trust I
                     Credit Card Pass-Through Certificates

                            Greenwood Trust Company
                      Master Servicer, Servicer and Seller
                            ------------------------

    Greenwood Trust Company ("Greenwood") intends to sell from time to time up to $7,605,269,000 aggregate principal amount of Credit Card Pass-Through Certificates ("investor certificates") consisting of one or more series, representing an undivided interest in the Discover Card Master Trust I (the "Trust "), formed pursuant to a Pooling and Servicing Agreement between Greenwood as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee, dated as of October 1, 1993, as amended. The property of the Trust includes a pool of receivables (the "Receivables") arising under selected Discover Card accounts in the portfolio of Discover Card accounts originated by Greenwood and all monies due or to become due in payment of the Receivables. Investor certificates will be sold from time to time under this Prospectus on terms determined for each series at the time of sale and described in the related Prospectus Supplement. Each series will consist of one or more classes of investor certificates. Each investor certificate will represent an undivided interest in the Trust and the interest of the investor certificateholders of each class of a series will include the right to receive a varying percentage of each month's collections with respect to the Receivables at the times, in the manner and to the extent described herein and in the related Prospectus Supplement.

    Although the specific terms of each series in respect to which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such series will not be subject to prior review by, or consent of, the holders of the investor certificates of any previously issued series.

    Interest and principal payments with respect to each series will be made as specified in the related Prospectus Supplement. One or more classes of a series may be entitled to the benefits of a form of credit enhancement as specified in the related Prospectus Supplement. In addition, each series may include one or more classes that are subordinated in right and priority to payment of principal of, and/or interest on, one or more other classes of such series or another series, in each case, to the extent described in the related Prospectus Supplement.
                            ------------------------

  THE INVESTOR CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF GREENWOOD TRUST COMPANY. NEITHER THE
INVESTOR CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR
      GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                              GOVERNMENTAL AGENCY.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

    The investor certificates may be sold through underwriting syndicates represented by one or more managing underwriters, which may include Morgan Stanley & Co. Incorporated ("MS & Co."), Morgan Stanley International Limited ("MSIL"), Dean Witter Reynolds Inc. ("DWR") or other affiliates of Greenwood, by underwriters without a syndicate, through agents designated from time to time, or directly to purchasers. If underwriters or agents are involved in the offering of investor certificates, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of investor certificates, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from the information contained in, the related Prospectus Supplement, and the net proceeds to Greenwood from such offering will be the public offering price of such investor certificates less such discount in the case of an underwriter, the purchase price of such investor certificates less such commission in the case of an agent, or the purchase price of such investor certificates in the case of a dealer, and less, in each case, the other expenses of Greenwood associated with the issuance and distribution of such investor certificates. See "Plan of Distribution."

    Following the initial distribution of a series of investor certificates, MS & Co., MSIL, DWR and other affiliates of Greenwood may offer and sell previously issued investor certificates in the course of their businesses as broker-dealers. MS & Co., MSIL, DWR and such other affiliates may act as a principal or agent in such transactions. This Prospectus and the accompanying Prospectus Supplement may be used by MS & Co., MSIL, DWR and such other affiliates in connection with such transactions. Such sales, if any, will be made at varying prices relating to market prices prevailing at the time of sale.

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF ANY SERIES OF INVESTOR CERTIFICATES UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.
                            ------------------------

                           MORGAN STANLEY DEAN WITTER

March 26, 1999

                               TABLE OF CONTENTS

                                                          PAGE
                                                          ----
Reports to Investor Certificateholders..................    2
Incorporation of Certain Documents by Reference.........    2
Prospectus Summary......................................    3
Risk Factors............................................    6
The Trust...............................................   12
  Formation of the Trust................................   12
  The Trustee...........................................   12
  Indemnification of the Trust and the Trustee..........   13
  Sale and Assignment of Receivables to the Trust.......   13
  Addition of Accounts..................................   13
  Removal of Accounts...................................   15
  Termination of the Trust..............................   15
Description of the Investor Certificates................   15
  General...............................................   15
  Interest Payments.....................................   16
  Principal Payments....................................   16
  Issuance of Additional Series.........................   17
  Collections Account and Group Collections Accounts....   17
  Class Percentages and Seller Percentage...............   18
  Allocations, Reallocations and Subordination of
    Collections.........................................   18
  Adjustments to Receivables............................   19
  Distributions of Collections and Application of
    Collections and Certain Other Amounts...............   19
  Additional Funds......................................   20
  Final Payment of Principal; Termination of Series.....   20
  Credit Enhancement....................................   21
  Repurchase of Trust Portfolio.........................   21
  Repurchase of Specified Receivables...................   22
  Repurchase of a Series................................   23
  Repurchase of Investor Certificates...................   23
  Sale of Seller Interest...............................   23
  Reallocation of Series Among Groups...................   24
  Amendments............................................   24
  List of Investor Certificateholders...................   25
  Meetings..............................................   25
  Book-Entry Registration...............................   25

                                                          PAGE
                                                          ----
  Definitive Certificates...............................   28
Servicing...............................................   29
  Master Servicer and Servicer..........................   29
  Servicing Compensation and Payment of Expenses........   29
  Certain Matters Regarding the Master Servicer and the
    Servicers...........................................   30
  Master Servicer Termination Events....................   30
  Servicer Termination Events...........................   31
  Evidence as to Compliance.............................   32
The Seller..............................................   32
  Greenwood.............................................   32
  Year 2000.............................................   33
  Insolvency-Related Matters............................   34
Certain Legal Matters Relating to the Receivables.......   35
  Transfer of Receivables...............................   35
  Certain UCC Matters...................................   36
  Consumer Protection Laws and Debtor Relief Laws
    Applicable to the Receivables.......................   37
  Claims and Defenses of Cardmembers Against the
    Trust...............................................   37
Use of Proceeds.........................................   37
Federal Income Tax Consequences.........................   38
  General...............................................   38
  Tax Treatment of the Investor Certificates as
    Indebtedness........................................   38
  United States Investor Certificateholders.............   39
  Foreign Investor Certificateholders...................   41
  Backup Withholding and Information Reporting..........   42
  Possible Characterization of the Investor
    Certificates........................................   42
State Tax Consequences..................................   44
ERISA Considerations....................................   45
Plan of Distribution....................................   46
Legal Matters...........................................   48
Available Information...................................   48
Glossary of Terms.......................................   49
ANNEX I -- Global Clearance, Settlement and Tax
  Documentation Procedures..............................   59

                     REPORTS TO INVESTOR CERTIFICATEHOLDERS

     Monthly and annual reports with respect to each outstanding series of investor certificates containing information concerning the Trust and such outstanding series of investor certificates, prepared by the Master Servicer, will be made available to certificate owners free of charge upon request by calling 302-323-7434. See "Reports to Investors" in the related Prospectus Supplement. The annual reports will not contain financial information that has been examined and reported on by independent public accountants. Greenwood does not intend to send any of its financial reports to investor certificateholders.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission by Greenwood on behalf of the previously formed Trust are incorporated in this Prospectus by reference: the Trust's Annual Reports on Form 10-K for the years ended December 31, 1993, December 31, 1994, December 31, 1995, December 31, 1996 and December 31, 1997, the Trust's Transition Report on Form 10-K for the transition period from January 1, 1998 through November 30, 1998 and Current Reports on Form 8-K filed since the formation of the Trust.

     All reports and other documents filed by Greenwood on behalf of the Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act of 1934"), subsequent to the date of this Prospectus and prior to the termination of the offering of the investor certificates shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Master Servicer will provide without charge to each person, including any beneficial owner of investor certificates, to whom a copy of this Prospectus is delivered, a copy of any and all the documents incorporated herein by reference (other than exhibits to such documents) upon request by calling 813-288-3418.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety with respect to any series of investor certificates issued by the Trust by the more detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement. Reference is made to the Glossary of Terms contained in this Prospectus and in the related Prospectus Supplement for the definitions of certain capitalized terms. Unless the context requires otherwise, capitalized terms used in this Prospectus relate separately to individual series of investor certificates issued by the Trust.

OVERVIEW OF TRUST............  Discover Card Master Trust I has issued, and is expected to issue, series of investor
                               certificates from time to time. The securities offered in each series will represent a Fractional Undivided Interest in the Trust. The assets of the Trust include the accounts receivable arising under certain Discover(R) Card accounts selected from the Discover Card Portfolio of accounts originated by Greenwood, the cash received in payment of those Receivables (including recoveries on charged-off Receivables), Participation Interests, if any, included in the Trust, funds available with respect to the Credit Enhancement for any outstanding series of investor certificates, any additional funds that are included in the Trust, interest rate swaps, currency swaps for any outstanding series of investor certificates that has one or more classes denominated in a foreign currency, and interest rate cap or other interest rate protection agreements for any outstanding series of investor certificates that has one or more classes with a floating certificate rate that is not capped at a specified maximum rate.

                               The Trust was formed pursuant to the Pooling and Servicing Agreement between Greenwood and the Trustee. Upon formation of the Trust, Greenwood transferred to the Trust all the Receivables in the Accounts selected for inclusion in the Trust prior to the Initial Closing Date. In addition, Greenwood has transferred the Receivables in Additional Accounts to the Trust, and may do so again in the future. Greenwood also transfers additional Receivables generated in the Accounts to the Trust on an ongoing basis. Greenwood, the originator of the Accounts, will continue to service the Accounts. U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), is Trustee for the Trust.

                               The Trust, as a master trust, has issued series of investor certificates, and is expected to issue additional series of investor certificates in the future, subject to certain requirements and restrictions set forth in the Pooling and Servicing Agreement. The consent of the certificateholders of outstanding series will not be required or requested in order for the Trust to issue additional series of investor certificates.

                               The terms governing each particular series of investor certificates are set forth in the Pooling and Servicing Agreement (which applies to all series issued from the Trust) and will be set forth in a Series Supplement (which will be specific to each particular series). The Series Supplement for each series will specify, among other things, the number of classes of investor certificates in the series, the size of the series, its payment terms, and the kind and size of the Credit Enhancement for the series.

                               The investor certificates of each series issued from the Trust will represent a Fractional Undivided Interest in the Trust and will be entitled to receive a specified portion of funds received in payment of the Receivables, plus the benefits of the Credit Enhancement for that series, the currency swap and interest rate cap or other interest rate protection agreements for that series, if any. The remaining Fractional

                               Undivided Interest in the Trust not represented by investor certificates of any series is represented by the Seller Certificate, which is owned by Greenwood.

SELLER.......................  Greenwood Trust Company ("Greenwood"). The
                               executive office of Greenwood (302-323-7184) is located at 12 Read's Way, New Castle, Delaware 19720.

MASTER SERVICER AND
SERVICER.....................  Greenwood.

TRUSTEE......................  U.S. Bank National Association (formerly First
                               Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), its successors and assigns.

INTEREST ON INVESTOR
  CERTIFICATES...............  Interest on the investor certificates will accrue at the per annum rate either specified in, or determined in the manner specified in, the related Prospectus Supplement.

                               See "Description of the Investor Certificates -- Interest Payments" herein and "The Certificates -- Interest Payments" in the related Prospectus Supplement.

PRINCIPAL ON INVESTOR
CERTIFICATES.................  The principal of the investor certificates of each series will be scheduled to be paid either in full on a date specified in the related Prospectus Supplement (the "Expected Final Payment Date"), in which case such series will have an Accumulation Period as described below under "-- Accumulation Period," or in installments commencing on the Principal Commencement Date with respect to such series, in which case such series will have a Controlled Liquidation Period as described below under "-- Controlled Liquidation Period." Certain series may have both a Controlled Liquidation Period and an Accumulation Period. If a series has more than one class of investor certificates, a different method of paying principal, Expected Final Payment Date and/or Principal Commencement Date may be specified for each class. The payment of principal with respect to the investor certificates of a series or class may commence earlier than the Expected Final Payment Date or Principal Commencement Date with respect to such series and the final principal payment with respect to the investor certificates of a series or class may be made earlier or later than the Expected Final Payment Date or other expected date specified in the related Prospectus Supplement, if an Amortization Event occurs with respect to such series or class or under certain other circumstances described herein and in the related Prospectus Supplement.

                               See "Description of the Investor Certificates -- Principal Payments" herein and "The Certificates -- Principal Payments" in the related Prospectus Supplement.

REVOLVING PERIOD.............  The investor certificates of each series will have a Revolving Period, which will commence on the Series Cut-Off Date with respect to such series and continue to, but not including, the earlier of (i) the Principal Commencement Date,
                               (ii) the Amortization Commencement Date with respect to such series and (iii) if applicable, the Early Accumulation Commencement Date with respect to such series.

CONTROLLED LIQUIDATION
PERIOD.......................  If the related Prospectus Supplement specifies that a series will have a Controlled Liquidation Period, unless an Amortization Event or, if applicable, an Early Accumulation Event has occurred during the Revolving Period, the Controlled Liquidation Period will begin on the Principal Commencement Date with respect to such series and continue until the earliest of (i) the payment in full of the Series

                               Invested Amount, (ii) the Amortization
                               Commencement Date with respect to such series,
                               (iii) if applicable, the Early Accumulation
                               Commencement Date with respect to such series and
                               (iv) the Series Termination Date.

ACCUMULATION PERIOD..........  If the related Prospectus Supplement specifies that a series will have an Accumulation Period, unless an Amortization Event or, if applicable, an Early Accumulation Event has occurred during the Revolving Period, the Accumulation Period will begin on the Principal Commencement Date specified in such Prospectus Supplement and continue until the earliest of (i) the payment in full of the Series Invested Amount, (ii) the Amortization Commencement Date with respect to such series, (iii) if applicable, the Early Accumulation Commencement Date with respect to such series and (iv) the Series Termination Date.

EARLY ACCUMULATION PERIOD....  If the related Prospectus Supplement specifies that a series may have an Early Accumulation
                               Period, unless an Amortization Event has occurred prior to the Early Accumulation Commencement Date, the Early Accumulation Period will begin on the Early Accumulation Commencement Date and continue until the earliest of (i) the payment in full of the Series Invested Amount, (ii) the Amortization Commencement Date with respect to such series and (iii) the Series Termination Date.

AMORTIZATION PERIOD..........  The Amortization Period with respect to a series, if any, will begin on the Amortization
                               Commencement Date and continue until the earlier of (i) the payment in full of the Series Invested Amount and (ii) the Series Termination Date.

CREDIT ENHANCEMENT...........  The Credit Enhancement with respect to a series may include a cash collateral account, a letter of credit, a surety bond, an insurance policy or any other form of credit enhancement described in the related Prospectus Supplement. The Credit Enhancement may also be provided to a series or class of a series by subordination provisions that require distributions of principal and/or interest to be made with respect to the investor certificates of such series or class before distributions are made to one or more other series or other classes of such series.

                               See "Risk Factors -- Credit Enhancement" herein and "Description of the Investor Certificates -- Principal Payments" and "-- Credit Enhancement" herein and "The Certificates -- Principal Payments" and "-- The Credit Enhancement Account" in the related Prospectus Supplement.

CLEARANCE AND SETTLEMENT.....  Unless otherwise specified in the Series
                               Supplement, investor certificateholders may elect to hold their investor certificates through any of DTC (in the United States) or Cedelbank or Euroclear (in Europe). Transfers within DTC, Cedelbank or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedelbank or Euroclear, on the other hand, will be effected in DTC through the relevant Depositaries of Cedelbank or Euroclear. See "Description of the Investor Certificates -- Book-Entry Registration."

                                  RISK FACTORS

     Limited Liquidity. Morgan Stanley & Co. Incorporated and Dean Witter Reynolds Inc. may, from time to time, make a market in the investor certificates of any series and may deliver this Prospectus and any Prospectus Supplements hereto in connection with such market-making activity. There can be no assurance, however, that a secondary market will develop or, if a secondary market does develop, that it will provide holders of investor certificates of any particular series with adequate liquidity or that it will continue until the termination of any such series.

     Certain Legal Aspects. Greenwood has agreed in the Pooling and Servicing Agreement to repurchase all of the Receivables in the event that the transfer of the Receivables by Greenwood or any Additional Seller to the Trust is neither a sale of the Receivables to the Trust nor a grant to the Trust of a security interest in the Receivables, or, if the transfer by a Seller to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee does not have a perfected security interest therein of first priority under the Uniform Commercial Code (the "UCC") as in effect in the state in which the chief executive office of each Seller is located (the "Applicable State" with respect to each Seller). See "Description of the Investor Certificates -- Repurchase of Trust Portfolio." Greenwood has taken certain actions to perfect and will (along with Additional Sellers, if any) continue the perfection of the Trust's interest in the Receivables. Unless continuation statements are filed within the time specified in the UCC in respect of the security interest of the Sellers or the Trust in the Receivables, the perfection of the security interest will lapse. A tax or statutory lien on property of a Seller may have priority over the Trust's interest in the Receivables.

     It is anticipated that Greenwood will be the only Servicer until such time as receivables in credit accounts other than accounts originated by Greenwood are added to the Trust. See "The Trust -- Addition of Accounts." Under certain conditions, a Servicer may use Collections received by it in each Due Period until the related Distribution Date. If these conditions are not met, however, the Servicer will pay from Collections with respect to Receivables serviced by such Servicer for any day an amount equal to the sum of the Required Daily Deposits for each series then outstanding with respect to such Servicer to, or at the direction of, Greenwood as Master Servicer, for deposit into the Collections Account, within two business days following the date of processing of such Collections. Any such Collections not deposited into the Collections Account will be used by the Servicer for its own benefit until the related Distribution Date. If Greenwood or any other future Servicer is so entitled to use Collections received by it and becomes insolvent, the Trust may not have a perfected interest in such Collections. See "The Seller -- Insolvency-Related Matters," "Certain Legal Matters Relating to the Receivables -- Transfer of Receivables" and "Description of the Investor Certificates -- Collections Account and Group Collections Accounts."

     Effect of Subordination. With respect to any series having a class of subordinated certificates (referred to herein as the "Class B Certificates"), although the Class B Certificates may have the benefit of Credit Enhancement, which may include the exclusive direct benefit of all or a portion of such Credit Enhancement, the Class B Certificates will be subordinated in right of payment to the senior certificates (the "Class A Certificates") to the extent described herein and in the related Prospectus Supplement. See "Description of the Investor Certificates -- Allocations, Reallocations and Subordination of Collections -- Subordination of Class B Certificates" herein and, if applicable "The Certificates -- Subordination of the Class B Certificates (Class A Credit Enhancement)," "-- Reallocations" and "-- Cash Flows" and "Annex A -- Cash Flows" in the related Prospectus Supplement. If the Class B Investor Interest suffers a reduction as a result of such subordination, the Class B Percentage of Finance Charge Collections and Principal Collections on future Distribution Dates may be reduced and future interest payments, as well as final payment of principal, also may be reduced or delayed.

     Consumer Protection Laws and Regulations. The Accounts and the Receivables are subject to numerous federal and state consumer protection laws and regulations that impose requirements on the making and enforcement of consumer loans. Such laws, as well as any new laws or new rulings regarding new or existing laws that may be adopted, may adversely affect a Servicer's ability to collect on the Receivables or maintain previous levels of monthly periodic finance charges, and failure by any Servicer to comply with such requirements could adversely affect such Servicer's ability to collect the Receivables with respect to which it is the Servicer. Greenwood has agreed in the Pooling and Servicing Agreement that if a Receivable was not created in compliance in all material respects with all Requirements of Law applicable to a Seller with respect to such Receivable, and if such noncompliance continues beyond a specified cure period and has a material adverse effect on the interest of the Trust in all the Receivables, Greenwood will repurchase all Receivables in the Accounts containing the Receivables affected by such noncompliance. See "Description of the Investor Certificates -- Repurchase of Specified Receivables." It is not anticipated that the Trustee will make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects in the Accounts, or for any other purpose. See "Certain Legal Matters Relating to the Receivables -- Consumer Protection Laws and Debtor Relief Laws Applicable to the Receivables."

     Consumer Protection Laws and Regulations; Litigation. Greenwood is involved from time to time in various legal proceedings that arise in the ordinary course of its business. Greenwood does not believe that the resolution of any of these proceedings will have a material adverse effect on Greenwood's financial condition or on the Receivables. There can be no assurance, however, regarding any of these effects.

     Legislation. The Competitive Equality Banking Act of 1987 ("CEBA") contains provisions that limit the ability of nonbanking companies, such as Morgan Stanley Dean Witter & Co. ("MSDW") and NOVUS Credit Services Inc. ("NOVUS"), to own banks. However, the legislation permits any nonbanking company that owned a bank on March 5, 1987 to retain control of the bank. MSDW and NOVUS are permitted to retain control of Greenwood under this legislation. CEBA provides that if MSDW, NOVUS or Greenwood fails to comply with certain statutory restrictions, MSDW and NOVUS will be required to divest control of Greenwood or to limit its activities significantly. Greenwood believes, however, that in light of the programs it has in place, the limitations of CEBA will not have a material impact on Greenwood's ability to service, or maintain the level of, the Receivables. In addition, future federal or state legislation, regulation or interpretation of federal or state legislation or regulation could adversely affect the business of Greenwood or the relationship of MSDW or NOVUS with Greenwood. See "The Seller -- Greenwood."

     Social, Legal and Economic Factors. Changes in account use and payment patterns by cardmembers may result from a variety of social and economic factors, as well as from legislative initiatives. Economic factors, including the rate of inflation and relative interest rates offered for various types of loans, also may be reflected in changes in account use and payment patterns, including increased risk of defaults by cardmembers. Discover Card accounts from all of the states of the United States and from the United States' territories and possessions are represented in the Accounts. Greenwood is unable to determine and has no basis to predict whether, or to what extent, economic or social factors will affect future credit use or payment patterns. However, heightened levels of consumer debt, large numbers of personal bankruptcies and a weakened national economy may cause increases in delinquencies in, and charge-offs of, credit card receivables underlying securities such as the investor certificates.

     Competition in the Credit Card Industry. The credit card industry in which the Discover Card competes is highly competitive. This competition focuses on features and financial incentives of credit cards such as annual fees, finance charges, rebates and other enhancement features. The market includes (a) bank-issued credit cards, including "co-branded" cards issued by banks in cooperation with industrial, retail or other companies and "affinity" cards issued by banks in cooperation with organizations such as universities and professional groups, and (b) charge cards issued by travel and entertainment companies. The vast majority of the bank-issued credit cards bear the Visa or MasterCard service mark and are issued by the many banks that participate in one or both of the national bank card networks operated by Visa U.S.A. Inc. and MasterCard International Incorporated. The Visa and MasterCard associations have been in existence for approximately 30 years. Cards bearing their service marks have worldwide acceptance by merchants of goods and services and recognition by consumers and the general public. Co-branded credit cards, which offer the cardholder certain benefits relating to the industrial, retail or other business of the bank's co-branding partner (e.g., credits towards purchases of airline tickets or rebates for the purchase of an automobile), and affinity cards, which give cardholders the opportunity to support and affiliate with the affinity partner's organization and often provide other benefits, both currently represent a large segment of the bank-issued credit card market. The majority of travel and entertainment cards are issued by American Express Company, which has been issuing cards since 1958. Travel and entertainment cards differ in many cases from bank cards in that they generally have no pre-established credit limits and have limited provisions for repayment in installments.

American Express Company, through a subsidiary bank, also issues cards with both a pre-established credit limit and provisions for repayment in installments. The Discover Card was introduced nationwide in 1986 and competes with general purpose credit cards issued by other banks and with travel and entertainment cards. In late December 1998, Greenwood introduced the Discover Platinum Card to compete with gold, platinum and other premium credit, travel and entertainment cards of other issuers. Greenwood currently is the only issuer of the Discover Card. Greenwood has also issued, and may from time to time introduce, additional general purpose credit cards; however, none of the accounts associated with these cards is included in the Discover Card Portfolio.

     Many bank credit card issuers have instituted balance transfer programs. Generally, under these transfer programs, cardholders are offered a favorable annual percentage rate or other financial incentives for a specified length of time on any portion of their account balances arising from the transfer to their accounts of outstanding account balances maintained on another credit card. The annual percentage rates for balance transfers often are more favorable to cardholders than the annual percentage rates for account balances arising from purchases or cash advances.

     This competition affects Greenwood's ability to obtain applicants for Discover Card accounts, to encourage usage of the accounts by cardmembers and to obtain participation in the Discover Card program by merchants. A significant adverse change in any of these factors could result in a decrease in the level of the Receivables, and of the receivables in the Discover Card Portfolio. If there is a decrease in the level of Receivables, and if sufficient Receivables in Additional Accounts or sufficient Participation Interests are not available to be added to the Trust or are not added, an Amortization Event with respect to one or more series could result, causing the commencement of the Amortization Period with respect to such series. See "-- Payments and Maturity" herein and "The Certificates -- Amortization Events" in the related Prospectus Supplement.

     MSDW, the indirect owner of Greenwood, generally has a strategy of issuing additional card products as appropriate in the marketplace. For example, Greenwood issues the Private Issue(R) card, certain co-branded and affinity credit cards, and expects that from time to time additional general purpose credit card products will be introduced through Greenwood or other MSDW subsidiaries in order to attract additional consumers. The introduction of a new general purpose credit card product by any market competitor poses incremental competition for Discover Card and for other credit card issuers. Although Greenwood currently does not expect that the issuance of any new card by Greenwood or another MSDW subsidiary will have a materially greater impact on the Discover Card program than the introduction of a comparable product by any other market competitor, no assurance can be given with respect to the future competitive impact of such programs on the Discover Card Portfolio.

     Ability of the Seller to Change Terms of the Accounts. Pursuant to the Pooling and Servicing Agreement, a Seller does not transfer Accounts to the Trust, but only the Receivables arising in the Accounts. As owner of any Account, the Seller has the right to determine the periodic finance charges applicable from time to time to the Account, to alter the minimum monthly payment required under the Account, to change the credit limit with respect to the Account and to change various other terms with respect to the Account. A decrease in the periodic finance charges or other fees with respect to an Account could decrease the Finance Charge Collections, which would decrease the effective yield on the Receivables and could also cause commencement of the Amortization Period with respect to one or more series, as well as decreased protection to investor certificateholders against shortfalls in Certificate Interest and against charged-off Receivables. In addition, an increase in credit limits could result in increases in Charged-Off Amounts, which could result in a decrease in the level of the Receivables, and of the receivables in the Discover Card Portfolio. If there is a decrease in the level of Receivables, and if sufficient Receivables in Additional Accounts or sufficient Participation Interests are not available to be added to the Trust or are not added, an Amortization Event with respect to one or more series could result, causing the commencement of the Amortization Period with respect to such series. The newly introduced Discover Platinum Card offers cardmembers credit limits that may be substantially higher, and imposes periodic finance charges that are generally lower, than those available with a classic Discover Card. Although Greenwood anticipates that the introduction of the Discover Platinum Card will have a positive impact on the number of Discover Card accounts, the size of revolving balances and cardmember loyalty, there can be no assurance that the higher credit limits and lower periodic finance charges of the Discover Platinum Card will not have the effects set forth above in this paragraph. See "The Certificates -- Cash Flows" and "-- Amortization Events" and "Annex A -- Cash Flows" in the related Prospectus Supplement.

     The Pooling and Servicing Agreement provides that each Servicer must administer, process and enforce the Accounts with respect to which it is the Servicer in accordance with its customary and usual servicing procedures for servicing credit accounts comparable to the Accounts and in accordance with its Credit Guidelines. Each Seller also must agree that the terms governing an Account will not be changed unless the change is also made to the terms of other accounts of such Seller of the same general type, obligors of which are resident in a particular affected state or similar jurisdiction. There can be no assurance that any such change may not affect the Accounts to a greater or lesser degree than other such accounts. Except as set forth above, there are no restrictions on the ability of any Seller to change the terms of the Accounts or the Receivables.

     There can be no assurance that changes in applicable laws, changes in the marketplace or prudent business practice might not result in a determination by Greenwood to take actions that would result in other changes in the terms of some or all of the Greenwood Discover Card Accounts.

     Payments and Maturity. The Receivables may be paid at any time, and there is no assurance that there will be additional Receivables created in the Accounts or that any particular pattern of payments will occur. Changes in credit use and payment patterns may result from a variety of social, legal and economic factors. A significant decline in the amount of Receivables generated could result in a decline in the Seller Interest to an amount that would require Greenwood to transfer to the Trust the Receivables in Additional Accounts or Participation Interests in order to avoid an Amortization Event with respect to one or more series and commencement of the Amortization Period with respect to such series. Greenwood's ability to continue to compete in the current industry environment will affect the generation of new Receivables to be conveyed to the Trust and also may affect payment patterns. In addition, increased convenience use, where cardmembers pay their Receivables within the grace period to avoid all finance charges on purchases of merchandise and services, would decrease the effective yield on the Receivables and also could cause commencement of the Amortization Period with respect to one or more series, as well as decreased protection to the investor certificateholders against shortfalls in Certificate Interest and against charged-off Receivables. Conversely, the terms governing the Accounts require only a minimum monthly payment, and a significant decrease in the percentage of repayment by cardmembers or in the usage of the Accounts could delay the payment of principal to the investor certificateholders of one or more series. Any delay in the payment of principal with respect to any series will extend the period during which charged-off Receivables may be allocated to the investor certificates of such series. See "The Certificates -- Amortization Events" and "Composition and Historical Performance of the Discover Card Portfolio" in the related Prospectus Supplement.

     Basis Risk. Accounts in the Discover Card portfolio generally accrue periodic finance charges at fixed rates (except for cash advances on classic Discover Card accounts, which accrue interest at a variable rate based on the prime rate, with a minimum rate of 20.99%). See "The Accounts -- Billing and Payments" in the related Prospectus Supplement. As a result, a significant portion of the Receivables bear interest at certain fixed rates, while the investor certificates of a series may bear interest at a floating rate and may not be subject to a maximum rate. If there is an increase in the index on which the Certificate Rate of such investor certificates is based, and the resulting increase in the Certificate Rate is not offset by increases in Series Finance Charge Collections, Series Excess Spread may be reduced, which could cause the commencement of the Amortization Period with respect to such series, and, in the event that the Available Class B Credit Enhancement Amount of such series has been reduced to zero, shortfalls of Certificate Interest or losses to the investor certificateholders of such series may result.

     Rating of the Investor Certificates. Any rating assigned to the investor certificates of a series or class of a series by a Rating Agency will not be a recommendation to purchase, hold or sell such investor certificates, inasmuch as the ratings do not reflect market price or suitability for a particular investor. There is no assurance that any rating will remain in effect for any given period of time or that such rating will not be lowered or withdrawn entirely if, in the judgment of the applicable Rating Agency, circumstances in the future so warrant.

     Book-Entry Registration. Unless otherwise specified in the related Prospectus Supplement, the investor certificates of each class of a series will be represented initially by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company ("DTC"), and will not be registered in the names of the certificate owners or their nominees. Because of this, unless and until definitive certificates are issued, certificate owners will not be recognized by the Trustee as holders of such investor certificates, as the term is used in the Pooling and Servicing Agreement or any Series Supplement. Hence, until such time, certificate owners only will be able to exercise the rights of investor certificateholders indirectly through DTC, Cedelbank or Euroclear and their participating organizations. See "Description of the Investor Certificates -- Book-Entry Registration" and "-- Definitive Certificates."

     Issuance of Additional Series. The Trust, as a master trust, has issued, and in the future is expected to issue, from time to time, additional series of investor certificates. Although the terms of any such series will be specified in a Series Supplement with respect to such series, the provisions of each Series Supplement and, therefore, terms of any additional series will not be subject to the prior review or consent of holders of the investor certificates of any previously issued series. Such terms may include methods for determining applicable Class Percentages and allocating Collections, provisions creating different or additional security or other Credit Enhancement, provisions establishing one or more classes of investor certificates (including one or more classes subordinated to other classes of such series), provisions subordinating such series to one or more other series (if the Series Supplement relating to such series provides for such subordination), and any other amendment or supplement to the Pooling and Servicing Agreement that is made applicable to that series.

     The Trustee will authenticate and deliver a new series of investor certificates only upon satisfaction of certain conditions, including confirmation from the Rating Agencies that the issuance of the new series will not result in the reduction or withdrawal of the rating of any class of investor certificates of any series outstanding at the time of such new issuance. See "Description of the Investor Certificates -- Issuance of Additional Series." There can be no assurance, however, that the issuance of one or more additional series from time to time hereafter might not have an impact on the timing and amount of payments received by an investor certificateholder of any previously issued series.

     The Pooling and Servicing Agreement permits the issuance of one or more series that would be subordinate in right of payment to another series. The terms of any such subordination will be set forth in the Series Supplement for the Subordinate Series. Unless otherwise specified in the related Prospectus Supplement, a series will not be subordinated to any other series. The Seller may, but is under no obligation to, issue a series in the future that is subordinate in right of payment to one or more series. See "Description of the Investor Certificates -- Allocations, Reallocations and Subordination of Collections -- Subordinate Series."

     Credit Enhancement Account. Although Credit Enhancement may be provided with respect to a series of investor certificates or any class thereof, the amount available from such Credit Enhancement will be limited and may be subject to certain reductions. If the amount under any Credit Enhancement is reduced to zero, investor certificateholders of the series or class thereof covered by the Credit Enhancement will bear directly the credit and other risks associated with their Fractional Undivided Interest in the Trust. See "Description of the Investor Certificates -- Adjustments to Receivables" herein, and "The Certificates -- Cash Flows" and "Annex A -- Cash Flows" in the related Prospectus Supplement and "Description of the Investor Certificates -- Credit Enhancement" herein and "The Certificates -- The Credit Enhancement Account" in the related Prospectus Supplement.

     Reallocations of Cash Flows Among Series. The Series Supplement for a series may provide that, under certain limited circumstances, Collections originally available to one series in a Group will be reallocated to other series in such Group. Under no circumstances, however, will Collections originally allocated to one series on any Distribution Date be reallocated to any other series unless all amounts to be funded with respect to the first series by the Collections allocated to such series on that Distribution Date have been funded. There can be no assurance that any series will not be moved from its original Group to any other Group, in which event such provisions allowing such reallocations with respect to the original Group may not be operative and reallocation provisions with respect to the other Group may apply. See "Description of the Investor

Certificates -- Reallocation of Series Among Groups" herein and "The Certificates -- Reallocations" in the related Prospectus Supplement.

     Addition of Accounts. Greenwood has designated, and may voluntarily, and in certain circumstances may be obligated to, designate Additional Accounts to be included as Accounts, the receivables in which will be transferred to the Trust, or to add Participation Interests to the Trust. Additional Accounts may be Discover Card accounts originated by Greenwood or any other type of credit account originated by Greenwood or an affiliate of Greenwood. Additional Accounts also may be newly originated accounts. All assignments of Additional Accounts or Participation Interests to the Trust are subject to certain conditions set forth in the Pooling and Servicing Agreement, including, with respect to Additional Accounts, the condition that the assignment of Additional Accounts to the Trust comply with the conditions established by the Rating Agencies or that the assignment of such Additional Accounts to the Trust will not cause the rating of any class of any series of investor certificates then outstanding to be lowered or withdrawn. See "The Trust -- Addition of Accounts." However, because any such Additional Accounts, or the accounts underlying any Participation Interests, need not be accounts of the same type as the Accounts already included in the Trust, may contain a different proportion of newly originated accounts than the Accounts already included in the Trust or be composed entirely of newly originated accounts, and may include accounts originated using criteria different from those that were applied to the Accounts already included in the Trust, there can be no assurance that any Additional Accounts, or the accounts underlying any Participation Interests, will be of the same credit quality as the Accounts already included in the Trust. Also, any Additional Accounts, or the accounts underlying any Participation Interests, may consist of credit accounts that have different terms than the Accounts already included in the Trust, including lower periodic finance charges, which may have the effect of reducing the average yield on the Accounts.

     Historical Information and Performance Characteristics. All of the information describing the composition and historical performance of the Discover Card accounts in the related Prospectus Supplement reflects the composition and historical performance of the Discover Card Portfolio (except as presented under "The Accounts -- Composition of the Accounts" and where otherwise noted), and not that of the Accounts. See "The Accounts -- Effects of the Selection Process" in the related Prospectus Supplement. There can be no assurance that the historical performance of the Discover Card Portfolio will be representative of its performance in the future in all material respects. In addition, there can be no assurance that the payment performance of the Obligors on the Accounts will be representative of the Discover Card Portfolio in all material respects.

                                   THE TRUST

FORMATION OF THE TRUST

     The Trust was formed pursuant to the Pooling and Servicing Agreement between Greenwood and the Trustee. As discussed below, the property of the Trust currently includes, among other things, Receivables arising under certain Greenwood Discover Card Accounts. Greenwood, pursuant to the Pooling and Servicing Agreement, has transferred and will transfer to the Trust all Receivables existing as of the Cut-Off Date and any Additional Account Cut-Off Date. On a daily basis as the Receivables arise, Greenwood is obligated to transfer and will continue to transfer to the Trust all Receivables arising in the Accounts (including any Additional Accounts) from time to time until the termination of the Trust. In exchange for the transfer of Receivables, Greenwood received the Seller Certificate. As additional Receivables are transferred, Greenwood receives an additional interest in the Seller Certificate. Greenwood also received the net cash proceeds from the sale of the investor certificates of each previously issued series and will receive the net cash proceeds from each future sale of investor certificates.

     The property of the Trust includes the Receivables, all monies due or to become due thereunder, all proceeds of the Receivables, including Collections that may be used by Greenwood or any other Servicer for its own benefit prior to each Distribution Date, all monies on deposit in the Investor Accounts, Participation Interests included in the Trust, if any, any additional funds that may be added to the Trust from time to time, any Credit Enhancement and any interest rate swap, currency swap or interest rate cap or other interest rate protection agreements with respect to any outstanding series of investor certificates. Pursuant to the Pooling and Servicing Agreement, Greenwood has the right, and in some circumstances the obligation, to designate Additional Accounts, which may be Greenwood Discover Card accounts or credit accounts originated by Greenwood or an affiliate of Greenwood, to be included as Accounts, or to add Participation Interests to the Trust, subject to certain conditions. See "-- Addition of Accounts." In addition, Greenwood has the right, subject to certain conditions, to designate Accounts for removal from the Trust. See "-- Removal of Accounts."

     The Trust was formed for the purpose of issuing investor certificates of various series pursuant to the Pooling and Servicing Agreement and a Series Supplement for each series. The Trust, as a master trust, has issued and is expected to issue additional series from time to time and to continue as a trust after the Series Termination Date of any particular series. The Trust will not engage in any business activity other than acquiring and holding the Receivables and the proceeds therefrom, issuing investor certificates and the Seller Certificate and making payments thereon, selling receivables in Charged-Off Accounts, investing funds on deposit in the Investor Accounts pursuant to the Pooling and Servicing Agreement and the relevant Series Supplements and entering into interest rate swap, currency swap or interest rate cap or other rate protection agreements and other agreements with third parties for the benefit of the investor certificateholders of one or more series. As a consequence, the Trust is not expected to have any need for additional capital resources except for the Receivables in Additional Accounts or Participation Interests, if applicable.

THE TRUSTEE

     U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), is the Trustee under the Pooling and Servicing Agreement. Greenwood and its affiliates may from time to time enter into normal banking and trustee relationships with the Trustee. The Trustee, Greenwood and any of their respective affiliates may hold investor certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee has the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement or any Series Supplement will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor Trustee. The Master Servicer also may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Master Servicer may be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

INDEMNIFICATION OF THE TRUST AND THE TRUSTEE

     The Pooling and Servicing Agreement provides that the Holder of the Seller Certificate will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the activities of the Sellers with respect to the Trust or the Trustee; provided, however, that the Holder of the Seller Certificate will not indemnify (a) the Trustee for liabilities imposed by reason of fraud, negligence, breach of fiduciary duty or misconduct by the Trustee in the performance of its duties under the Pooling and Servicing Agreement or any Series Supplement, (b) the Trust or the investor certificateholders for liabilities arising from actions taken by the Trustee at the request of investor certificateholders or (c) the Trust or the investor certificateholders with respect to any federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trust or the investor certificateholders. Any such indemnification only will be from the assets of the related Seller, will be subordinate to the security interest of the Trust in the Receivables and will not constitute a claim against such Seller in excess of the lesser of (i) that Seller's assets available to pay such claim or (ii) the amount of such claim multiplied by a fraction the numerator of which is the aggregate amount of Principal Receivables in the Trust that were transferred to the Trust by that Seller and the denominator of which is the aggregate amount of Principal Receivables in the Trust.

SALE AND ASSIGNMENT OF RECEIVABLES TO THE TRUST

     On the Initial Closing Date and the Addition Dates to date, Greenwood sold and transferred to the Trust, and as of any future Addition Date Greenwood will sell and transfer to the Trust, all of its right, title and interest in and to existing Receivables and in and to all Receivables created thereafter, on a daily basis as they arise, until the termination of the Trust, in exchange for the Seller Certificate and the right to direct the issuance of, and receive the proceeds from the sale of, new series of investor certificates. See "-- Formation of the Trust."

     In connection with the transfer of the Receivables to the Trust by Greenwood, Greenwood has indicated in its computer files that the Receivables have been transferred to the Trust. In addition, Greenwood has provided (and, with respect to any Additional Accounts, will provide) to the Trustee a computer file containing a true and complete list of each Account (including each Additional Account) identified by account number. Greenwood is not obligated to deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Greenwood will not segregate the records and agreements that it maintains relating to the Accounts and the Receivables from records and agreements relating to other credit accounts and receivables, nor will Greenwood mark these records or agreements to reflect the sale of the Receivables to the Trust, except insofar as an electronic or other indicator is necessary to service the Accounts in accordance with the Pooling and Servicing Agreement and any Series Supplement. The Trustee will have reasonable access to these records and agreements as required by applicable law and to enforce the rights of the certificateholders. Greenwood filed a UCC-1 financing statement in accordance with applicable state law to perfect the Trust's interest in the Receivables, and will file any continuation statements with respect thereto which may be necessary to maintain such perfection. See "Certain Legal Matters Relating to the Receivables."

ADDITION OF ACCOUNTS

     Pursuant to the Pooling and Servicing Agreement, Greenwood, in its sole discretion, has designated, and may again in the future designate, credit accounts originated by Greenwood or an affiliate of Greenwood as Additional Accounts, the receivables in which have been or will be transferred to the Trust, or may convey

Participation Interests to the Trust. In addition, Greenwood will be required to designate Additional Accounts or convey Participation Interests if the aggregate amount of Principal Receivables in the Trust on the last day of any Due Period is less than the Minimum Principal Receivables Balance.

     Additional Accounts may consist of additional Discover Card accounts originated by Greenwood or other credit accounts originated by Greenwood or an affiliate of Greenwood, including, in each case, newly originated accounts. Each assignment of Additional Accounts will be subject to certain conditions, including the execution and delivery of a written assignment and an Opinion or Opinions of Counsel relating to the Trust's security interest in the Receivables in the Additional Accounts and insolvency and related matters, and delivery of a certificate of a Servicing Officer regarding the selection criteria used to select such Additional Accounts. Each assignment of Additional Accounts will also be subject to the condition that either (i) the Rating Agencies confirm that the proposed assignment of Additional Accounts will not cause the rating of any class of any series of investor certificates then outstanding to be lowered or withdrawn or (ii) the proposed assignment of Additional Accounts complies with any limitations established by the Rating Agencies on the ability of Greenwood to designate Additional Accounts. Unless each Rating Agency otherwise consents, as of the last day of any calendar year, the number of Accounts designated as Additional Accounts in reliance on clause (ii) of the preceding sentence with respect to such calendar year or the amount of Principal Receivables in those Accounts, as applicable, will not exceed a number equal to 20% of the number of Accounts in the Trust or the amount of Principal Receivables in the Trust, as applicable, in each case as of the first day of that calendar year; and, as of the last day of any three calendar month period, the number of Accounts designated as Additional Accounts in reliance on clause
(ii) of the preceding sentence with respect to such three-month period or the amount of Principal Receivables in those Accounts, as applicable, will not exceed a number equal to 15% of the number of Accounts in the Trust or the amount of Principal Receivables in the Trust, as applicable, in each case as of the first day of such three-month period.

     Additional Accounts will be selected on the basis of selection criteria that are believed by the Servicer of such accounts to be not materially adverse to the interests of the holders of any class of any series of investor certificates then outstanding or any Credit Enhancement Provider.

     The Trust will receive all Collections in respect of Receivables in Additional Accounts in the same manner as Collections in respect of other Receivables, except that Finance Charge Receivables deemed billed on the Receivables in the Additional Accounts for the Due Period during which the Additional Accounts were added to the Trust may be an estimate of such amount prepared by the Servicer with respect to the Additional Accounts.

     The terms governing any Additional Accounts or Participation Interests may differ from the terms governing the Accounts initially included in the Trust, including the possibility that some or all Additional Accounts or Participation Interests will have lower periodic finance charges or fees than the initial Accounts, which may have the effect of reducing the percentage of Finance Charge Collections relative to the amount of Principal Collections.

     The addition of Participation Interests to the Trust will be effected by an amendment to the Pooling and Servicing Agreement that will not require the consent of any investor certificateholders. Each conveyance of Participation Interests to the Trust will be subject to certain conditions, including delivery of a certificate of Greenwood stating that Greenwood reasonably believes that the addition of the Participation Interests will not be materially adverse to the interests of the holders of any class of any series of investor certificates then outstanding or any Credit Enhancement Provider, delivery of an Opinion of Counsel relating to the Trust's security interest in Participation Interests and insolvency and related matters and confirmation from the Rating Agencies that the proposed conveyance of Participation Interests will not cause the rating of any class of any series of investor certificates then outstanding to be lowered or withdrawn.

     Additional Accounts or accounts underlying Participation Interests need not be Discover Card accounts or accounts originated by Greenwood, may be composed entirely of newly originated accounts or contain a higher proportion of newly originated accounts than the Accounts currently included in the Trust and may contain accounts originated using criteria different from those applied to the Accounts currently included in the Trust. Accordingly, there can be no assurance that any Additional Accounts or accounts underlying Participation Interests will be of the same credit quality as the Accounts currently included in the Trust.

REMOVAL OF ACCOUNTS

     Pursuant to the Pooling and Servicing Agreement, Greenwood may, but will not be obligated to, designate Accounts for removal from the Trust (such Accounts being referred to hereinafter as the "Removed Accounts"). Such removal will be effective as of the last day of the Due Period in which Greenwood designates Accounts for removal from the Trust.

     Each removal of Accounts will be subject to certain conditions, including the delivery of an Officer's Certificate confirming that (i) the aggregate amount of Principal Receivables in the Trust less the aggregate amount of Principal Receivables in the Removed Accounts is not less than the Minimum Principal Receivables Balance, (ii) the removal of the Removed Accounts will not, in the reasonable belief of Greenwood, cause either (A) an Amortization Event to occur with respect to any series then outstanding or (B) the Deficit Accumulation Amount or Deficit Liquidation Amount, as applicable, with respect to any series then outstanding to be greater than zero on any Distribution Date with respect to that series, (iii) no selection procedures believed by Greenwood to be materially adverse to the investor certificateholders were utilized in selecting the Removed Accounts and (iv) the Rating Agencies have advised Greenwood that the removal will not cause the rating of any class of any outstanding series of investor certificates to be lowered or withdrawn.

TERMINATION OF THE TRUST

     The Pooling and Servicing Agreement provides that the Trust will terminate twenty-one years after the death of the last survivor of Queen Elizabeth II of the United Kingdom of Great Britain and her descendants living on October 1, 1993 (the "Final Trust Termination Date") or, if earlier, at the option of the Sellers, on the day after the Distribution Date on which funds have been deposited into the Series Distribution Accounts sufficient to pay in full the Aggregate Investor Interest plus all accrued and unpaid Certificate Interest on all series then outstanding.

                    DESCRIPTION OF THE INVESTOR CERTIFICATES

     The investor certificates of a series will be issued pursuant to the Pooling and Servicing Agreement, which was filed as an exhibit to the Registration Statement of which this Prospectus is a part, and a Series Supplement. The following summary of the investor certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Pooling and Servicing Agreement and the applicable Series Supplement. On written request to the Trustee at its principal corporate trust office, the Trustee will provide to any investor certificateholder without charge a copy of the Pooling and Servicing Agreement (without exhibits or schedules) and the applicable Series Supplement (without exhibits).

GENERAL

     Each series will be issued pursuant to the Pooling and Servicing Agreement and a Series Supplement. The Series Supplement will consist of two parts, a Series Term Sheet and an Annex. The Series Term Sheet will set forth the basic terms pertaining to the series. The Annex will constitute the bulk of the Series Supplement and will contain the detailed provisions regarding allocations of Collections and payments to the investor certificateholders of the series. The Annex is designed to be used for a variety of different types of series, and, accordingly, contains some provisions that will not be applicable to all series. The Series Term Sheet, in conjunction with the Annex, will set forth all of the specific terms of the series.

     Each series will consist of one or more classes of investor certificates. Each investor certificate will represent a Fractional Undivided Interest in the Trust, including the right to a percentage of all Collections on the Receivables in the Trust. See "-- Class Percentages and Seller Percentage." Each investor certificate of a series will represent the right to receive payments of interest on Interest Payment Dates with respect to such series at the applicable Certificate Rate on the Class Invested Amount with respect to such investor certificate. If a series has a Controlled Liquidation Period, each investor certificate of such series will represent the right to receive monthly payments of principal from the Principal Commencement Date and during the Amortization Period, if any, with respect to such series. If a series has an Accumulation Period, each investor certificate of such series will represent the right to receive repayment of principal on an applicable Expected Final Payment Date and monthly payments of principal during the Amortization Period, if any, with respect to such series. See "Description of the Investor Certificates -- Interest Payments" and "-- Principal Payments" herein and "The Certificates -- Interest Payments" and "-- Principal Payments" in the related Prospectus Supplement. With respect to a series having a class of subordinated certificates, the rights of the Class B Certificateholders to receive payments will be subordinated to the rights of the Class A Certificateholders with respect to such series to the extent described in the related Prospectus Supplement. See "Description of the Investor Certificates -- Allocations, Reallocations and Subordination of Collections -- Subordination of Class B Certificates" herein and "The Certificates -- Subordination of the Class B Certificates (Class A Credit Enhancement)" in the related Prospectus Supplement.

     Greenwood holds a residual interest in the Trust (the "Seller Interest"), which is represented by the Seller Certificate. The Seller Interest represents the interest in the Principal Receivables not represented by the investor certificates of any series outstanding at any given time. The Seller Certificate represents an undivided interest in the Principal Receivables, including the right to a varying percentage (the "Seller Percentage") of all Collections on the Receivables in the Trust. See "-- Class Percentages and Seller Percentage."

     The amount of Principal Receivables in the Trust will vary each day as new Principal Receivables are created and others are paid. The amount of the Seller Interest, therefore, will fluctuate each day to reflect the changes in the amount of Principal Receivables in the Trust. The amount of the Seller Interest also will change when additional series are issued, when the Series Investor Interest for any series declines as principal payments are made to, or segregated into Investor Accounts for the benefit of, the investor certificateholders of that series, and when Receivables in Additional Accounts are added to the Trust or Receivables in Removed Accounts are removed from the Trust.

INTEREST PAYMENTS

     Interest will accrue on the Invested Amount of the investor certificates of a series or class at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement. Except as otherwise provided herein or in the related Prospectus Supplement, Finance Charge Collections and certain other amounts allocable to the investor certificateholders of a series will be used to make interest payments to investor certificateholders of such series on each Interest Payment Date specified in the related Prospectus Supplement. If the Interest Payment Dates for a series or class occur less frequently than monthly, such Finance Charge Collections or other amounts (or the portion thereof allocable to such series or class) will be deposited in one or more Series Interest Funding Accounts and used to make interest payments to investor certificateholders of such series or class on the following Interest Payment Date. If a series has more than one class of investor certificates, each such class may have a separate Interest Funding Account. Funds on deposit in a Series Interest Funding Account will be invested in Permitted Investments. Any earnings (net of losses and investment expenses) on funds in a Series Interest Funding Account will be paid to, or at the direction of, Greenwood except as otherwise specified in the Prospectus Supplement. Interest with respect to the investor certificates of each series will accrue and be calculated on the basis described in the related Prospectus Supplement.

PRINCIPAL PAYMENTS

     The investor certificates of each series will have a Revolving Period during which no distributions of Principal Collections will be made to the investor certificateholders unless otherwise specified in the related Prospectus Supplement. Principal Collections allocable to the investor certificates during the Revolving Period will first be made available, under certain circumstances, to fund Certificate Principal with respect to other series then outstanding in the Group to which such series belongs that are eligible for such reallocation. Any remaining Principal Collections generally will be paid to Greenwood, up to the amount of the Seller Interest. See "-- Allocations, Reallocations and Subordination of Collections -- Allocations Among Series and to Sellers."

     Unless otherwise specified in the related Prospectus Supplement, following the Revolving Period, unless an Amortization Period or an Early Accumulation Period commences with respect to a series, each series will have either an Accumulation Period or a Controlled Liquidation Period. If a series has an Accumulation Period, the principal of the investor certificates of the series will be scheduled to be paid in full on an Expected Final Payment Date. If a series has a Controlled Liquidation Period, the principal of the investor certificates of the series will be paid in installments commencing on the Principal Commencement Date. If a series has more than one class of investor certificates, a different method of paying principal, Expected Final Payment Date and/or Principal Commencement Date may be specified for each class. If an Early Accumulation Event occurs, principal will be paid as scheduled unless an Amortization Event occurs subsequently. If an Amortization Event occurs with respect to a series, the payment of principal with respect to the investor certificates of such series may commence earlier than the Expected Final Payment Date or Principal Commencement Date, as applicable, and the final principal payment with respect to the investor certificates of such series may be made earlier or later than the Expected Final Payment Date or other expected date. See "The Certificates -- Cash Flows" and "Annex A -- Cash Flows" in the related Prospectus Supplement.

ISSUANCE OF ADDITIONAL SERIES

     Series of investor certificates have previously been issued and are outstanding. The Pooling and Servicing Agreement provides that Greenwood may direct the Trustee from time to time to issue additional series of investor certificates, subject to certain conditions (each such issuance, a "New Issuance"). Each New Issuance will be pursuant to the Pooling and Servicing Agreement and a Series Supplement. Unless otherwise specified in the related Prospectus Supplement, each New Issuance will have the effect of reducing the amount of the Seller Interest by an amount equal to the Series Initial Investor Interest for the new series.

     Pursuant to the Pooling and Servicing Agreement, Greenwood will designate the terms of any New Issuance including, but not limited to, its Series Initial Investor Interest, the number of classes, the Class Initial Investor Interest for each class, the Certificate Rate for each class, the Payment Dates, the Series Termination Date and the Group to which the series will belong. The Pooling and Servicing Agreement does not require the consent of investor certificateholders of any series to issue a new series, and Greenwood, any Additional Sellers, the Master Servicer, the Servicer and the Trustee do not intend to request the consent of investor certificateholders of any series to the issuance of a new series.

     Greenwood and any Additional Sellers may offer for sale any series under a prospectus or other disclosure document in transactions either registered under the Securities Act of 1933, as amended (the "Securities Act of 1933"), or exempt from registration thereunder. Such offerings may be direct, through one or more underwriters or placement agents, in fixed price offerings or in negotiated transactions or otherwise. Any such series may be issued in fully registered or book-entry form (or in bearer form, if offered outside the United States), in minimum denominations determined by the Sellers. Greenwood intends to offer additional series from time to time, but is under no obligation to do so. See "Plan of Distribution."

COLLECTIONS ACCOUNT AND GROUP COLLECTIONS ACCOUNTS

     The Trustee has established and maintains in the name of the Trust a "Collections Account" and, for each Group of series, a "Group Collections Account." Each such account is a segregated trust account established with the Trustee or a "Qualified Institution," defined as a depository institution organized under the laws of the United States or any one of the states thereof that at all times has a short-term certificate of deposit rating of A-1/P-1 or better from the Rating Agencies and whose deposits are insured by the FDIC. Funds on deposit in the Collections Account or any Group Collections Account are invested in Permitted Investments pursuant to the Pooling and Servicing Agreement. The Master Servicer has the revocable power to instruct the Trustee to make withdrawals from the Collections Account and each Group Collections Account for the purpose of carrying out its duties under the Pooling and Servicing Agreement and any Series Supplement.

     Greenwood as Servicer deposits from Collections for any day an amount equal to the sum of its Required Daily Deposits for each series then outstanding directly into the Collections Account within two Business Days following the Date of Processing of such Collections. Any Collections with respect to Greenwood

Discover Card Accounts not deposited into the Collections Account are used by Greenwood for its own benefit until the Distribution Date on which those Collections are to be allocated to certificateholders. Greenwood may cease to deposit Collections into the Collections Account, and instead use all Collections with respect to Greenwood Discover Card Accounts received in each Due Period until the Distribution Date on which those Collections are to be allocated to certificateholders, if and when such use will not result in the lowering or withdrawal of the rating of any class of any series of investor certificates then outstanding by the Rating Agencies. In the event that there are additional Servicers, each such additional Servicer also will deposit from Collections for any day an amount equal to the sum of its required daily deposits for each series then outstanding directly into the Collections Account within two Business Days following the Date of Processing of such Collections, unless the use by such Servicer of Collections received by it for its own account prior to the applicable Distribution Date will not result in the lowering or withdrawal of the rating of any class of any series then outstanding by the Rating Agencies.

     On or before each Distribution Date with respect to each Group, Greenwood as Master Servicer directs the Trustee, first, to withdraw that portion of the amount of Collections allocable to the Seller Interest with respect to that Distribution Date from the Collections Account and pay such amount to the Holder of the Seller Certificate and second, to withdraw all remaining Collections from the Collections Account and deposit such Collections in each Group Collections Account, on or before the Distribution Date with respect to that Group, in an amount equal to the sum of (x) the sum of the Series Finance Charge Collections for each series that is a member of that Group and (y) the sum of the Series Principal Collections for each series that is a member of that Group. However, allocations to Investor Accounts may be deemed to be made and payments to the Holder of the Seller Certificate or to the Master Servicer may be made, prior to a Distribution Date, on the date the Master Servicer delivers the monthly master servicer statement and the information required to be included in the monthly investor certificateholders' statement with respect to each series then outstanding to the Trustee. With respect to each Group, Collections in the Group Collections Account for such Group will be allocated, deposited or paid on or prior to each Distribution Date with respect to such Group according to the terms of each Series Supplement relating to the outstanding series in such Group.

     Any earnings (net of losses and investment expenses) on funds on deposit in the Collections Account or any Group Collections Account will be paid to the Holder of the Seller Certificate.

CLASS PERCENTAGES AND SELLER PERCENTAGE

     Pursuant to the Pooling and Servicing Agreement and all Series Supplements for series then outstanding, the Master Servicer will allocate among the Class Investor Interests for each class of each series then outstanding, the Seller Interest, and any other interests in the Receivables (such as, under certain circumstances, the CCA Investor Interest with respect to certain outstanding series), all Finance Charge Collections, all Principal Collections and the Charged-Off Amount. The Master Servicer will make each allocation by multiplying the amount of Finance Charge Collections, Principal Collections and the Charged-Off Amount by the applicable Class Percentage, Seller Percentage or other percentage.

     For convenience, this Prospectus refers to the Class Percentage for each class (and certain other percentages with respect to outstanding series) with respect to Finance Charge Collections, Principal Collections and the Charged-Off Amount as if those percentages will not in each case vary. The Class Percentages (and certain other percentages), however, may vary in each case as detailed in the "Glossary of Terms" contained in the related Prospectus Supplement. The method of calculating Class Percentages and other percentages with respect to each series of investor certificates will be set forth in the applicable Series Supplement. The Seller Percentage, in all cases, will equal 100% minus the sum of the Series Percentages for each series then outstanding.

ALLOCATIONS, REALLOCATIONS AND SUBORDINATION OF COLLECTIONS

     Allocations Among Series and to Sellers. On or before each Distribution Date, the Master Servicer will deposit into the Collections Account that portion of Collections with respect to the related Due Period that are to be allocated on that Distribution Date and that have not previously been deposited into the Collections Account and direct the Trustee to withdraw from the Collections Account and pay to Greenwood that portion of the sum of (x) the total amount of Finance Charge Collections for the related Due Period less the sum of the amount of Series Finance Charge Collections for each series then outstanding for the related Due Period and (y) the total amount of Principal Collections for the related Due Period less the sum of the amount of Series Principal Collections for each series then outstanding for the related Due Period that is to be allocated to the Holder of the Seller Certificate for that Distribution Date. The Master Servicer will direct the Trustee to withdraw from the Collections Account and pay to each Group Collections Account, on or before the Distribution Date with respect to that Group, the sum of (x) the Series Finance Charge Collections for each series that is a member of that Group and (y) the Series Principal Collections for each series that is a member of that Group. Allocations of Collections to the series within each Group will be as set forth in the Series Supplements for each series within such Group. With respect to each Group, Collections in the Group Collections Account for such Group will be allocated, deposited or paid on or prior to each Distribution Date with respect to such Group according to the terms of each Series Supplement relating to the outstanding series of such Group.

     Subordinate Series. The Pooling and Servicing Agreement permits the issuance of series of investor certificates that are subordinate in right of payment, in whole or in part, to one or more other series (any such subordinate series, a "Subordinate Series"). Unless otherwise specified in the related Prospectus Supplement, a series will not be subordinate to any other series. Unless otherwise specified in the related Prospectus Supplement, the Series Supplement for each series, however, will provide for the possibility that a Subordinate Series with respect to such series may be issued in the future. The Seller may, but is under no obligation to, issue a series that is subordinate to one or more series at any time. The extent to which such Subordinate Series, if issued, will be subordinated to one or more series will be set forth in the Series Supplement with respect to such Subordinate Series.

     Subordination of Class B Certificates. Unless otherwise specified in the related Prospectus Supplement, in the case of a series of investor certificates issued with two classes, the Class B Certificates will be subordinated to the Class A Certificates. Certain amounts originally allocable to the Class B Certificates may be reallocated to the extent necessary to fund certain amounts with respect to the Class A Certificates. If these reallocations are not reimbursed, the Investor Interest with respect to the Class B Certificates will be reduced. If applicable, see "The Certificates -- Subordination of the Class B Certificates (Class A Credit Enhancement)" in the related Prospectus Supplement.

ADJUSTMENTS TO RECEIVABLES

     The aggregate amount of Receivables will increase or decrease, as the case may be, to the extent any Receivable is adjusted without payment by or on behalf of a cardmember. Such adjustments include, but are not limited to, any Receivable that was created as a result of a fraudulent or counterfeit charge that the Servicer with respect to such Receivable adjusts, increases, reduces, modifies or cancels in accordance with its Credit Guidelines, or any Receivable that was created in respect of merchandise returned by the cardmember. If the exclusion of the amount of an adjustment from the calculation of the Seller Interest would cause the Seller Interest to be an amount less than zero, Greenwood is obligated to make, no later than the business day following the last day of the Due Period during which the adjustment is made, a deposit into the Collections Account in immediately available funds in an amount equal to the amount by which the adjustment exceeds the Seller Interest.

     In addition, under certain limited circumstances, a credit account that is not an Account may be combined with an Account. Such a combination may result in an increase or decrease in the amount of Receivables, depending on whether the Account is the account surviving the combination. Greenwood has no reason to believe that such account combinations will have a material effect on the aggregate amount of Receivables in the Trust.

DISTRIBUTIONS OF COLLECTIONS AND APPLICATION OF COLLECTIONS AND CERTAIN OTHER AMOUNTS

     Distribution Among Series. On or before each Distribution Date, Greenwood as Master Servicer will direct the Trustee to withdraw from the Collections Account and pay to each Group Collections Account, on

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

or before the Distribution Date with respect to that Group, an amount equal to the sum of (x) the sum of the Series Finance Charge Collections for each series that is a member of that Group and (y) the sum of the Series Principal Collections for each series that is a member of that Group. On or before each Distribution Date with respect to each Group, amounts on deposit in the Group Collections Account with respect to that Group will be distributed in accordance with the terms of the Series Supplements for each series in that Group. With respect to each Group, Collections in the Group Collections Account for such Group will be allocated, deposited or paid on or prior to each Distribution Date with respect to the series in such Group according to the terms of each Series Supplement relating to the outstanding series in such Group.

     Net Payments. All payments made pursuant to the Pooling and Servicing Agreement or any Series Supplement on any Trust Distribution Date or Distribution Date on which Greenwood is the Master Servicer, between the Master Servicer or the Holder of the Seller Certificate and the Investor Accounts, may be aggregated for such Trust Distribution Date or Distribution Date. Therefore, Greenwood, acting as Master Servicer and as agent of the Holder of the Seller Certificate, may make only one payment to each account in satisfaction of all payments of the Holder of the Seller Certificate and the Master Servicer pursuant to the Pooling and Servicing Agreement or any Series Supplement, to the extent that all payment obligations of the Master Servicer and of the Holder of the Seller Certificate to each account on each Trust Distribution Date or Distribution Date exceed all amounts to be paid out of that account to the Master Servicer and the Holder of the Seller Certificate on such Trust Distribution Date or Distribution Date.

ADDITIONAL FUNDS

     The Pooling and Servicing Agreement provides that Greenwood may, from time to time, elect to add certain funds to the Trust ("Additional Funds") by delivering a written notice of the election to the Trustee, the Master Servicer and the Rating Agencies, which notice will specify the method of calculating the amount of such funds to be added to the Trust as of any Distribution Date and the source of those funds. No election will become effective until Standard & Poor's has advised the Master Servicer and Greenwood that the election will not cause the rating of any class of any series then outstanding to be lowered or withdrawn. During any time that Additional Funds are being added to the Trust, with respect to each series then outstanding, on or before the Distribution Date with respect to each such series, the Master Servicer will cause an amount equal to the product of (i) a fraction the numerator of which will be the Series Investor Interest and the denominator of which will be the Aggregate Investor Interest and (ii) the amount of Additional Funds for the preceding Due Period, to be deposited into the Series Collections Account for each series. The amount of Additional Funds allocated to each series will be further allocated in accordance with the provisions of each Series Supplement. Unless otherwise specified in the related Prospectus Supplement, the Series Supplement for each series will specify that any Additional Funds allocated to such series will be further allocated between the classes of such series based on the Class Investor Interest of each class as of the relevant Distribution Date (the "Class Additional Funds" for each class). Unless otherwise specified in the related Prospectus Supplement, no Additional Funds have been added to the Trust as of any Series Closing Date, and Greenwood is under no obligation to add Additional Funds to the Trust at any time in the future.

FINAL PAYMENT OF PRINCIPAL; TERMINATION OF SERIES

     The final payment of principal and interest on investor certificates of a series will be due and payable no later than the Series Termination Date specified in the related Prospectus Supplement.

     The final payment of principal of and interest on any investor certificate will be made only upon presentation and surrender of such investor certificate at the office or agency specified in the notice from the Trustee to the investor certificateholders regarding the final distribution. The Trustee will provide such notice to the investor certificateholders not later than the tenth day of the month of the final distribution.

     Each series will terminate on the earlier of (i) the Series Termination Date with respect to such series and (ii) the day following the Distribution Date on which the final payment of principal is made to the investor certificateholders of such series.

     If, as of the Distribution Date in the month preceding the Series Termination Date with respect to a series (after giving effect to all transfers, withdrawals and deposits to occur on such Distribution Date), the

Series Investor Interest with respect to such series would be greater than zero, Receivables (or interests therein) in an amount sufficient to yield proceeds equal to the Series Investor Interest plus any accrued but unpaid Certificate Interest will be sold; provided, however, that the amount of Receivables to be sold will not exceed the product of (i) the aggregate amount of Receivables in the Trust and (ii) a fraction, the numerator of which is the Series Investor Interest and the denominator of which is the Aggregate Investor Interest, in each case on the Distribution Date in the month preceding the Series Termination Date; and provided, further, that the Receivables selected to be sold will not be materially different from the Receivables remaining in the Trust as of that Distribution Date. The proceeds from this sale will be deposited into the Series Distribution Account and paid to the investor certificateholders of such series on the Distribution Date immediately following the deposit. The payment will be deemed to be the final distribution with respect to the investor certificates of such series.

CREDIT ENHANCEMENT

     The Credit Enhancement with respect to a series may include a cash collateral account, a letter of credit, a surety bond, an insurance policy or any other form of credit enhancement described in the related Prospectus Supplement. Credit Enhancement also may be provided to a series or class of a series by subordination provisions that require distributions of principal and/or interest be made with respect to the investor certificates of such series or class before distributions are made to one or more other series or other classes of such series.

     A description of any Credit Enhancement provided with respect to a series will be set forth in the related Prospectus Supplement. The description will include such information as (a) the amount payable under the Credit Enhancement,
(b) any conditions to such payment, (c) the circumstances under which the Credit Enhancement will be available, (d) the class or classes of the series that will receive the direct benefit of the Credit Enhancement, (e) the conditions (if any) under which the amount payable under the Credit Enhancement may be terminated, reduced or replaced and (f) other material provisions of the related Credit Enhancement Agreement.

REPURCHASE OF TRUST PORTFOLIO

     A Trust Portfolio Repurchase Event will occur upon discovery that as of the Initial Closing Date or, with respect to any Additional Accounts, as of any date on which there is an assignment of the Receivables in such Additional Accounts to the Trust, (a) the Pooling and Servicing Agreement or appropriate assignment, as the case may be, does not constitute a valid and binding obligation of each Seller, subject to usual and customary exceptions relating to bankruptcy, insolvency and general equity principles, (b) the Pooling and Servicing Agreement or appropriate assignment, as the case may be, does not constitute (1) a valid transfer and assignment to the Trust of all right, title and interest of each Seller in and to the Receivables, whether then existing or thereafter created, and the proceeds thereof, or (2) the grant of a perfected security interest of first priority under the UCC as in effect in the Applicable State with respect to each Seller in such Receivables and proceeds thereof effective as to each Receivable upon the creation thereof, (c) any Seller or a Person claiming through or under any Seller has any claim to or interest in any Investor Account, other than the interests of the investor certificateholders or the interest of any Seller as a debtor for purposes of the UCC as in effect in the Applicable State with respect to each Seller, or (d) certain representations and warranties of any Seller regarding (1) its corporate status, authority with regard to the assignment of Receivables and performance of such Seller's obligations under the Pooling and Servicing Agreement and any Series Supplement and (2) the accuracy of information furnished by such Seller to the Trustee, are not true and the breach is not cured within a specified time period.

     Upon the occurrence of a Trust Portfolio Repurchase Event, either the Trustee or holders of investor certificates evidencing undivided interests in the Trust aggregating not less than 51% of the Aggregate Invested Amount may direct Greenwood to purchase Receivables transferred to the Trust on or before the Distribution Date with respect to each series then outstanding within 60 days of such notice; provided, however, that if an assignment of Additional Accounts results in a Trust Portfolio Repurchase Event, only the Receivables in those Additional Accounts will be repurchased. Greenwood will not be required to make such a purchase, however, if, on any day during the applicable period, the Trust Portfolio Repurchase Event does not adversely affect in any material respect the interests of the investor certificateholders as a whole. The determination of materiality referred to above will be made by an officer of the Master Servicer in his sole reasonable judgment.

     The price for any such purchase with respect to each series then outstanding will be equal to the sum of the Series Investor Interest and all accrued but unpaid Certificate Interest with respect to the series; provided, however, that if an assignment of Additional Accounts results in a Trust Portfolio Repurchase Event, only the Receivables in those Additional Accounts shall be repurchased at a price with respect to each series equal to the product of (i) the Series Investor Percentage with respect to Principal Collections for the next following Distribution Date with respect to the series and (ii) the amount of Receivables attributable to the Additional Accounts, and the purchase price shall be applied as Collections in respect of those Receivables in accordance with each applicable Series Supplement and deposited in the Group Collections Account relating to that series. In the event that the obligation of Greenwood to repurchase the Trust portfolio is at any time the subject of concurrent obligations of one or more other parties to the Seller Certificate Ownership Agreement then Greenwood's obligation to repurchase the Trust portfolio will be conditioned on Greenwood's ability to enforce those concurrent obligations against one or more other parties to the Seller Certificate Ownership Agreement.

REPURCHASE OF SPECIFIED RECEIVABLES

     A Receivable Repurchase Event will occur in the event that each Receivable that is transferred to the Trust is not, as of the time of such transfer, an Eligible Receivable and such event has a material adverse effect on the investor certificateholders' interest in the Receivables as a whole and is not cured within 60 days of the earlier of (i) actual knowledge of the breach by the relevant Seller or (ii) receipt by such Seller of written notice of any such event given by the Trustee. The determination of materiality referred to above will be made by an officer of the Master Servicer in his sole reasonable judgment. "Eligible Receivable" means each Receivable (a) that is payable in United States dollars, (b) that was created in compliance, in all material respects, with all Requirements of Law applicable to the Seller and the Servicer with respect to the Receivable and pursuant to a Credit Agreement that complies, in all material respects, with all Requirements of Law applicable to the Seller and Servicer, (c) as to which, if the Receivable was created before the Initial Closing Date or the relevant Addition Date, as applicable, (i) at the time of the creation of the Receivable, the applicable Seller had good and marketable title thereto free and clear of all liens ("Liens") arising under or through the Seller and (ii) at the time of the conveyance of such Receivable to the Trust, the Seller had, or the Trust will have, good and marketable title thereto free and clear of all Liens arising under or through the Seller, (d) as to which, if the Receivable was created on or after the Initial Closing Date or the relevant Addition Date, as applicable, at the time of the creation of the Receivable, the Trust will have good and marketable title thereto free and clear of all Liens arising under or through the Seller and (e) which constitutes, or would have constituted, an "account" or "general intangible" under and as defined in
Article 9 of the UCC as then in effect in the Applicable State with respect to the Receivable. Greenwood will purchase all the Receivables in each Account in which there is any Receivable to which the Receivable Repurchase Event relates ("Ineligible Receivables") on the terms and conditions set forth below.

     Greenwood will purchase the Receivables in those Accounts by directing the Master Servicer to deduct the amount of the Receivables that are Principal Receivables from the aggregate amount of Principal Receivables in the Trust. In the event that the exclusion of those Receivables from the calculation of the Seller Interest would cause the Seller Interest to be an amount less than zero, on the following Trust Distribution Date, Greenwood will deposit into the Collections Account in immediately available funds an amount equal to the amount by which the Seller Interest would be reduced below zero. The deposit will be considered a repayment in full of the Receivables, and will be treated as Collections in respect of Principal Receivables for such Due Period. See "Description of the Investor Certificates -- Distributions of Collections and Application of Collections and Certain Other Amounts" herein and "The Certificates -- Cash Flows" and "Annex A -- Cash Flows" in the related Prospectus Supplement. In the event that the obligation of Greenwood to repurchase Receivables is at any time the subject of concurrent obligations of one or more other parties to the Seller Certificate Ownership Agreement, then Greenwood's obligation to repurchase Receivables will be conditioned on Greenwood's ability to enforce those concurrent obligations against one or more other parties to the Seller Certificate Ownership Agreement.

REPURCHASE OF A SERIES

     A Series Repurchase Event with respect to a series will occur upon discovery that as of the Series Closing Date, the applicable Series Supplement does not constitute a legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms, subject to usual and customary exceptions relating to bankruptcy, insolvency and general equity principles.

     Upon the occurrence of a Series Repurchase Event with respect to a series, either the Trustee or holders of investor certificates of such series evidencing undivided interests in the Trust aggregating not less than 51% of the Series Invested Amount with respect to such series may direct Greenwood to purchase the investor certificates of such series within 60 days after Greenwood receives a direction to purchase the investor certificates. Greenwood will not be required to make the purchase, however, if, on any day during the 60-day period, the Series Repurchase Event does not adversely affect in any material respect the interests of the investor certificateholders of such series as a whole.

     On the Distribution Date set for the purchase, Greenwood will deposit into the Series Distribution Account with respect to such series an amount equal to the sum of the Series Investor Interest and all accrued but unpaid Certificate Interest. The amount on deposit in the Series Distribution Account will be paid to the investor certificateholders of such series upon presentation and surrender of their investor certificates.

REPURCHASE OF INVESTOR CERTIFICATES

     The Pooling and Servicing Agreement provides that Sellers may become holders of investor certificates and that Greenwood may cancel any investor certificates owned by a Seller by providing notice of such cancellation to the Trustee; provided, however, that Class B Certificates of any series may not be cancelled unless Greenwood has been advised by the Rating Agencies that such cancellation will not cause the ratings of any investor certificates then outstanding to be lowered or withdrawn. Simultaneously with any cancellation of investor certificates of a series, the Class Invested Amount of the applicable class of such series and the Series Invested Amount with respect to such series will be reduced, and the Seller Interest will be increased, by the aggregate Class Invested Amount represented by the cancelled investor certificates of such series. No reduction of Class Invested Amount as described in the preceding sentence will result in a decrease in any Class Percentage with respect to the affected class if a Fixed Principal Allocation Event with respect to such series has previously occurred.

SALE OF SELLER INTEREST

     The Seller Certificate is owned by Greenwood. Any Additional Sellers also will either become holders or owners of the Seller Certificate, as tenants-in-common with Greenwood, and will enter into a Seller Certificate Ownership Agreement with Greenwood. In such event, all references to actions taken by Greenwood as Holder of the Seller Certificate shall be deemed to be taken by Greenwood on behalf of the Holders of the Seller Certificate. Pursuant to the Pooling and Servicing Agreement, neither Greenwood nor any Additional Seller (if any) may transfer, assign, sell or otherwise convey, pledge or hypothecate or otherwise grant a security interest in any portion of the Seller Interest represented by the Seller Certificate, except for the transfer of all or part of any Seller's interest in the Seller Certificate to an affiliate of Greenwood that is included in the same "affiliated group" as Greenwood for United States federal income tax purposes; provided, however, that any Seller may transfer a portion of the Seller Interest on terms substantially similar to the terms of the Pooling and Servicing Agreement so long as the agreements and other documentation relating thereto are consistent with, and subject to, the terms of the Pooling and Servicing Agreement and any Series Supplement and do not require any action prohibited or prohibit any action that is either required on the part of the Master Servicer, any Seller, the Trustee or any Servicer by the terms of the Pooling and Servicing Agreement and any Series Supplement or necessary to protect the interests of the investor certificateholders; and provided, further, that the Seller is advised by the Rating Agencies that the rating of any class of any series then outstanding would not be lowered or withdrawn as a result of such transfer. Notwithstanding the above, no such advice from the Rating Agencies is required if the transfer is made to comply with certain regulatory requirements.

REALLOCATION OF SERIES AMONG GROUPS

     The Pooling and Servicing Agreement provides that the Master Servicer may elect, at any time, subject to certain conditions, to move any series from the Group of which it is then a member to any other Group, including without limitation to a new Group established at such time of which the series to be moved is the only series. A series may be moved from one Group to another only if the following conditions are satisfied: (i) the Group from which the series is moved and the Group to which the series is moved have the same Distribution Date; (ii) the Master Servicer shall have certified to the Trustee that the Master Servicer reasonably believes that the movement of the applicable series would not (a) result in any delay in the payment of principal to the investor certificateholders of any series then outstanding, or (b) cause an Amortization Event to occur with respect to any series then outstanding; and (iii) the Rating Agencies shall have advised the Master Servicer and Greenwood that the movement of the applicable series would not cause the rating of any class of any series then outstanding to be lowered or withdrawn.

AMENDMENTS

     The Pooling and Servicing Agreement and any Series Supplement may be amended from time to time by the Master Servicer, the Sellers, the Trustee and the Servicers, without the consent of the investor certificateholders of any outstanding series, for any of the following purposes: (i) to add to the covenants and agreements contained therein or to surrender any right or power therein reserved to or conferred upon the Sellers, the Master Servicer or any Servicer; provided, however, that such action will not adversely affect in any material respect the interests of the holders of any class of any series then outstanding; (ii) to add provisions to or change or eliminate any of the provisions of the Pooling and Servicing Agreement or any Series Supplement; provided, however, that any such addition, change or elimination will not adversely affect in any material respect the interests of the holders of any class of any series then outstanding; (iii) to add provisions to or change any of the provisions of the Pooling and Servicing Agreement or any Series Supplement for the purpose of accommodating the addition of Participation Interests to the Trust; or (iv) to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in the Pooling and Servicing Agreement, in any Series Supplement or in any amendment to the Pooling and Servicing Agreement or any Series Supplement.

     The Pooling and Servicing Agreement and the Series Supplement for any series also may be amended from time to time by the Master Servicer, the Sellers, the Trustee and the Servicers with the consent of the holders of investor certificates evidencing Fractional Undivided Interests aggregating not less than 66 2/3% of the Class Invested Amount of each class of such series adversely affected for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Pooling and Servicing Agreement or the applicable Series Supplement, or of modifying in any manner the rights of the investor certificateholders of such series; provided, however, that the Trustee will have been advised by each Rating Agency that such amendment will not result in the withdrawal or lowering of the ratings assigned to the investor certificates of such series by that Rating Agency; and, provided, further, that no such amendment will materially and adversely affect the interests of the investor certificateholders of any class of such series by reducing in any manner the amount of, or delaying the timing of, distributions that are required to be made to any investor certificate without the consent of the affected investor certificateholders, or by reducing the aforesaid percentage required to consent to any such amendment, without the consent of each investor certificateholder of each affected class. For purposes of calculating whether a 66 2/3% consent has been achieved, the applicable Class Invested Amount or Series Invested Amount will be calculated without taking into account the Class Invested Amount represented by any investor certificates beneficially owned by any Seller or any affiliate of any Seller, and no Seller or affiliate of a Seller will be entitled to vote on any amendment described in this paragraph. If any such amendment to the Pooling and Servicing Agreement would adversely affect the interests of any class of any other series of investor certificates then outstanding the consent of the investor certificateholders of each class adversely affected by such amendment to the Pooling and Servicing Agreement also will be required. Promptly after the execution of any amendment or consent described in this paragraph, the Trustee will notify the investor certificateholders of the substance of the amendment.

     None of the execution and delivery of any Series Supplement, the addition of Receivables to the Trust, the removal of Receivables from the Trust, the addition or removal of any Seller or Servicer in connection with an addition to or removal from the Trust of Receivables, or the replacement of any Servicer, Master Servicer or Trustee will constitute an amendment to the Pooling and Servicing Agreement or any Series Supplement for the purposes of the preceding two paragraphs, provided that any such action described in this sentence is completed in accordance with the provisions of the Pooling and Servicing Agreement and/or any applicable Series Supplement, as applicable.

LIST OF INVESTOR CERTIFICATEHOLDERS

     In the event that Definitive Certificates are issued with respect to the investor certificates of any series, upon written request of three or more investor certificateholders of record of any class of such series representing Fractional Undivided Interests in the Trust aggregating not less than 5% of the Class Invested Amount, after having been adequately indemnified by those investor certificateholders for its costs and expenses, the Trustee will afford those investor certificateholders access during business hours to the current list of investor certificateholders of such series for purposes of communicating with other investor certificateholders of such series with respect to their rights under the Pooling and Servicing Agreement and the applicable Series Supplement. See "-- Definitive Certificates."

MEETINGS

     The Pooling and Servicing Agreement does not provide for any annual or other meetings of investor certificateholders of any series.

BOOK-ENTRY REGISTRATION

     The information in this section concerning DTC, Cedelbank and Euroclear and their book-entry systems and procedures has been obtained from sources that Greenwood and the Trust believe to be reliable, but Greenwood and the Trust take no responsibility for the accuracy of the information in this section.

     Unless otherwise provided in the Series Supplement, Certificate Owners may hold their investor certificates through DTC (in the United States) or Cedelbank or Euroclear (in Europe). The investor certificates will be registered in the name of the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Customers and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Greenwood has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the investor certificates. Unless otherwise provided in the Series Supplement, the investor certificates will be available for purchase in book-entry form in minimum denominations of $1,000 and integral multiples thereof. No person acquiring an interest in the investor certificates (each, a "Certificate Owner") will be entitled to receive a certificate representing that person's interest in the investor certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references herein to actions by investor certificateholders will refer to actions taken by DTC upon instructions from its Participants, as hereinafter defined, and all references herein to distributions and notices to investor certificateholders will refer to distributions and notices to DTC or Cede, as the registered holder of the investor certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "-- Definitive Certificates."

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movements of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedelbank Customers and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Customers or Euroclear Participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Customers and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank Customer or Euroclear Participant on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Customer or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the investor certificates, see Annex I, hereto, and for information with respect to tax documentation procedures relating to the investor certificates, see Annex I, hereto and "Federal Income Tax Consequences -- Non-United States Investor Certificateholders."

     Certificate Owners that are not Participants or Indirect Participants may purchase, sell or otherwise transfer ownership of, or other interests in, the investor certificates only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and Certificate Interest from the Trustee through the Participants. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since the payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward the payments to its Participants, which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only investor certificateholder will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as investor certificateholders, as that term is used in the Pooling and Servicing Agreement, and Certificate Owners only will be permitted to exercise the rights of investor certificateholders indirectly through the Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the investor certificates and is required to receive and transmit distributions of the principal of and interest on the investor certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the investor certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge investor certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those investor certificates, may be limited due to the lack of a physical certificate for those investor certificates.

     DTC has advised Greenwood that it will take any action permitted to be taken by an investor certificateholder under the Pooling and Servicing Agreement or any applicable Series Supplement only at the direction of one or more Participants to whose account with DTC the investor certificates are credited. DTC may take conflicting action with respect to other undivided interests in the investor certificates to the extent that those actions are taken on behalf of Participants whose holdings include those undivided interests.

     Cedelbank was incorporated in 1970 as a limited company under Luxembourg law (a societe anonyme). Cedelbank is owned by a parent corporation, Cedel International, societe anonyme, the shareholders of which are banks, securities dealers and financial institutions. Cedel International currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than twenty percent of Cedel International's stock.

     Cedelbank holds securities for its customers ("Cedelbank Customers") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Cedelbank provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Cedelbank has established an electronic bridge with Morgan Guaranty Trust Company of New York, as the Operator of the Euroclear System in Brussels, to facilitate settlement of trades between Cedelbank and Euroclear. Cedelbank currently accepts over 110,000 securities issues on its books.

     Cedelbank Customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the U.S., Cedelbank Customers are limited to securities brokers and dealers. Currently, Cedelbank has approximately 2,000 Customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Cedelbank is available to other institutions that clear through or maintain a custodial relationship with a Cedelbank Customer.

     Cedelbank is registered as a bank in Luxembourg, and as such is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, which supervises Luxembourg banks.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 33 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to investor certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences." Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by an investor certificateholder under the Pooling and Servicing Agreement or any applicable Series Supplement on behalf of a Cedelbank Customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of investor certificates among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     Unless otherwise provided in the Series Supplement, a class of investor certificates will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominees, only if (i) the Master Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such class, and the Trustee or the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of a Master Servicer Termination Event, Certificate Owners representing in the aggregate not less than 51% of the respective Class Invested Amount advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates of such class affected by the event. Upon surrender by DTC of the applicable definitive certificates and upon the issuance of instructions for re-registration, the Trustee will issue the applicable investor certificates as Definitive Certificates. Thereafter the Trustee will recognize the registered holders of such Definitive Certificates as investor certificateholders under the Pooling and Servicing Agreement and the applicable Series Supplement.

     The Trustee will distribute principal and interest on the investor certificates directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement and the applicable Series Supplement. Distributions on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any investor certificate (whether Definitive Certificates or one of the investor certificates registered in the name of Cede representing the investor certificates), however, will be made only upon presentation and surrender of the investor certificate at the office or agency specified in the notice of final distribution to investor certificateholders. The Trustee will provide the notice to registered investor certificateholders not later than the tenth day of the month of such final payment.

     Definitive Certificates will be transferable and exchangeable at the offices of the Trustee, or at such other office as Greenwood designates. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                                   SERVICING

MASTER SERVICER AND SERVICER

     Greenwood acts as Master Servicer with respect to the Trust. In addition to the Master Servicer, there also may be one or more Servicers, each of which will be a "Servicer" for purposes of the Trust with respect to the Accounts which that Servicer services. Currently, Greenwood, as Servicer with respect to the Greenwood Discover Card Accounts, is the only Servicer. Additional Servicers may be added to the Trust at a later date if receivables in accounts other than credit accounts originated by Greenwood are added to the Trust. Each Servicer will perform servicing functions with respect to the Accounts for which it is the Servicer. The Master Servicer, in its role as Master Servicer, will coordinate the activities of the various Servicers with respect to the Trust. The duties of the Master Servicer include aggregating Collections from the Servicers and distributing such Collections to the various Investor Accounts, directing the investment of funds on deposit in the Investor Accounts and the Credit Enhancement Accounts in Permitted Investments, receiving the Monthly Servicing Fee and allocating it among the Servicers, preparing reports for investor certificateholders and making any filings on behalf of the Trust with the Securities and Exchange Commission or other governmental agencies. The Master Servicer has no duty to pay any amount in lieu of Collections from its own funds in the event of a failure on the part of any Servicer to transfer Collections to the Master Servicer or to the Trust, at the direction of the Master Servicer. Upon the appointment of any additional Servicer, Greenwood as Master Servicer and Servicer and the additional Servicer will enter into a Master Servicing Agreement, which will govern the relationship among the Master Servicer and the Servicers.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer is paid a monthly servicing fee, on behalf of the investor certificateholders of each series then outstanding and the Sellers, in respect of each Due Period in an amount equal to no less than 2% per annum (calculated on the basis of a 360-day year of twelve 30-day months) of the amount of Principal Receivables in the Trust on the first day of such Due Period (the "Monthly Servicing Fee"), as compensation for its activities as Master Servicer and reimbursement for its expenses. In the event that there is more than one Servicer, the Master Servicer's expenses will include the payment of a servicing fee to each Servicer, pursuant to the terms of a Master Servicing Agreement to be entered into by Greenwood as Master Servicer and Servicer and any other Servicer. The Monthly Servicing Fee is allocated among the Seller Interest and each series then outstanding. The share of each Monthly Servicing Fee allocable to the Holder of the Seller Certificate (the "Seller Servicing Fee") on any Trust Distribution Date is equal to the product of (i) the product of (x) the Investor Servicing Fee Percentage and (y) and the amount of Principal Receivables in the Trust as of the first day of the Due Period related to that Trust Distribution Date and (ii) a fraction the numerator of which is the amount of the Seller Interest and the denominator of which is the greater of (a) the amount of Principal Receivables in the Trust and (b) the Aggregate Investor Interest, and is paid to the Master Servicer by the Holder of the Seller Certificate on or before each Trust Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the portion of the fee allocated to the Class Investor Interest for each class of each series (the "Class Monthly Servicing Fee") is equal to the product of the amount of the Investor Servicing Fee for a given Due Period and a fraction the numerator of which is the Class Investor Interest and the denominator of which is the Series Investor Interest, in each case on the first day of that Due Period. The Investor Servicing Fee for any given Due Period with respect to each Series will be equal to the product of the Investor Servicing Fee Percentage and the Series Investor Interest on the first day of the Due Period (or in the case of the first Distribution Date, on the Series Cut-Off Date). The Class Monthly Servicing Fee for each class will be funded from Class Finance Charge Collections and may be funded from certain other sources as described in "The Certificates -- Cash Flows" and "Annex A -- Cash Flows" in the related Prospectus Supplement. The remainder of the Monthly Servicing Fee will be allocated to each other outstanding series. Neither the Trustee nor the investor certificateholders of any series will have any obligation to pay that portion of the Monthly Servicing Fee that is payable by any class of any other series issued by the Trust or that is payable by the Sellers.

     The Master Servicer pays from its servicing compensation the servicing fees for each Servicer and certain other expenses incurred in connection with servicing the Receivables. These include, without limitation, payment of the fees and disbursements of the Trustee and independent accountants and other fees and expenses of the Trust not expressly stated in the Pooling and Servicing Agreement or any Series Supplement to be for the account of the certificateholders; provided that neither the Master Servicer nor any Servicer will be liable for any federal, state or local income or franchise tax, or any interest or penalties with respect thereto, assessed on the Trust, the Trustee or the certificateholders.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE SERVICERS

     Pursuant to the Pooling and Servicing Agreement, neither the Master Servicer nor any Servicer may resign from its obligations and duties as Master Servicer or Servicer under the Pooling and Servicing Agreement or any Series Supplement, except upon determination that such duties are no longer permissible under applicable law and under certain other limited circumstances. No such resignation will become effective until the Trustee or a successor to the Master Servicer or Servicer, as applicable, has assumed such Master Servicer's or Servicer's responsibilities and obligations under the Pooling and Servicing Agreement and such Series Supplements.

     The Master Servicer or any Servicer may delegate any of its duties under the Pooling and Servicing Agreement or any Series Supplement; provided, however, that the delegation of any duties will not relieve the Master Servicer or such Servicer of its liabilities and responsibilities with respect to such duties and will not constitute a resignation under the Pooling and Servicing Agreement.

     Any corporation into which, in accordance with the Pooling and Servicing Agreement, the Master Servicer or any Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer or any Servicer is a party, or any corporation succeeding to the business of the Master Servicer or any Servicer will be, upon execution of a supplement to the Pooling and Servicing Agreement and each Series Supplement then outstanding, the successor to the Master Servicer or that Servicer, as applicable, under the Pooling and Servicing Agreement and those Series Supplements.

MASTER SERVICER TERMINATION EVENTS

     If any Master Servicer Termination Event occurs, either the Trustee or investor certificateholders evidencing Fractional Undivided Interests aggregating not less than 51% of the Class Invested Amount for any class of any series then outstanding that is materially adversely affected thereby, by written notice to Greenwood as Master Servicer (and to the Trustee if given by the investor certificateholders), may terminate all of the rights and obligations of Greenwood as Master Servicer under the Pooling and Servicing Agreement and any Series Supplement then outstanding. The Trustee will appoint a successor Master Servicer as promptly as possible. If the Trustee has not appointed a successor Master Servicer who has accepted the appointment by the time Greenwood ceases to act as Master Servicer, all authority, power and obligations of Greenwood as Master Servicer under the Pooling and Servicing Agreement and any Series Supplement then outstanding will pass to and be vested in the Trustee.

     A "Master Servicer Termination Event" refers to any of the following events:

          (a) failure by the Master Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make any withdrawal, on the date it is required to do so under the Pooling and Servicing Agreement, any Series Supplement or the Master Servicing Agreement (or within the five business days thereafter);

          (b) failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in the Pooling and Servicing Agreement, any Series Supplement or the Master Servicing Agreement that continues unremedied for a period of 60 days after written notice of the failure requiring the same to be remedied has been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by holders of investor certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Class Invested Amount for any class of any series materially adversely affected thereby;

          (c) any representation, warranty or certification made by the Master Servicer in the Pooling and Servicing Agreement, any Series Supplement, the Master Servicing Agreement or in any certificate delivered pursuant to the Pooling and Servicing Agreement, any Series Supplement or the Master Servicing Agreement proves to have been incorrect when made, which has a material adverse effect on the rights of the investor certificateholders of any class of any series then outstanding, and which continues to be incorrect in any material respect for a period of 60 days after written notice of such failure requiring the same to be remedied has been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by holders of investor certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Class Invested Amount for any class of any series materially adversely affected thereby; or

          (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Master Servicer. However, the FDIC may have the power to prevent the Trustee or investor certificateholders from effecting a transfer of servicing if the relevant Master Servicer Termination Event relates only to the appointment of a conservator or receiver or the insolvency of Greenwood, or any other FDIC-insured depository institution, as Master Servicer. Similarly, if a Master Servicer Termination Event occurs with respect to a Master Servicer subject to Title 11 of the United States Code, and no Master Servicer Termination Event exists other than the filing of a bankruptcy petition by or against such Master Servicer, the Trustee or investor certificateholders may be prevented from effecting a transfer of servicing.

SERVICER TERMINATION EVENTS

     If any Servicer Termination Event occurs with respect to any Servicer, either the Trustee or investor certificateholders evidencing Fractional Undivided Interests aggregating not less than 51% of the Class Invested Amount for any class of any series then outstanding that is materially adversely affected thereby, by written notice to Greenwood as Master Servicer and to the Servicer to which any such Servicer Termination Event relates (and to the Trustee if given by the investor certificateholders), may terminate all of the rights and obligations of that Servicer under the Pooling and Servicing Agreement, any Series Supplement then outstanding and the Master Servicing Agreement. The Trustee will appoint a successor Servicer with respect to the Servicer as promptly as possible. If the Trustee has not appointed a successor Servicer who has accepted the appointment by the time the Servicer ceases to act as a Servicer, all authority, power and obligations of that Servicer under the Pooling and Servicing Agreement, any Series Supplement then outstanding and the Master Servicing Agreement will pass to and be vested in the Trustee.

     A "Servicer Termination Event," with respect to any Servicer, refers to any of the following events:

          (a) failure by the Servicer to make any payment, transfer or deposit on the date it is required to do so under the Pooling and Servicing Agreement, any Series Supplement or the Master Servicing Agreement (or within the five business days thereafter);

          (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Pooling and Servicing Agreement, any Series Supplement or the Master Servicing Agreement which continues unremedied for a period of 60 days after written notice of the failure requiring the same to be remedied has been given to that Servicer by the Trustee or to the Servicer and the Trustee by holders of investor certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Class Invested Amount for any class of any series materially adversely affected thereby;

          (c) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement, any Series Supplement, the Master Servicing Agreement or in any certificate delivered pursuant to the Pooling and Servicing Agreement, any Series Supplement or the Master Servicing Agreement proves to have been incorrect when made, which has a material adverse effect on the rights of the investor certificateholders of any class of any series then outstanding, and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure requiring the same to be remedied has been given to that Servicer by the Trustee or to the Servicer and the Trustee by holders of investor certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Class Invested Amount for any class of any series materially adversely affected thereby; or

          (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer. However, the FDIC may have the power to prevent the Trustee or investor certificateholders from effecting a transfer of servicing if the relevant Servicer Termination Event relates only to the appointment of a conservator or receiver or the insolvency of that Servicer, or any other FDIC-insured depository institution, as Servicer. Similarly, if a Servicer Termination Event occurs with respect to a Servicer subject to Title 11 of the United States Code, and no Servicer Termination Event exists other than the filing of a bankruptcy petition by or against that Servicer, the Trustee or investor certificateholders may be prevented from effecting a transfer of servicing.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement provides that on or about March 15 of each calendar year the Master Servicer will cause a firm of nationally recognized independent public accountants to furnish a report to the Trustee, the Master Servicer and each Servicer (i) to the effect that those accountants are of the opinion that the system of internal accounting controls in effect on the date of such report relating to the servicing procedures performed by the Master Servicer and each Servicer under the Pooling and Servicing Agreement and any Series Supplement during the transition period from January 1, 1998 through November 30, 1998, or the preceding fiscal year ending November 30, as applicable, were sufficient for the prevention of errors and irregularities that would be material to the assets of the Trust and that nothing has come to the accountants' attention that would cause them to believe such servicing has not been conducted in compliance with the Pooling and Servicing Agreement and any Series Supplement, except for such exceptions as the accountants believe to be immaterial and such other exceptions as will be set forth in such report and
(ii) to the effect that those accountants have compared the mathematical calculations of the amounts set forth in the Master Servicer's monthly certificates delivered during the transition period from January 1, 1998 through November 30, 1998, or the preceding fiscal year ending November 30, as applicable, covered by such report with the computer reports of the Master Servicer and each Servicer that generated those amounts, confirming that those amounts are in agreement, except for such exceptions as the accountants believe to be immaterial and such other exceptions as will be set forth in the report. The procedures to be followed by those accountants will not constitute an audit conducted in accordance with generally accepted auditing standards.

     The Pooling and Servicing Agreement provides for delivery to the Trustee, Greenwood on behalf of the Holder of the Seller Certificate and the Rating Agencies on or before March 15 of each calendar year of an annual statement signed by an officer of the Master Servicer to the effect that (a) in the course of the officer's duties as an officer of the Master Servicer, the officer would normally obtain knowledge of any Master Servicer Termination Event and (b) whether or not the officer has obtained knowledge of any such Master Servicer Termination Event during the transition period from January 1, 1998 through November 30, 1998, or the preceding fiscal year ending November 30, as applicable, and, if so, specifying each Master Servicer Termination Event of which the signing officer has knowledge and the nature of such Master Servicer Termination Event. The Pooling and Servicing Agreement also provides for delivery of a similar annual statement by each Servicer with respect to Servicer Termination Events.

                                   THE SELLER

GREENWOOD

     Greenwood is a wholly owned subsidiary of NOVUS and an indirect subsidiary of MSDW. Greenwood was acquired by NOVUS in January 1985. Greenwood was chartered as a banking corporation under the laws of the State of Delaware in 1911, and its deposits are insured by the FDIC. Greenwood is not a member of the Federal Reserve System. The executive office of Greenwood is located at 12 Read's Way, New Castle,

Delaware 19720. In addition to the experience obtained by Greenwood in the bank card business since 1985, a majority of the senior management of the credit, operations and data processing functions for the Discover Card at Greenwood and Discover Financial Services, Inc. ("DFS") has had extensive experience in the credit operations of other credit card issuers. DFS performs sales and marketing activities, provides operational support for the Discover Card program and maintains merchant relationships.

     By virtue of the enactment of CEBA, there are certain limitations placed on Greenwood, including a requirement that Greenwood not engage in activities in which it was not engaged as of March 5, 1987. Since its acquisition by NOVUS, as a result of these and earlier limitations, Greenwood has not engaged in the business of making commercial loans. See "Risk Factors -- Legislation." Greenwood believes that in light of the programs it has in place, the limitations of CEBA will not have a material impact on the level of the Receivables or on Greenwood's ability to service the Receivables.

YEAR 2000

     Greenwood and DFS, like most other companies, use computer programs, equipment and systems (including non-information technology programs, equipment and systems) that currently record years in a two-digit format. If not addressed, such computer programs, equipment and systems may be unable to process transactions properly with dates in the year 2000 and beyond (the "Year 2000 issue") and could cause other business disruptions. For most companies, the potential costs and uncertainties associated with the Year 2000 issue will depend on a number of factors, including software, hardware and the nature of the industry in which the companies operate. In addition, companies must coordinate with other entities with which they electronically interact and on which they rely to conduct their businesses.

     Greenwood and DFS are part of an MSDW-wide initiative to address the Year 2000 issue. Greenwood and DFS have taken responsibility for identifying and remediating Year 2000 issues within their own areas of operations and for addressing all interdependencies. Year 2000 projects have been designated as the highest priority activities of the Greenwood and DFS Information Technology areas.

     In addressing the Year 2000 issue, Greenwood and DFS have identified the following phases for their Year 2000 effort. In the Awareness phase, Greenwood and DFS defined the Year 2000 issue and obtained appropriate management support. In the Inventory phase, Greenwood and DFS collected a comprehensive list of items that may be affected by Year 2000 issues. Such items included facilities and related non-information technology programs, equipment and systems, computer systems, hardware and services and products provided by third parties. In the Assessment phase, Greenwood and DFS evaluated the items identified in the Inventory phase to determine which items will function properly in the Year 2000 and beyond and ranked items based on their potential impact on Greenwood and DFS. The Remediation phase includes an analysis of the items affected by Year 2000, the identification of problem areas and the repair of non-compliant items. The Internal Testing phase includes a thorough testing of all proposed repairs, including present and forward date testing which simulates dates in the Year 2000 and beyond. The Implementation phase consists of placing all items that have been remediated and successfully tested into production. The Integration and External Testing phase includes testing both internal and third-party components on a system-wide basis and in a future time environment, and testing with external entities.

     In addressing the Year 2000 issue as it relates to their mission critical internal computer systems and programs, Greenwood and DFS have completed the Awareness, Inventory and Assessment phases. Greenwood and DFS also expect that the Remediation, Internal Testing and Implementation phases with respect to substantially all mission critical systems (including systems and programs used in connection with the Trust and with servicing Accounts in the Trust) will be completed during 1999. Greenwood and DFS also expect that the Integration and External Testing phase with respect to substantially all of these systems with material external counterparties and suppliers, which is currently underway, will be completed during 1999. The Trust has not borne and will not bear any of the costs associated with the phases of the Year 2000 effort discussed above.

     Greenwood has issued over twenty-eight million Discover Cards that expire in the year 2000 or after, and has not yet experienced any material problems with these "00" expiration dates. Greenwood and DFS
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

continue to work with service establishments that accept the Discover Card to help insure that all point-of-sale hardware can accommodate cards with these new expiration dates.

     There are various risks associated with the Year 2000 issue, including the possibility that the mission critical computer systems and programs of Greenwood and DFS may fail. In addition, Greenwood and DFS may also be materially adversely affected by the failure of third parties to remediate their own Year 2000 issues, even if Greenwood and DFS successfully remediate their particular Year 2000 issues. Greenwood and DFS are diligently working with these third parties to assess their efforts to deal with Year 2000 issues, and to assess the exposure that Greenwood, DFS and the Trust may have to them. For example, Greenwood and DFS are communicating and working with counterparties, intermediaries and vendors with whom they have important financial and operational relationships to determine the extent to which these parties are vulnerable to Year 2000 issues.

     Notwithstanding these efforts, Greenwood and DFS recognize the uncertainty of such external relationships, since they cannot directly control the remediation efforts of such parties. Greenwood and DFS also recognize that the failure of third parties with which they have financial or operational relationships, such as regulatory agencies, banks, counterparties, vendors (including data center, data network and voice service providers) and utilities, to remediate their Year 2000 issues in a timely manner could result in a material financial risk to Greenwood and DFS. If these third parties fail to remediate their Year 2000 issues, Greenwood and DFS may also experience business interruption or shutdown, regulatory actions, damage to their franchises and legal liability.

     Greenwood and DFS have business continuity plans in place that cover their operations (including operations of the Trust and those related to servicing Accounts in the Trust) and have begun Year 2000 contingency planning. Greenwood and DFS are currently reviewing responses from their major external counterparties and suppliers with respect to Year 2000 preparation, assessing the results of various internal and external systems tests and analyzing possible Year 2000 scenarios to determine a range of likely outcomes. Greenwood and DFS intend to document and test Year 2000 specific contingency plans (including plans for the Trust) during fiscal 1999 as part of their Year 2000 risk mitigation efforts.

     The expectations of Greenwood and DFS about the timely completion and potential risks of their Year 2000 modifications are subject to uncertainties that could cause actual results to differ materially from what has been discussed above. Factors that could influence the effective timing of remediation efforts include: (i) the success Greenwood and DFS have had in identifying computer systems and programs and non-information technology programs, equipment and systems that contain two-digit year codes, (ii) the nature and amount of programming and testing required to upgrade or replace each of the affected computer systems and programs, (iii) the nature and amount of testing, verification and reporting required by regulators, (iv) the cost, availability and magnitude of related labor and consulting services, (v) the success of all such remediation and testing and (vi) the success of Greenwood's and DFS's material external counterparties and suppliers in addressing their respective Year 2000 issues.

INSOLVENCY-RELATED MATTERS

     It is possible that a receiver or conservator of Greenwood may argue that the transaction between Greenwood and the Trust, whereby Greenwood has transferred to the Trust all of its right, title and interest in and to the Receivables, whether existing on the Cut-Off Date or thereafter arising, is a pledge of the Receivables rather than an absolute transfer. Accordingly, Greenwood has granted to the Trustee, on behalf of the Trust, a security interest in the Receivables. To the extent that this security interest is validly perfected prior to an insolvency of Greenwood and not taken in contemplation of such insolvency or with the intent to hinder, delay or defraud Greenwood or its creditors, this security interest should not be subject to avoidance by a receiver or conservator of Greenwood, and payments made in respect of the Receivables (other than payments made to Greenwood by the Trust with respect to Greenwood's interest in the Seller Certificate) should not be subject to recovery by a receiver or conservator of Greenwood. If, however, a receiver or conservator of Greenwood were to assert a contrary position or were to require the Trust to establish its right to cash Collections in the possession of Greenwood as Servicer or otherwise by submitting a claim and completing the administrative claims procedure established under the Federal Deposit Insurance Act, as amended, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In addition, the Federal Deposit Insurance Corporation, if appointed as conservator or receiver for Greenwood, has the power under the Federal Deposit Insurance Act, as amended, to repudiate contracts, including contracts of Greenwood such as the Pooling and Servicing Agreement. The Federal Deposit Insurance Act, as amended, provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages." In the event the Federal Deposit Insurance Corporation were to be appointed as conservator or receiver of Greenwood and were to repudiate the Pooling and Servicing Agreement, then the amount payable out of available collateral to the Certificateholders could be lower than the outstanding principal and accrued interest on the Certificates. In a 1993 case involving the repudiation by the Resolution Trust Corporation, which has ceased to exist as of December 31, 1995 (the Federal Deposit Insurance Corporation has taken over its responsibilities), of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation.

     Unless otherwise specified in the related Prospectus Supplement, Greenwood will receive, on each Series Closing Date, an opinion of Latham & Watkins, counsel to Greenwood, concluding on a reasoned basis (although there is no precedent based on directly similar facts) that subject to certain facts, assumptions and qualifications specified therein (including matters set forth under "Certain Legal Matters Relating to the Receivables -- Transfer of Receivables" and "-- Certain UCC Matters"), (i) under New York law, the perfection and the effect of perfection or nonperfection of a security interest in the Receivables are governed by the law of the jurisdiction in which the debtor is located, (ii) if the transfer of the Receivables to the Trust by Greenwood constitutes an absolute transfer, then the transfer is a transfer of all right, title and interest of Greenwood in and to those Receivables to the Trust and (iii) if the transfer is deemed not to be an absolute transfer, it would be treated as a security interest created by the Pooling and Servicing Agreement in favor of the Trust in Greenwood's right, title and interest in and to the Receivables. Unless otherwise specified in the related Prospectus Supplement, Greenwood also will receive, on each Series Closing Date, an opinion of Young Conaway Stargatt & Taylor, LLP, Delaware counsel to Greenwood, concluding on a reasoned basis that, subject to certain facts, assumptions and qualifications specified therein (including matters set forth under "Certain Legal Matters Relating to the Receivables -- Transfer of Receivables" and "-- Certain UCC Matters"), (i) to the extent Delaware law applies, the security interest created by the Pooling and Servicing Agreement in favor of the Trust is a valid security interest in all right, title and interest of Greenwood in and to the Receivables, (ii) the security interest is a perfected security interest and (iii) the security interest is a first priority security interest.

     The above descriptions are qualified in their entirety by reference to the forms of opinions filed as exhibits to the Registration Statement of which this Prospectus is a part.

               CERTAIN LEGAL MATTERS RELATING TO THE RECEIVABLES

TRANSFER OF RECEIVABLES

     Upon formation of the Trust, Greenwood conveyed to the Trust without recourse, all Receivables existing under the Accounts as of the Cut-Off Date. In addition, Greenwood conveyed to the Trust all Receivables existing under Additional Accounts as of the applicable Additional Account Cut-Off Date, and may do so again in the future. Greenwood also transfers additional Receivables generated in the Accounts to the Trust on an ongoing basis. In exchange, Greenwood received the Seller Certificate and the right to direct the issuance of, and receive the proceeds from the sale of, new series of investor certificates. Greenwood has agreed to repurchase Receivables if either the sale of the Receivables is not a valid transfer of all right, title and interest of Greenwood or any Additional Seller in and to the Receivables or, if the transfer of Receivables by Greenwood or any Additional Seller to the Trust is deemed to be a pledge of Receivables, the Trust does not have a first priority perfected security interest in the Receivables. In the event that the obligation of Greenwood to repurchase Receivables is at any time the subject of concurrent obligations of one or more other parties to the Seller Certificate Ownership Agreement, then Greenwood's obligation to repurchase Receivables will be conditioned on Greenwood's ability to enforce those concurrent obligations against one or more parties to the Seller Certificate Ownership Agreement. A tax or statutory lien on property of Greenwood arising before Receivables came into existence may have priority over the Trust's interest in those Receivables. In addition, subject to certain conditions, each Servicer will be permitted to use all or a portion of the cash Collections received by it during any given Due Period until the applicable Distribution Date and, in the event of the receivership, custodianship or bankruptcy of any such Servicer, the Trust may not have a perfected interest in such Collections. See "Description of the Investor Certificates -- Repurchase of the Trust Portfolio."

     The Receivables are "accounts" or "general intangibles" as defined in
Article 9 of the UCC as in effect in the Applicable State with respect to each Receivable. To the extent the Receivables constitute accounts, both the absolute transfer of such Receivables and the transfer of such Receivables as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, including the filing of financing statements to perfect the Trust's security interest. To the extent Receivables constitute general intangibles and the transfer of such Receivables is deemed to be a transfer as security for an obligation, Article 9 of the UCC is applicable to the same extent as it is applicable to Receivables constituting accounts. A financing statement has been filed, and continuation statements covering the Receivables will be filed, under the UCC as in effect in Delaware to protect the Trust in the event the transfer of Receivables to the Trust by Greenwood is subject to Article 9 of the UCC. If a transfer of Receivables constituting general intangibles is deemed to be an absolute transfer, then the UCC is not applicable, and no further action is required to perfect the Trust's interest in such Receivables from third-party claims. However, if the FDIC were appointed as receiver of Greenwood, certain administrative expenses of the receiver might have priority over the interest of the Trust in Receivables originated by Greenwood, whether such Receivables are accounts or general intangibles.

CERTAIN UCC MATTERS

     Unless continuation statements are filed within the time specified in the UCC in respect of the security interest of the Sellers or the Trust in the Receivables, the perfection of the security interest will lapse.

     There are also certain limited circumstances under the UCC under which Receivables could be subject to an interest that has priority over the interest of the Sellers or the Trust. Under the Pooling and Servicing Agreement, however, Greenwood has agreed to repurchase the Receivables in any Account containing a Receivable that has been transferred to the Trust and that is not free and clear of the lien of any third party, if the existence of such liens has a material adverse effect on the certificateholders' interest in the Receivables as a whole. In the event that the obligation of Greenwood to repurchase Receivables is at any time the subject of concurrent obligations of one or more other parties to the Seller Certificate Ownership Agreement, then Greenwood's obligation to repurchase Receivables will be conditioned on Greenwood's ability to enforce those concurrent obligations against one or more parties to the Seller Certificate Ownership Agreement. See "Description of the Investor Certificates -- Repurchase of Specified Receivables." Each Seller also will covenant that it will not sell, pledge, assign, transfer or grant any lien on any of the Receivables transferred by it (or any interest therein) other than to the Trust. A tax or other statutory lien on property of a transferor also may have priority over the interest of the Sellers or the Trust in the Receivables.

     Because the Trust's interest in the Receivables is dependent upon the relevant Seller's interest in the Receivables, any adverse change in the priority or perfection of a Seller's security interest would correspondingly affect the Trust's interest in the affected Receivables.

     As set forth under "Risk Factors -- Certain Legal Aspects," under certain circumstances all or a portion of the cash Collections of Receivables received by each Servicer will be made available for use by such Servicer prior to each Distribution Date. In the event of the insolvency or receivership of any such Servicer or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in those cash Collections.

CONSUMER PROTECTION LAWS AND DEBTOR RELIEF LAWS APPLICABLE TO THE RECEIVABLES

     The relationships among credit cardmembers, credit card issuers and sellers of merchandise and services in transactions financed by the extension of credit under credit accounts are extensively regulated by federal and state consumer protection laws and regulations. Such laws and regulations include the Federal Truth-in-Lending Act and Fair Credit Billing Act (and the provisions of the Federal Reserve Board's Regulation Z issued under each of them), Equal Credit Opportunity Act (and the provisions of the Federal Reserve Board's Regulation B issued thereunder), Fair Credit Reporting Act and Fair Debt Collection Practices Act. These statutes and regulations require credit disclosures on credit card applications and solicitations, on an initial disclosure statement required to be provided when a credit card account is first opened, and with each monthly billing statement. They also prohibit certain discriminatory practices in extending credit, impose certain limitations on the charges that may be imposed and regulate practices utilized in collections. In addition, cardmembers are entitled, under these laws and regulations, to have payments and credits promptly applied on credit accounts and to require billing errors to be promptly resolved. A cardmember may be entitled to assert violations of certain of these consumer protection laws and, in certain cases, claims against the lender or seller, by way of set-off against his obligation to pay amounts owing on his account. For example, under the Federal Truth-in-Lending Act, a credit card issuer is subject to all claims (other than tort claims) and defenses arising out of transactions in which a credit card is used to purchase merchandise or services, if certain conditions are met. These conditions include requirements that the cardmember make a good faith attempt to obtain satisfactory resolution of the dispute from the person honoring the credit card and meet certain jurisdictional requirements. Where the seller of the goods or services is the same party as the card issuer, or controls or is controlled by the card issuer directly or indirectly, these jurisdictional requirements are not applicable. These statutes further provide that in certain cases a cardmember's liability may not exceed $50 with respect to charges to the credit card account that resulted from unauthorized use of the credit card. The application of federal and state consumer protection, bankruptcy and debtor relief laws would affect the interests of the investor certificate-holders if those laws result in any Receivables being charged off as uncollectible. Greenwood has agreed in the Pooling and Servicing Agreement that if a Receivable was not created in compliance in all material respects with all Requirements of Law with respect to such Receivable, and if such noncompliance continues beyond a specified cure period and has a material adverse effect on the interest of the Trust in all the Receivables, Greenwood will repurchase all Receivables in the Accounts containing the Receivable affected by such noncompliance. Greenwood also has agreed in the Pooling and Servicing Agreement to indemnify the Trust, among other things, for any liability arising from such violations. For a discussion of the Trust's rights arising from the breach of these warranties, see "The Trust -- Indemnification of Trust and Trustee." See also "Risk Factors -- Consumer Protection Laws and Regulations; Litigation."

CLAIMS AND DEFENSES OF CARDMEMBERS AGAINST THE TRUST

     The UCC provides that (a) unless an obligor has made an enforceable agreement not to assert defenses or claims arising out of a sale, the rights of the Trust, as assignee, are subject to all the terms of the contract between Greenwood and the obligor and any defense or claim arising therefrom and to any other defense or claim of the obligor against Greenwood that accrues before the obligor receives notification of the assignment and (b) any obligor is authorized to continue to pay Greenwood until (i) the obligor receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the Trustee and (ii) if requested by the obligor, the Trustee has furnished reasonable proof of the assignment.

                                USE OF PROCEEDS

     The net proceeds from the sale of each series of the investor certificates will be paid to Greenwood. Unless otherwise specified in the related Prospectus Supplement, Greenwood will add the proceeds received by it to its general funds and initially will use the proceeds to effect a reduction of short-term borrowings.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Set forth below is a discussion of the material federal income tax consequences to holders of the investor certificates of a series (which may be superseded, in whole or in part, by a discussion of federal income tax consequences in the applicable Prospectus Supplement), which is based on the opinion of Latham & Watkins ("Tax Counsel") as counsel to Greenwood. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), currently applicable Treasury Regulations and judicial and administrative rulings and decisions ("Current Law"). There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any legislative, judicial or administrative changes or interpretations may or may not be retroactive and could affect tax consequences to investor certificateholders of one or more series.

     This discussion does not purport to deal with all aspects of federal income taxation that may affect particular investor certificateholders in light of their individual circumstances, and, except for certain limited discussions of particular topics, is not intended for investor certificateholders subject to special treatment under the federal income tax laws (e.g., life insurance companies, tax-exempt organizations, financial institutions, broker-dealers and investors that have a functional currency other than the United States dollar or hold their investor certificates as part of a hedge, straddle or conversion transaction). IT IS RECOMMENDED THAT PROSPECTIVE INVESTOR CERTIFICATEHOLDERS CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF INVESTOR CERTIFICATES.

     The discussion assumes that an investor certificate (i) is issued in registered form, (ii) has all payments denominated in United States dollars and not determined by reference to the value of any other currency, and (iii) has a term that exceeds one year. Moreover, the discussion assumes that, unless
Section 1272(a)(6) applies to the investor certificate, the interest formula for the investor certificate meets the requirements for "qualified stated interest" under Treasury Regulations relating to original issue discount ("OID"), and that any OID on the investor certificate arising from any excess of the principal amount of the investor certificate over its issue price is de minimis (i.e., is less than 1/4% of its principal amount multiplied by the number of full years until its maturity date). If these conditions are not satisfied, additional tax considerations will be disclosed in the applicable Prospectus Supplement.

TAX TREATMENT OF THE INVESTOR CERTIFICATES AS INDEBTEDNESS

     Greenwood will treat the investor certificates of a series as indebtedness for federal, state and local income and franchise tax purposes and the investor certificateholders, by acceptance of the investor certificates, have committed to treat such investor certificates of a series as indebtedness of Greenwood for federal, state and local income and franchise tax purposes. However, the Pooling and Servicing Agreement and the Series Supplement of a series generally refer to the transfer of the Receivables as a "sale," and Greenwood has informed Tax Counsel (i) that different criteria are used in determining the non-tax accounting treatment of the transaction and (ii) that, for regulatory and financial accounting purposes, Greenwood will treat the transfer of the Receivables under the Pooling and Servicing Agreement and the Series Supplement with respect to such series as a transfer of an ownership interest in the Receivables and not as the creation of a debt obligation.

     In general, whether for federal income tax purposes a transaction constitutes a sale or a loan secured by the transferred property is a question of fact, the resolution of which is based on the economic substance of the transaction, rather than its form. In the case of the investor certificates, the issue is whether the investor certificates constitute a loan by the investor certificateholders to Greenwood or a sale of Receivables by Greenwood to the investor certificateholders (through ownership of the investor certificates). In some instances, courts have held that a taxpayer is bound by the form of the transaction even if the substance does not comport with its form. Although the matter is not free from doubt, Tax Counsel is of the view that the rationale of such cases will not apply to this transaction, based, in part, upon
(i) the expressed intent of Greenwood to treat the investor certificates for federal, state and local income and franchise tax purposes as indebtedness secured by the Receivables and other assets held in the Trust and (ii) the commitment of each investor certificateholder, by the acceptance of an investor certificate, similarly to treat the investor certificates for federal, state and local income and franchise tax purposes as indebtedness.

     While the IRS and the courts have established several factors to be considered in determining whether in substance a transaction constitutes a sale or a loan secured by the transferred property (including the form of the transaction), it is Tax Counsel's opinion that the primary factor is whether the investor certificateholders (through ownership of the investor certificates) have assumed the benefits and burdens of ownership of the Receivables. Unless otherwise specified in the related Prospectus Supplement, Tax Counsel has concluded for federal income tax purposes that, although the matter is not free from doubt, the benefits and burdens of ownership of the Receivables have not been transferred to the investor certificateholders (through ownership of the investor certificates).

     Unless otherwise specified in the related Prospectus Supplement, for the reasons described above, Tax Counsel will advise Greenwood that, in their opinion, under Current Law the investor certificates of a series will be treated as indebtedness of Greenwood for federal income tax purposes, although the matter is not free from doubt as the IRS or the courts may not agree. See "-- Possible Characterization of the Investor Certificates" for a discussion of the federal income tax consequences if the investor certificates of a series are not treated as indebtedness of Greenwood for federal income tax purposes. Except for such discussion, the following discussion assumes that investor certificates will be treated as indebtedness of Greenwood for federal income tax purposes.

UNITED STATES INVESTOR CERTIFICATEHOLDERS

     The rules set forth below apply to investor certificateholders who are "United States Persons." A "United States Person" is (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust (or, under certain circumstances, a trust the income of which is subject to United States federal income taxation regardless of its source).

     Stated Interest on Investor Certificates. Subject to the discussion below, interest paid on the investor certificates will be taxable as ordinary income when received or accrued by investor certificateholders in accordance with their method of accounting. Generally, interest received on the investor certificates will constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

     Original Issue Discount. The investor certificates of a series will not be issued with OID unless the excess of the stated redemption price at maturity of the investor certificates of a series over their issue price equals or exceeds a statutorily-defined de minimis amount. The applicable Prospectus Supplement will advise investors if the investor certificates of a series have been issued with OID that equals or exceeds such de minimis amount.

     If the investor certificates of a series are issued with OID, investor certificateholders generally will be required to include OID in income for each accrual period in advance of receipt of the cash representing such OID. A holder of a debt instrument issued with OID is required to recognize as ordinary income the amount of OID on the debt instrument as such discount accrues, in accordance with a constant yield method. Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments or, to the extent provided in Treasury Regulations, by reason of other events. Under these provisions, the computation of OID (and market discount, see "-- Market Discount") on such debt instruments must be determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the actual prepayment experience. As a result, the amount of OID on such debt instruments that will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate. Because no Treasury Regulations have been issued interpreting Section 1272(a)(6), investor certificateholders should consult their own tax advisors regarding the impact of the OID rules in the event the investor certificates of a series are issued with OID.

     Market Discount. Investor certificateholders should be aware that the resale of an investor certificate may be affected by the market discount provisions of the Code. These rules generally provide that, subject to a statutorily-defined de minimis exception, if an investor certificateholder acquires an investor certificate at a market discount (i.e., at a price below its stated redemption price at maturity or its revised issue price if it was issued with OID) and thereafter recognizes gain upon a disposition of the investor certificate (or disposes of it in certain non-recognition transactions such as a gift), the lesser of such gain (or appreciation, in the case of an applicable non-recognition transaction) or the portion of the market discount that accrued while the investor certificate was held by such investor certificateholder will be treated as ordinary interest income at the time of the disposition. An investor certificateholder who acquired an investor certificate at a market discount would be required to treat as ordinary interest income the portion of any principal payment (including a payment on maturity) attributable to accrued market discount on such investor certificate. The market discount rules also provide that an investor certificateholder who acquires an investor certificate at a market discount may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry the investor certificate until the investor certificateholder disposes of the investor certificate in a taxable transaction.

     An investor certificateholder who acquired an investor certificate at a market discount may elect to include market discount in income as the discount accrues, either on a ratable basis or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If an investor certificateholder elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on sales, principal payments and certain other dispositions of the investor certificates and the deferral of interest deductions on indebtedness related to the investor certificates will not apply.

     The Clinton Administration has proposed legislation that would require an accrual method taxpayer that acquires an investor certificate at a market discount to include such discount in income as it accrues, subject to certain limitations. As proposed, this provision would apply to investor certificates acquired on or after the date of enactment. No prediction can be made regarding whether such legislation will be enacted, or if enacted, what its ultimate form or effective date will be.

     Amortizable Bond Premium. Generally, if the price or tax basis of an investor certificate held as a capital asset exceeds the sum of all amounts payable on the investor certificate after the acquisition date (other than payments of qualified stated interest), such excess may constitute amortizable bond premium that the investor certificateholder may elect to amortize under the constant interest rate method over the period from the investor certificateholder's acquisition date to the investor certificate's maturity date. Treasury Regulations specifically exclude debt instruments that are subject to Section 1272(a)(6) of the Code from the amortizable bond premium rules contained in such regulations. See discussion of Section 1272(a)(6) in "-- Original Issue Discount." Amortizable bond premium generally will be treated as an offset to interest income on the investor certificate, rather than as a separate interest deduction item subject to the investment interest limitations of the Code. An investor certificateholder that elects to amortize bond premium must generally reduce the tax basis in the related investor certificate by the amount of bond premium used to offset interest income. If an investor certificate purchased at a premium is redeemed in full prior to its maturity, an investor certificateholder who has elected to amortize bond premium should be entitled to a deduction for any remaining unamortized bond premium in the taxable year of redemption.

     Sales of Investor Certificates. In general, an investor certificateholder will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of an investor certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than the amount attributable to, and taxable as, accrued but unpaid interest) and (ii) the investor certificateholder's tax basis in the investor certificate (as increased by any OID or market discount previously included in income by the investor certificateholder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such investor certificate).

     Subject to the OID and market discount rules discussed above and to the one-year holding period requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain or loss, provided the investor certificate was held as a capital asset. The maximum federal income tax rate applicable to capital gains and ordinary income for corporations is 35%. The maximum ordinary federal income tax rate for individuals, estates and trusts is 39.6%, whereas the maximum long-term capital gains rate for such taxpayers is 20%.

FOREIGN INVESTOR CERTIFICATEHOLDERS

     Set forth below is a general discussion of the United States federal income and estate tax consequences of the purchase, ownership, sale or other disposition of an investor certificate by an investor certificateholder that, for United States federal income tax purposes, is (i) a foreign corporation,
(ii) a non-resident alien individual, (iii) a foreign estate or trust or (iv) a foreign partnership, as such terms are defined in the Code (a "non-U.S. Holder"). Some non-U.S. Holders (including certain residents of certain United States possessions or territories) may be subject to special rules not discussed herein.

     Interest (including OID, if any) paid to a non-U.S. Holder of investor certificates will not be subject to a required withholding of United States federal income tax, provided that (i) such interest payments are effectively connected with the conduct of a trade or business of the non-U.S. Holder within the United States and such non-U.S. Holder provides an appropriate statement to such effect, or (ii)(a) the holder is not (1) a "10 percent shareholder" of Greenwood or (2) a "controlled foreign corporation" with respect to which Greenwood is a "related person" within the meaning of the Code and (b) the beneficial owner (and, if relevant, a financial institution on the beneficial owner's behalf) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of such investor certificate is not a United States Person and providing the beneficial owner's name and address. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. For years after 1999, Treasury Regulations specify that the statement must be made on Form W-8 and provided prior to payment.

     A non-U.S. Holder generally will not be subject to United States federal income tax on gain realized on the disposition of an investor certificate (other than gain attributable to accrued interest or OID, which is addressed in the preceding paragraph); provided that (i) the gain is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Holder and (ii) in the case of an individual holder, (A) the non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange or redemption or (B) (1) the non-U.S. Holder does not have a "tax home" in the United States and (2) the gain is not attributable to an office or other fixed place of business maintained in the United States by the non-U.S. Holder.

     If the interest or gain on an investor certificate held by a non-U.S. Holder is effectively connected with the conduct of a trade or business within the United States by the non-U.S. Holder, then the non-U.S. Holder (although exempt from the withholding of tax previously discussed if the non-U.S. Holder provides an appropriate statement) generally will be subject to United States federal income tax on the interest (including OID, if any) or gain at regular federal income tax rates in a similar fashion to a United States Person. See "-- United States Investor Certificateholders." In addition, if the non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

     An investor certificate held by an individual who at the time of death is a non-U.S. Holder will not be subject to United States federal estate tax as a result of such individual's death if, immediately before death, (i) the individual was not a "10 percent shareholder" of Greenwood and (ii) interest on such investor certificate was not effectively connected with the conduct of a trade or business within the United States by the individual.

     THE FOREGOING DESCRIPTION OF THE POTENTIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS IS NECESSARILY INCOMPLETE. NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE FOREGOING MATTERS TO THEM.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Information reporting requirements apply to certain payments of principal of and interest on (and the amount of OID, if any, accrued on) an obligation, and to proceeds of certain sales of an obligation before maturity, to certain nonexempt investor certificateholders who are United States Persons. Payments to certain entities, including, but not limited to, corporations and financial institutions, are exempt from information reporting. In addition, a backup withholding tax also may apply with respect to such amounts if such investor certificateholders fail to provide correct taxpayer identification numbers and other information. The backup withholding tax rate is 31%. Greenwood, or a paying agent or a broker, as the case may be, will be required to withhold from any payment that is subject to backup withholding unless the investor certificateholder has provided the required certification in the manner prescribed in applicable Treasury Regulations.

     In the case of payments of principal of, and interest on (and the amount of OID, if any, accrued on), investor certificates by Greenwood or its paying agents to non-U.S. Holders, Treasury Regulations provide that backup withholding and information reporting will not apply to payments with respect to which either requisite certification has been received or an exemption has otherwise been established (provided that neither Greenwood nor its paying agents has actual knowledge that the holder is a United States Person or that the conditions of any other exemption are not in fact satisfied). Payments of the proceeds of the sale of an investor certificate to or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States, however, are subject to certain information reporting requirements, unless the payee is an exempt recipient or such broker has evidence in its records that the payee is not a United States Person and no actual knowledge that such evidence is false and certain other conditions are met. After 1999, unless exempt from information reporting, such payments may be subject to backup withholding. Payments of the proceeds of a sale to or through the United States office of a broker will be subject to information reporting and backup withholding unless the payee makes appropriate certifications (and no agent of the broker who is responsible for receiving or reviewing such statement has actual knowledge that it is incorrect) or an exemption is otherwise established.

     Any amounts withheld under the backup withholding rules from a payment to an investor certificateholder will be allowed as a refund or a credit against such investor certificateholder's United States federal income tax.

     The Treasury Department has promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. Special rules apply which permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. The final regulations are generally effective for payments made after December 31, 1999, subject to certain transition rules. Non-U.S. Holders are urged to consult their own tax advisors with respect to these final regulations.

POSSIBLE CHARACTERIZATION OF THE INVESTOR CERTIFICATES

     The foregoing discussion assumes that the investor certificates of a series will be treated as indebtedness of Greenwood for federal income tax purposes. However, although Tax Counsel will opine to such effect with respect to each series of investor certificates, the matter is not free from doubt, and there can be no assurance that the IRS or the courts will agree with Tax Counsel's opinion. If the IRS were to contend successfully that the investor certificates of a series are not indebtedness of Greenwood for federal income tax purposes, it could find that the arrangement created by the Pooling and Servicing Agreement and the related Series Supplement constitutes a partnership which could be treated as a "publicly traded partnership" taxable as a corporation.

     If the investor certificates of a series were treated as interests in a partnership, the partnership in all likelihood would be treated as a "publicly traded partnership." If the partnership were nevertheless not taxable as a corporation (for example, because of an exception for a "publicly traded partnership" whose income is interest that is not derived in the conduct of a financial business), such partnership would not be subject to federal income tax. Rather, the investor certificateholders of such series would be required to include in income their share of the income and deductions generated by the assets of the Trust, as determined under partnership tax accounting rules. In such event, the amount, timing and character of the income required to be recognized by an investor certificateholder could differ materially from the amount, timing and character thereof if the investor certificates were characterized as indebtedness of Greenwood. It also is possible that such a partnership could be subject to tax in certain states where the partnership is considered to be engaged in business, and that the investor certificateholders, as partners in such a partnership, could be taxed on their share of the partnership's income in such states.

     In addition, if such a partnership is considered to be engaged in a trade or business within the United States, the partnership would be subject to a withholding tax on distributions to (or, at its election, income allocable to) non-U.S. Holders, and each such non-U.S. Holder would be credited for such non-U.S. Holder's share of the withholding tax paid by the partnership. Moreover, the non-U.S. Holder generally would be subject to United States federal income tax at regular federal income tax rates, and possibly a branch profits tax (in the case of a corporate non-U.S. Holder), as previously described. See "-- Foreign Investor Certificateholders." Further, even if the partnership is not considered to be engaged in a trade or business within the United States, it appears that partnership withholding will be required in the case of any such non-U.S. Holder that is engaged in a trade or business within the United States to which the investor certificate income is effectively connected.

     Alternatively, although there may be arguments to the contrary, it appears that if such a partnership is not considered to be engaged in a trade or business within the United States and if income with respect to an investor certificate is not otherwise effectively connected with the conduct of a trade or business within the United States by a non-U.S. Holder, the non-U.S. Holder would be subject to United States federal income tax and withholding at a rate of 30% (unless reduced by an applicable treaty) on such non-U.S. Holder's distributive share of the partnership's interest income.

     If the investor certificates of a series were treated as interests in a "publicly traded partnership" taxable as a corporation, the income from the assets of the Trust would be subject to federal income tax and tax imposed by certain states where the entity would be considered to have operations at corporate rates, which would reduce the amounts available for distribution to the investor certificateholders. See "State Tax Consequences." Under such circumstances, the investor certificates may be treated as debt of an entity taxable as a corporation or, alternatively, as equity of such an entity in which latter case interest payments to investor certificateholders could be treated as dividends and, if made to non-U.S. Holders, could be subject to United States federal income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty).

     Finally, with respect to a series having a class of subordinated certificates, the IRS might contend that even though the Class A certificates are properly classified as debt obligations for federal income tax purposes, the Class B certificates are not properly classified as such. Under this approach, the Class B certificates might be viewed as equity interests in an entity (such as Greenwood or a joint venture consisting of Greenwood and the Class B certificateholders), with the Class A certificates treated as debt obligations of such entity. If such an entity were characterized as a partnership not taxable as a corporation, the entity would not be subject to federal income tax, although the Class B certificateholders would be subject to the tax consequences previously described with respect to interests in a partnership that is not taxable as a corporation. Alternatively, if such an entity were characterized as a "publicly traded partnership" taxable as a corporation, the tax liability on the income of the entity might, in certain circumstances, reduce distributions on both the Class A certificates and the Class B certificates, and the Class B certificateholders would be subject to the tax consequences previously described with respect to interests in a "publicly traded partnership" taxable as a corporation. In addition, any non-U.S. Holder of a Class A certificate who is the actual or constructive owner of 10% or more of the outstanding principal amount of the Class B certificates may be treated as a "10 percent shareholder." See "-- Foreign Investor Certificateholders."

     Based on Tax Counsel's advice as to the likely treatment of the investor certificates for federal income tax purposes, Greenwood and the Trust will not attempt to cause the arrangement created by the Pooling and Servicing Agreement and the Series Supplement with respect to a series to comply with the federal or state income tax reporting requirements applicable to partnerships or corporations. If such arrangement were later held to constitute a partnership or corporation, the manner of bringing it into compliance with such requirements is unclear.

     It is recommended that prospective investor certificateholders consult their own tax advisors as to the risk that the investor certificates will not be treated as indebtedness of Greenwood, and the possible tax consequences of potential alternative treatments.

                             STATE TAX CONSEQUENCES

     The following summary of state tax consequences with respect to the investor certificates of a series is based on the opinion of Tax Counsel as counsel to Greenwood insofar as it constitutes summaries of matters of state income or franchise tax law or conclusions with respect thereto. This discussion is based upon currently applicable statutes, regulations and judicial and administrative rulings and decisions of certain states. There can be no assurance that the taxing authorities of such states will not take a contrary view, and no ruling therefrom has been or will be sought. Legislative, judicial or administrative changes may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to investor certificateholders of such series. Except as set forth below, this discussion of state tax consequences assumes that the investor certificates of a series will be treated as indebtedness of Greenwood for federal tax purposes.

     State tax consequences to each investor certificateholder will depend upon the provisions of the state tax laws to which the investor certificateholder is subject. Most states modify or adjust the taxpayer's federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals usually pay state tax on 100% of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules. Because each state's tax laws vary, it is impossible to predict the tax consequences to the investor certificateholders in all of the state taxing jurisdictions in which they are already subject to tax.

     Delaware is the location of Greenwood's headquarters, where Greenwood originates and owns the Accounts and services the Receivables pursuant to the Pooling and Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, Tax Counsel will advise Greenwood with respect to a series, that, in their opinion, although the matter is not free from doubt, the investor certificates of such series will be treated as indebtedness of Greenwood for purposes of the Delaware income tax. Accordingly, although the matter is not free from doubt, if the investor certificates of a series are treated as indebtedness of Greenwood in Delaware, investor certificateholders not otherwise subject to taxation in Delaware will not become subject to the Delaware income tax solely because of their ownership of the investor certificates.

     Generally, an investor certificateholder is required to pay, in states in which such investor certificateholder already is subject to state tax, additional state tax as a result of interest earned on such holder's investment in investor certificates. Moreover, a state could claim that the Trust has undertaken activities therein and is subject to taxation by that state. Were any state to make and sustain that claim, the treatment of the investor certificates for purposes of such state's tax laws would be determined thereunder, and there can be no assurance that the investor certificates would be treated as indebtedness of Greenwood for purposes of such state taxation.

     If such investor certificates of a series were treated as interests in a partnership or a corporation, the state tax consequences to the investor certificateholders of such series could be materially different, especially in states which may be considered to have a business connection with the Receivables. See "Federal Income Tax Consequences -- Possible Characterization of the Investor Certificates."

     THE FOREGOING DESCRIPTION OF THE POTENTIAL STATE TAX CONSEQUENCES IS INCOMPLETE. IT IS RECOMMENDED THAT INVESTORS CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE FOREGOING MATTERS TO THEM.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, including Individual Retirement Accounts and Individual Retirement Annuities (collectively "IRAs"), to which they apply ("Plans") and on fiduciaries of those Plans. In accordance with ERISA's general fiduciary standards, before investing in investor certificates, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments. Additionally, the Plan fiduciary should determine if the investor certificates are appropriate for the Plan in view of the risks associated with the investment, the Plan's overall investment policy and the composition and diversification of its portfolio. ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Prohibited transactions may generate excise taxes and other liabilities. Prohibited transactions involving IRAs may result in the disqualification of the IRAs. Thus, a Plan fiduciary considering an investment in investor certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

     Certain transactions involved in the operation of the Trust might be deemed to constitute prohibited transactions under ERISA and the Code, if assets of the Trust were deemed to be assets of an investing Plan. ERISA and the Code do not define "plan assets." The U.S. Department of Labor (the "DOL") has published a regulation (the "Regulation"), which took effect March 13, 1987, which defines when a Plan's investment in an entity will be deemed to include an interest in the underlying assets of such entity (such as the Trust) for purposes of the provisions of ERISA and the Code. Unless the Plan's investment is an "equity interest" the underlying assets of such entity will not be considered assets of the Plan under the Regulation. Under the Regulations, a beneficial ownership in a trust is deemed to be an equity interest. The DOL has ruled in an opinion letter, which is not binding upon Greenwood, the Trustee or any Underwriter, that similar "pass through" certificates in a trust constituted equity interests.

     Assuming that the investor certificates are equity interests, the Regulation contains an exception that provides that if a Plan acquires a "publicly-offered security," then the assets of the issuer of the security will not be deemed to be Plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another by the conclusion of the offering and (iii) either is (A) part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

     Whether the investor certificates of a series are expected to meet the criteria of publicly-offered securities will be set forth in the related Prospectus Supplement.

     If the investor certificates are deemed to be debt and not equity interests for ERISA purposes, the purchase of the investor certificates by a Plan with respect to which Greenwood or one of its affiliates is a "party in interest" or "disqualified person" might be considered a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. There are at least five prohibited transaction class exemptions issued by the DOL that might apply, depending in part on who decided to acquire the investor certificates for the Plan: DOL Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions determined by Independent Qualified Professional Asset Managers); PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts);

PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts); and PTE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers).

     Moreover, whether the investor certificates are debt or equity for ERISA purposes, a possible violation of the prohibited transaction rules could occur if the investor certificates were purchased during the offering with assets of a Plan if Greenwood, the Trustee, any Underwriter or any of their affiliates were a fiduciary with respect to such Plan. Under ERISA and the Code, a person is a "fiduciary" with respect to a Plan to the extent (i) he exercises any discretionary authority or discretionary control respecting management of such Plan or exercises any authority or control respecting management or disposition of its assets, (ii) he renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of such Plan, or has any authority or responsibility to do so or (iii) he has any discretionary authority or discretionary responsibility in the administration of such Plan. Accordingly, the fiduciaries of any Plan should not purchase the investor certificates during the offering with assets of any Plan if Greenwood, the Trustee, the Underwriters or any of their affiliates is a fiduciary with respect to the Plan.

     In light of the foregoing, fiduciaries of Plans considering the purchase of the investor certificates should consult their own benefits counsel or other appropriate counsel regarding the application of ERISA and the Code to their purchase of the investor certificates.

     In particular, insurance companies considering the purchase of investor certificates should consult their own benefits counsel or other appropriate counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 114 S. Ct. 517
(1993) ("John Hancock"), DOL PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and Section 401(c) of ERISA. In John Hancock, the Supreme Court held that the assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances. Subject to numerous conditions and limitations, PTE 95-60 effectively provides an exemption from this portion of the holding in John Hancock. Section 401(c) of ERISA was added by the Small Business Job Protection Act of 1996 and requires the Secretary of Labor to issue regulations providing guidance for the purpose of determining, in cases where an insurer issues one or more policies (supported by the assets of the insurer's general account) to or for the benefit of an employee benefit plan, which assets of such insurer (other than assets held in a separate account) constitute "plan assets" for the purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Such regulations are to apply only with respect to policies which are issued by an insurer on or before December 31, 1998, to or for the benefit of an employee benefit plan which is supported by the assets of such insurer's general account. Such regulations generally shall take effect at the end of the 18-month period following the date on which they become final. Section 401(c) of ERISA also provides that no person will be subject to liability under Section 4975 of the Code and the fiduciary responsibility provisions of ERISA on the basis of a claim that the assets of an insurer (other than assets held in a separate account) are "plan assets," for conduct occurring before the date which is 18 months following the date the regulations become final. On December 22, 1997, the DOL issued proposed regulations under Section 401(c) of ERISA. 29 CFR 2550.401c-1.

     Accordingly, investors should analyze whether John Hancock, PTE 95-60,
Section 401(c) of ERISA and any regulations issued pursuant to Section 401(c) of ERISA may have an impact with respect to their purchase of investor certificates.

                              PLAN OF DISTRIBUTION

     Greenwood may sell investor certificates (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. Any such underwriters, dealers or agents in the United States may include MS & Co., MSIL or DWR. The related Prospectus Supplement will set forth the terms of the offering of such investor certificates, including the name or names of any underwriters, the purchase price of such investor certificates and the proceeds to Greenwood from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such investor certificates may be listed.

Only underwriters so named in the related Prospectus Supplement shall be deemed to be underwriters in connection with the investor certificates offered thereby.

     MS & Co., MSIL and DWR are affiliates of Greenwood. Following the initial distribution of a series of investor certificates, MS & Co., MSIL, DWR and other affiliates of Greenwood may offer and sell previously issued investor certificates in the course of their businesses as broker-dealers. MS & Co., MSIL, DWR and such other affiliates may act as a principal or agent in such transactions. This Prospectus and the accompanying Prospectus Supplement may be used by MS & Co., MSIL, DWR and such other affiliates in connection with such transactions. Such sales, if any, will be made at varying prices relating to market prices prevailing at the time of sale.

     If underwriters are used in the sale, the investor certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed price or at varying prices determined at the time of sale or at negotiated prices. Such investor certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase such investor certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the investor certificates of the series offered by the related Prospectus Supplement if any of such investor certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Investor certificates may also be sold directly by the Company or through agents designated by Greenwood from time to time. Any agent involved in the offering and sale of the investor certificates will be named, and any commissions payable by Greenwood to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any such agent is acting solely as an agent for the period of its appointment.

     If so indicated in the related Prospectus Supplement, Greenwood will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase investor certificates providing for payment and delivery on a future date specified in the related Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular investor certificates which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by Greenwood. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (i) the purchase by an institution of the particular investor certificates shall not at the time of delivery be prohibited under the laws of any jurisdiction of the United States to which such institution is subject, and (ii) if the particular investor certificates are being sold to underwriters, Greenwood shall have sold to such underwriters the total principal amount of such investor certificates less the principal amount thereof covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of Greenwood or such institutional investors thereunder.

     Underwriters, dealers and agents that participate in the distribution of the investor certificates may be deemed to be underwriters, and any discounts or commissions received by them from Greenwood and any profit on the resale of the investor certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended. Under arrangements which may be entered into by Greenwood, underwriters, dealers and agents that participate in the distribution of investor certificates may be entitled to indemnification by Greenwood against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make with respect thereto. Underwriters, dealers and agents may engage in transactions with, or perform services for, Greenwood in the ordinary course of their respective businesses.

     The investor certificates may or may not be listed on a national securities exchange. There is no assurance that a secondary market will develop for the investor certificates or, if it does develop, that it will continue.

     The distribution of investor certificates will conform to the requirements set forth in Rule 2720 of the National Association of Securities Dealers, Inc.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, the legality of the investor certificates and certain legal matters relating to the tax consequences of the issuance of the investor certificates will be passed upon for Greenwood by Latham & Watkins and certain matters concerning creditors' rights will be passed upon for Greenwood by Latham & Watkins and Young Conaway Stargatt & Taylor, LLP. Unless otherwise specified in the related Prospectus Supplement, the legality of the investor certificates will be passed upon for any Underwriters by Cadwalader, Wickersham & Taft.

                             AVAILABLE INFORMATION

     Greenwood, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission (the "Commission") on behalf of the Trust with respect to the investor certificates offered pursuant to this Prospectus and the related Prospectus Supplement. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto and the reports and other documents incorporated herein by reference as described previously under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Such reports and other documents may also be obtained from the web site that the Commission maintains at http://www.sec.gov. The Trust is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith, Greenwood, on behalf of the Trust, will file reports and other information with the Commission. Copies of the Registration Statement and amendments thereof and exhibits thereto, as well as such materials relating to the Trust, may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     Monthly Update of Certain Information. Each month, Greenwood intends to make available a Current Report on Form 8-K (each, a "Form 8-K") describing the performance of the Receivables in the Accounts. A copy of the most recent monthly report to the Investor Certificateholders will be included in each Form 8-K filed with the Securities and Exchange Commission.

     Annual Update of Certain Information. Information contained in the "The Discover Card Business" and "Composition and Historical Performance of the Discover Card Portfolio" sections of the Prospectus Supplement and the "Risk Factors -- Consumer Protection Laws and Regulations; Litigation," "-- Legislation," "Federal Income Tax Consequences," "State Tax Consequences" and "ERISA Considerations" sections of the Prospectus will be updated in each Annual Report on Form 10-K filed on behalf of the Trust with the Securities and Exchange Commission.

                               GLOSSARY OF TERMS

     Investor certificates will be issued pursuant to the Pooling and Servicing Agreement and a Series Supplement. The following Glossary of Terms does not purport to be complete and, with respect to any series of investor certificates issued by the Trust, is subject to, and is qualified in its entirety by reference to, the Pooling and Servicing Agreement and the related Series Supplement. A copy of the Pooling and Servicing Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part. Certain definitions contained in this Glossary of Terms are applicable only to certain series of investor certificates offered pursuant to the related Prospectus Supplement and are not necessarily applicable to other series of investor certificates that may be issued by the Trust. On written request to the Trustee at its corporate trust office, the Trustee will provide to investor certificateholders without charge a copy of the Pooling and Servicing Agreement (without exhibits and schedules) and a related Series Supplement (without exhibits). Unless the context requires otherwise, capitalized terms used in this Prospectus and Glossary of Terms relate separately to individual series of investor certificates issued by the Trust.

     "Account" will mean (i) a Discover Card account established pursuant to a Credit Agreement between Greenwood and any Person, receivables under which are transferred to the Trust pursuant to the Pooling and Servicing Agreement or pursuant to an Assignment of Additional Accounts (a "Greenwood Discover Card Account"); (ii) a Discover Card account established pursuant to a Credit Agreement between an Additional Seller and any Person, receivables under which are transferred to the Trust pursuant to an Assignment of Additional Accounts; and (iii) a credit account (that is not a Discover Card account) established pursuant to a Credit Agreement between Greenwood or an Additional Seller and any Person, receivables under which are transferred to the Trust pursuant to an Assignment of Additional Accounts. No Account will be a Charged-Off Account as of (i) the Account Selection Date, with respect to Accounts the Receivables in which are transferred to the Trust on the Initial Closing Date or (ii) the date an Account is selected for addition to the Trust, with respect to Accounts the Receivables in which are transferred to the Trust pursuant to an Assignment of Additional Accounts. The definition of an Account will include a surviving credit account (a "Surviving Account") in the event that (i) an Account or another credit account is combined with an Account pursuant to the Credit Guidelines for such Account (an "Account Combination") and (ii) the surviving Account of such Account Combination was an Account prior to such combination. The term "Account" will be deemed to refer to an Additional Account only from and after the Addition Date with respect thereto. The definition of Account will not include any Account removed from the Trust after it has been reassigned to the Holder of the Seller Certificate.

     "Account Selection Date" will mean, for any Account transferred to the Trust on the Initial Closing Date, January 22, 1993, July 14, 1993 or September 22, 1993 and, for any Additional Account, the date such account was selected to be transferred to the Trust.

     "Accumulation Period," if applicable, will mean the period, unless an Amortization Event or, if applicable, an Early Accumulation Event has occurred during the Revolving Period, from the Principal Commencement Date until the earliest of (i) the payment in full of the Series Invested Amount, (ii) the Amortization Commencement Date, (iii) if applicable, the Early Accumulation Commencement Date and (iv) the Series Termination Date.

     "Addition Date" will mean each date as of which Additional Accounts will be included as Accounts or as of which Participation Interests will be conveyed to the Trust.

     "Additional Account Cut-Off Date" will mean, for any Additional Account, the date specified as such in the Assignment of Additional Accounts for such Additional Account.

     "Additional Accounts" will mean credit accounts originated by Greenwood or affiliates of Greenwood, receivables under which are added to the Trust after the Initial Closing Date.

     "Additional Funds" will have the meaning set forth in "Description of the Investor Certificates -- Additional Funds." The initial amount of Additional Funds, if any, will be as set forth in the related Prospectus Supplement.

     "Additional Seller" will mean an affiliate of Greenwood that is included in the same "affiliated group" as Greenwood for United States federal income tax purposes and that transfers Receivables in Additional Accounts to the Trust.

     "Aggregate Invested Amount" will mean at any time the sum of the Series Invested Amounts of all series of investor certificates then issued and outstanding.

     "Aggregate Investor Interest" will mean at any time the sum of the Series Investor Interests of all series of investor certificates then issued and outstanding.

     "Aggregate Investor Percentage" will mean at any time the sum of the Series Percentages of all series of investor certificates then issued and outstanding.

     "Amortization Commencement Date" will mean the date on which an Amortization Event is deemed to occur.

     "Amortization Event" will mean, unless otherwise specified in the related Prospectus Supplement, any event specified as such in the Pooling and Servicing Agreement or the applicable Series Supplement. See "The Certificates -- Amortization Events" in the related Prospectus Supplement.

     "Amortization Period" will mean the period from, and including, the Amortization Commencement Date to, and including, the earlier of (i) the date of the payment in full of the Series Invested Amount and (ii) the Series Termination Date. Unless otherwise specified in the related Prospectus Supplement, the first Distribution Date of the Amortization Period will be the Distribution Date in the calendar month following the Amortization Commencement Date.

     "Applicable State" will mean, with respect to any Receivable, the state in which the chief executive office of the Seller with respect to such Receivable is located and with respect to any Seller, the state in which the chief executive office of such Seller is located.

     "Book-Entry Certificates" will mean certificates evidencing a beneficial interest in the investor certificates, ownership and transfers of which will be made through book entries by a Clearing Agency; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to the certificate owners, the investor certificates will no longer be "Book-Entry Certificates."

     "Business Day" will mean any day other than a Saturday, a Sunday or a day on which banking institutions in (i) New York, New York, (ii) the County of New Castle, Delaware, (iii) the city in which the Corporate Trust Office is located,
(iv) the city in which the principal executive offices of any Additional Seller is located or (v) the city in which the principal banking or executive offices of any Credit Enhancement Provider is located, are authorized or obligated by law or executive order to be closed.

     "CCA Investor Interest," if applicable, shall have the meaning set forth in the applicable Series Supplement.

     "Certificate" will mean any certificated Seller Certificate or any investor certificate of any series of investor certificates then issued and outstanding.

     "Certificate Interest" will mean the amount of interest that is payable to or for the benefit of the investor certificateholders of any class on any Distribution Date, based on the Class Invested Amount for such class, calculated in the manner set forth in the related Prospectus Supplement.

     "Certificate Owner" will mean, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

     "Certificate Principal" will mean, with respect to each class of any series, the principal payable in respect of such class.

     "Certificate Rate" will mean, with respect to any class, the interest rate set forth in the related Prospectus Supplement with respect to the series to which such class belongs.

     "Certificate Register" will mean the register maintained pursuant to the Pooling and Servicing Agreement providing for the registration of Investor Certificates in fully registered form and transfers and exchanges thereof.

     "Certificateholder" or "Holder" will mean an investor certificateholder, a Person in whose name a Certificate is registered in the Certificate Register or a Person in whose name ownership of the uncertificated Seller Certificate is recorded in the books and records of the Trustee.

     "Charged-Off Account" will mean each Account with respect to which the Servicer has charged off the Receivables in such Account as uncollectible.

     "Charged-Off Amount" will mean, with respect to any Trust Distribution Date, the aggregate amount of Receivables in Accounts that become Charged-Off Accounts in the related Due Period, less (i) the cumulative, uncollected amount previously billed by the Servicers to Accounts that became Charged-Off Accounts during the related Due Period with respect to finance charges, cash advance fees, annual membership fees, fees for transactions that exceed the credit limit on the Account, late payment charges and any other type of charges that the Servicer has designated as "Finance Charge Receivables" with respect to Accounts that are not Charged-Off Accounts and (ii) the full amount of any such Receivables that have been repurchased by Greenwood.

     "Class" will mean all the investor certificates designated by the same letter of the alphabet, pursuant to the Series Supplement for the series.

     "Class Finance Charge Collections" will be as specified in the related Prospectus Supplement.

     "Class Initial Investor Interest" will be the initial Class Investor Interest as specified in the related Prospectus Supplement.

     "Class Invested Amount" will be as specified in the related Prospectus Supplement.

     "Class Investor Interest" will be as specified in the related Prospectus Supplement.

     "Class Monthly Servicing Fee" will mean, for any Distribution Date, an amount equal to the product of (i) a fraction the numerator of which is the Class Investor Interest and the denominator of which is the Series Investor Interest, in each case on the first day of the related Due Period and (ii) the amount of the Investor Servicing Fee for the related Due Period.

     "Class Percentage" will be as specified in the related Prospectus
Supplement.

     "Clearing Agency" will mean an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934.

     "Collections" will mean (i) all payments by or on behalf of an Obligor received by a Servicer in respect of Receivables in the form of cash, checks, wire transfers or other forms of payment in accordance with the relevant Credit Agreement in effect from time to time and (ii) amounts treated as Collections pursuant to the terms of the Pooling and Servicing Agreement or the applicable Series Supplement. A Collection will be deemed to have been received at the end of the day on the Date of Processing of such Collection.

     "Collections Account" will mean the non-interest bearing segregated trust account established and maintained by the Trustee with an office or branch of the Trustee or a Qualified Institution for the benefit of the certificateholders.

     "Controlled Liquidation Period," if applicable, will mean, unless an Amortization Event or, if applicable, an Early Accumulation Event has occurred during the Revolving Period, the period from the Principal Commencement Date until the earliest of (i) the payment in full of the Series Invested Amount,
(ii) the Amortization Commencement Date, (iii) if applicable, the Early Accumulation Commencement Date and (iv) the Series Termination Date.

     "Corporate Trust Office" will mean the principal office of the Trustee at which at any particular time its corporate trust business will be administered, which office currently is located at 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601 Attention: Corporate Trust Department.

     "Credit Agreement" will mean, with respect to an Account, the contract governing such Account.

     "Credit Enhancement" will mean any credit enhancement obtained by the Master Servicer in accordance with the applicable Series Supplement.

     "Credit Enhancement Account" will mean any non-interest bearing segregated trust account established and maintained by the Trustee with an office or branch of the Trustee or a Qualified Institution with respect to the Credit Enhancement.

     "Credit Enhancement Agreement" will mean any Agreement among the Sellers, the Master Servicer, the Trustee and a Credit Enhancement Provider with respect to any Credit Enhancement.

     "Credit Enhancement Provider" will mean, unless otherwise specified in the related Prospectus Supplement, collectively, the one or more lenders that will make a loan in order to provide the initial funds on deposit in the Credit Enhancement Account.

     "Credit Guidelines" will mean, with respect to any Account, the policies and procedures relating to the operation of such Account and similar accounts administered by the Servicer of such Account, including, without limitation, the written policies and procedures and the exercise of judgment by employees of the Servicer with respect to such accounts in accordance with such Servicer's normal practice for determining the creditworthiness of customers holding such accounts, the extension of credit to customers, and relating to the maintenance of such accounts and the collection of receivables with respect to such accounts, as such policies and procedures may be amended from time to time by the Servicer of such accounts, and as such policies and procedures may be implemented by any Person to whom such Servicer has delegated any of its duties.

     "Cut-Off Date" will mean October 1, 1993.

     "Date of Processing" with respect to any transaction will mean the date on which such transaction is first recorded on the cardmember master file of the accounts maintained by or on behalf of the relevant Servicer (without regard to the effective date of such recordation).

     "Deficit Accumulation Amount," if applicable, will be as specified in the related Prospectus Supplement.

     "Deficit Liquidation Amount," if applicable, will be as specified in the related Prospectus Supplement.

     "Discover Card," when used to modify the term "account," will mean that access to such account is afforded by, among other means, a card bearing on its face the DISCOVER service mark or, if the use of such service mark is suspended and another service mark is substituted therefor, a card bearing such substitute service mark.

     "Distribution Date" will be as specified in the related Prospectus Supplement.

     "Due Period" will mean, with respect to any Trust Distribution Date or Distribution Date, the calendar month next preceding the calendar month in which such Trust Distribution Date or Distribution Date occurs.

     "Early Accumulation Commencement Date," if applicable, will be as specified in the related Prospectus Supplement.

     "Early Accumulation Event," if applicable, will be as specified in the related Prospectus Supplement.

     "Early Accumulation Period," if applicable, will be as specified in the related Prospectus Supplement.

     "Eligible Receivable" will mean each Receivable: (i) which is payable in United States dollars; (ii) which was created in compliance, in all material respects, with all Requirements of Law applicable to the Seller and the Servicer with respect to such Receivable, and pursuant to a Credit Agreement that complies, in all material respects, with all Requirements of Law applicable to such Seller and Servicer; (iii) as to which, if such Receivable was created before the Initial Closing Date or the relevant Addition Date, as applicable,
(a) at the time of the creation of such Receivable, the Seller with respect to such Receivable had good and marketable title thereto free and clear of all Liens arising under or through such Seller, and (b) at the time of the conveyance of such Receivable to the Trust, such Seller had, or the Trust will have, good and marketable title free and clear of all Liens arising under or through such Seller; (iv) as to which, if such Receivable was created on or after the Initial Closing Date or the relevant Addition Date, as applicable, at the time of the creation of such Receivable, the Trust will have good and marketable title thereto free and clear of all Liens arising under or through the Seller with respect to such Receivable; and (v) which constitutes an "account" or "general intangible" under and as defined in Article 9 of the UCC as then in effect in the Applicable State with respect to such Receivable.

     "Expected Final Payment Date" will mean, for any class, the date specified in the related Prospectus Supplement as the day on which the investor certificates of such class are expected to mature.

     "FDIC" will mean the Federal Deposit Insurance Corporation acting through either the Savings Association Insurance Fund or the Bank Insurance Fund.

     "Final Trust Termination Date" will mean twenty-one years after the death of the last survivor of Queen Elizabeth II of the United Kingdom of Great Britain and her descendants living on October 1, 1993.

     "Finance Charge Collections" with respect to any Due Period will mean the sum of (i) the lesser of the aggregate amount of Finance Charge Receivables for the preceding Due Period and Collections actually received in such Due Period and (ii) all Recovered Amounts received during such Due Period. If there is more than one Seller, the obligation of Greenwood to deposit certain cash advance fees and late payment fees into the Collections Account will be conditioned on Greenwood's ability to enforce concurrent obligations against one or more other parties to the Seller Certificate Ownership Agreement.

     "Finance Charge Receivables" will mean, with respect to any Account for any Due Period, the net amount billed by the Servicer during such Due Period as periodic finance charges on such Account and cash advance fees, annual membership fees, fees for transactions that exceed the credit limit on such Account, late payment charges billed during such Due Period to such Account and any other charges that the Servicer may designate as "Finance Charge Receivables" from time to time (provided that the Servicer shall not designate amounts owing for the payment of goods and services or cash advances as "Finance Charge Receivables"), less, in the event that such Account becomes a Charged-Off Account during such Due Period, the cumulative, uncollected amount previously billed by the Servicer to such Account as periodic finance charges, cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on such Account, late payment charges and any other type of charges that the Servicer has designated as "Finance Charge Receivables" with respect to Accounts that are not Charged-Off Accounts; provided, however, that in the event any Account that is included in the Accounts as of the Cut-Off Date is not selected before the beginning of the Due Period preceding the Due Period related to the first Trust Distribution Date, the Servicer may utilize a reasonable method of estimation to determine the amount of the Finance Charge Receivables with respect to such Account for the period beginning on the first day of such preceding Due Period and ending on the date on which such Account is selected.

     "Fixed Principal Allocation Event" will be as specified in the related Prospectus Supplement.

     "Fractional Undivided Interest" will mean the fractional undivided interest in the Trust evidenced by an investor certificate and expressed as a portion of the Aggregate Invested Amount.

     "Governmental Authority" will mean the United States of America, any state or other political subdivision thereof.

     "Greenwood" will mean Greenwood Trust Company, a Delaware banking corporation, and its successors and assigns.

     "Group" will mean, collectively, at any time, the one or more series of investor certificates designated as part of the same Group at that time, whether by the Series Supplements establishing such series or as a result of the movement of a series from one Group to another pursuant to the provisions of the Pooling and Servicing Agreement.

     "Group Collections Account" will mean the non-interest bearing segregated trust account for Collections allocated to each Group established and maintained by the Trustee with an office or branch of the Trustee or a Qualified Institution for the benefit of the investor certificateholders of each series that is a member of such Group.

     "Holder of the Seller Certificate" will mean, at any specified time, the holder or owner of the Seller Certificate, each of which, if there is more than one such holder or owner, will be a party to the Seller

Certificate Ownership Agreement, with the respective interests granted to each of such parties pursuant to the Seller Certificate Ownership Agreement. The initial Holder of the Seller Certificate will be Greenwood.

     "Ineligible Receivable" will mean any Receivable that was not, at the time of its transfer, an Eligible Receivable and the transfer of which to the Trust had a material adverse effect on the certificateholders' interest in the Receivables as a whole that was not cured within 60 days of the earlier of (i) actual knowledge of such event by the relevant Seller and (ii) receipt by such Seller of written notice of any such event given by the Trustee.

     "Initial Closing Date" will mean October 27, 1993.

     "Interest Payment Dates" will be as specified in the related Prospectus Supplement.

     "Internal Revenue Code" will mean the United States Internal Revenue Code of 1986, as amended from time to time.

     "Investor Accounts" will mean, in addition to Investor Accounts established pursuant to the Pooling and Servicing Agreement, any other segregated trust accounts specified as Investor Accounts in any Series Supplement. See "The Certificates -- Other Investor Accounts" in the related Prospectus Supplement.

     "Investor Certificateholder" will mean the Person in whose name an investor certificate is registered in the Certificate Register.

     "Investor Certificates" will mean the investor certificates offered in connection with the related Prospectus Supplement.

     "Investor Servicing Fee" will mean, with respect to each series and any Distribution Date, an amount equal to the product of the Investor Servicing Fee Percentage and the Series Investor Interest on the first day of the Due Period related to such Distribution Date (or in the case of the first Distribution Date for the series, the Series Initial Investor Interest).

     "Investor Servicing Fee Percentage" will mean 2.0% per annum, calculated on the basis of a 360-day year of twelve 30-day months, unless otherwise specified in the related Prospectus Supplement.

     "Lien" will mean any mortgage, deed of trust, pledge, hypothecation, encumbrance, lien or other security agreement, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing.

     "Master Servicer" will mean initially Greenwood and thereafter any Person appointed as the successor Master Servicer as herein provided.

     "Master Servicing Agreement," if applicable, will mean the agreement entered into by Greenwood as Master Servicer and Servicer and any additional or successor Servicer or Servicers, as such agreement may be amended or supplemented from time to time.

     "Minimum Principal Receivables Balance" will mean, on any date of determination, an amount equal to the sum of the Series Minimum Principal Receivables Balance for each series then outstanding.

     "Moody's" will mean Moody's Investors Service Inc.

     "New Issuance" will mean the issuance of an additional series of investor certificates from the Trust.

     "Obligor" will mean with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

     "Opinion of Counsel" will mean a written opinion of counsel, who may be counsel for or an employee of any Seller or Greenwood or any of their affiliates.

     "Participation Interests" will mean participations representing undivided interests in a pool of assets primarily consisting of receivables in revolving credit card accounts and collections thereon.

     "Payment Date" will mean any Interest Payment Date, any Principal Payment Date, if applicable, and any Special Payment Date.

     "Permitted Investments" will mean:

          (i) negotiable instruments or securities represented by instruments in bearer or registered form which evidence: (a) obligations issued or fully guaranteed, as to timely payment, by the United States of America or any instrumentality or agency thereof when such obligations are backed by the full faith and credit of the United States of America; (b) time deposits in, or bankers' acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the short-term deposits or commercial paper or, in the absence of a rating on the short-term deposits or commercial paper of such depository institution or trust company, the long-term unsecured debt obligations of such depository institution or trust company will have the Highest Rating; (c) commercial paper or other short-term obligations having, at the time of the Trust's investment or contractual commitment to invest therein, the Highest Rating; or (d) investments in money market funds having the Highest Rating;

          (ii) demand deposits in the name of the Trust or the Trustee in any depository institution or trust company referred to in clause (i) (b) above;

          (iii) securities not represented by an instrument, which are registered in the name of the Trustee upon books maintained for that purpose by or on behalf of the issuer thereof and identified on books maintained for that purpose by the Trustee as held for the benefit of the Trust or the Certificateholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act of 1940, as amended, and which (a) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Permitted Investments, (b) seeks to maintain a constant net asset value per share and (c) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares, and which will not result in a reduction or withdrawal of the rating of any class of any series then outstanding as confirmed in writing by the Rating Agencies;

          (iv) a guaranteed investment contract (guaranteed as to timely payment), the terms of which meet the criteria of the Rating Agencies and with an entity whose credit standards meet the criteria of the Rating Agencies necessary to preserve the rating of each class of each series then outstanding; and

          (v) repurchase agreements transacted with either

             (a) an entity subject to the United States federal bankruptcy code, provided that (1) the term of the repurchase agreement is consistent with the requirements set forth in Section 4.02(c) of the Pooling and Servicing Agreement with regard to the maturity of Permitted Investments or is due on demand, (2) the Trustee or a third party acting solely as agent for the Trustee has possession of the collateral, (3) as evidenced by a certificate of a Servicing Officer of the Master Servicer delivered to the Trustee, the Trustee on behalf of the Trust has a perfected first priority security interest in the collateral, (4) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies,
        (5) the failure to maintain the requisite collateral level will obligate the Trustee to liquidate the collateral immediately, (6) the securities subject to the repurchase agreement are either obligations of, or fully guaranteed as to principal and interest by, the United States of America or an agency thereof, certificates of deposit or bankers acceptances and
        (7) as evidenced by a certificate of a Servicing Officer of the Master Servicer delivered to the Trustee, the securities subject to the repurchase agreement are free and clear of any third party lien or claim; or

             (b) a financial institution insured by the FDIC, or any broker-dealer with "retail customers" that is under the jurisdiction of the Securities Investors Protection Corp. ("SIPC"), provided that

        (1) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies, (2) the Trustee or a third party acting solely as agent for the Trustee has possession of the collateral, (3) as evidenced by a certificate of a Servicing Officer of the Master Servicer delivered to the Trustee, the Trustee on behalf of the Trust has a perfected first priority security interest in the collateral, (4) as evidenced by a certificate of a Servicing Officer of the Master Servicer delivered to the Trustee, the collateral is free and clear of third party liens; and, in the case of an SIPC broker, was not acquired pursuant to a repurchase or reverse repurchase agreement and (5) failure to maintain the requisite collateral percentage will obligate the Trustee to liquidate the collateral;

     provided, however, that at the time of the Trust's investment or contractual commitment to invest in any such repurchase agreement, the short-term deposits or commercial paper rating or, in the absence of a rating on the short-term deposits or commercial paper of such entity or institution, the long-term unsecured debt obligations of such entity or institution will have a credit rating not lower than the Highest Rating. Permitted Investments will include, without limitation, securities of Greenwood or any of its affiliates which otherwise qualify as a Permitted Investment under clause (i), (ii), (iii), (iv) or (v) above. For purposes of this definition of Permitted Investments, "Highest Rating" will mean, with respect to Moody's, P-1 or Aaa, and, with respect to Standard & Poor's, A-1+ or AAA, or with respect to either Standard & Poor's or Moody's, any rating category which will not cause a reduction in or withdrawal of the rating of any class of any series then outstanding, as confirmed in writing by the applicable Rating Agency.

     "Person" will mean an individual, a partnership or a Corporation. The term "Corporation" for the purposes of the preceding sentence only will mean a corporation, joint stock company, business trust or other similar association.

     "Pooling and Servicing Agreement" will mean that certain Pooling and Servicing Agreement dated as of October 1, 1993, by and between Greenwood Trust Company, as Master Servicer, Servicer and Seller, and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee, as such agreement may be amended or supplemented from time to time.

     "Principal Collections" will mean, with respect to any Due Period, all Collections other than Finance Charge Collections.

     "Principal Commencement Date" will mean the first day of the Controlled Liquidation Period or the scheduled first day of the Accumulation Period (if the Master Servicer does not elect to delay the start of the Accumulation Period), as applicable.

     "Principal Receivable" will mean each Receivable other than Finance Charge Receivables.

     "Qualified Institution" will mean a depository institution organized under the laws of the United States of America or any one of the states thereof that at all times has a short-term certificate of deposit rating of A-1 or better by Standard & Poor's and P-1 or better by Moody's and whose deposits are insured by the FDIC.

     "Rating Agency" will mean Moody's or Standard & Poor's, and "Rating Agencies" will mean Moody's and Standard & Poor's.

     "Receivable" will mean any amounts owing by the Obligor under an Account from time to time, including, without limitation, amounts owing for the payment of goods and services, cash advances, finance charges and other charges, if any. A Receivable will be deemed to have been created at the end of the day on the Date of Processing of such Receivable. A Receivable will not include any amount owing under a Charged-Off Account or an Account the Receivables in which have been repurchased pursuant to the Pooling and Servicing Agreement. Reference to a "receivable" will include any amount owing by an Obligor under a Charged-Off Account or an Account in which the Receivables have been repurchased pursuant to the Pooling and Servicing Agreement.

     "Record Date" will mean, for any Distribution Date, the last day of the preceding calendar month.

     "Recovered Amounts" will mean all amounts received with respect to receivables that have previously been charged-off as uncollectible, including without limitation all proceeds from sales of such receivables by the Trust to third parties pursuant to the Pooling and Servicing Agreement.

     "Removed Accounts" will mean Accounts, the Receivables in which have been designated for deletion and removal from the Trust.

     "Required Daily Deposit" will be as specified in the related Prospectus Supplement.

     "Requirements of Law" for any Person will mean the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any requirement of any law, rule or regulation or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System); provided, however, that any such requirement will not be deemed a Requirement of Law if the enforcement of such requirement would not have a material adverse effect upon the collectibility of the Receivables taken as a whole.

     "Revolving Period" will mean, with respect to each series, the period from, and including, the Series Cut-Off Date to, but not including, the earlier to occur of (i) the Principal Commencement Date, (ii) the Amortization Commencement Date with respect to such series and (iii) if applicable, the Early Accumulation Commencement Date with respect to such series.

     "Seller," when used with reference to specific Receivables, will mean the Person or Persons conveying such Receivables to the Trust.

     "Seller Certificate" will mean (i) if a Seller elects to evidence its fractional undivided interest in the Trust in certificated form pursuant to the Pooling and Servicing Agreement, the certificate executed by Greenwood and authenticated by the Trustee, or (ii) an uncertificated fractional undivided interest in the Trust as evidenced by a recording in the books and records of the Trustee, in each case representing a residual interest in the assets of the Trust not represented by the investor certificates of any series.

     "Seller Certificate Ownership Agreement" will mean, if applicable, the agreement entered into by Greenwood, as Seller, and any Additional Seller, as such agreement may be amended or supplemented from time to time.

     "Seller Interest" will mean, with respect to any Trust Distribution Date or Distribution Date, the aggregate amount of Principal Receivables in the Trust at the end of the related Due Period minus the Aggregate Investor Interest at the end of such day; provided, however, that the Seller Interest will in no event be less than zero.

     "Seller Percentage" will mean, on any date of determination, with respect to any specified category, an amount equal to 100% of such category minus the applicable Aggregate Investor Percentage.

     "Seller Servicing Fee" will mean, for any Trust Distribution Date, an amount equal to the product of (i) the product of 2.0% per annum calculated on the basis of a 360-day year of twelve 30-day months and the amount of Principal Receivables in the Trust as of the first day of the Due Period related to such Trust Distribution Date (or in the case of the first Trust Distribution Date, the amount of Principal Receivables in the Trust on the Cut-Off Date) and (ii) a fraction the numerator of which is the amount of the Seller Interest and the denominator of which is the greater of the amount of Principal Receivables in the Trust and the Aggregate Investor Interest.

     "Sellers" will mean Greenwood and any Additional Sellers.

     "Series" will mean the series of investor certificates offered in connection with the related Prospectus Supplement.

     "Series Closing Date" will mean the day the investor certificates of the series are initially issued.

     "Series Collections Account" will be as specified in the related Prospectus Supplement.

     "Series Cut-Off Date" will mean the first day of the calendar month in which the Series Closing Date specified in the related Prospectus Supplement occurs.

     "Series Distribution Account" will be as specified in the related Prospectus Supplement.

     "Series Finance Charge Collections" will be as specified in the related Prospectus Supplement.

     "Series Initial Investor Interest" for any series will mean the Series Investor Interest on the Series Closing Date, as specified in the related Prospectus Supplement.

     "Series Interest Funding Account" will be as specified in the related Prospectus Supplement.

     "Series Invested Amount" will be as specified in the related Prospectus Supplement.

     "Series Investor Interest" will be as specified in the related Prospectus Supplement.

     "Series Minimum Principal Receivables Balance" will be as specified in the related Prospectus Supplement.

     "Series Percentage" will be as specified in the related Prospectus Supplement.

     "Series Principal Collections" will be as specified in the related Prospectus Supplement.

     "Series Supplement" will mean the applicable supplement to the Pooling and Servicing Agreement that establishes each series of investor certificates.

     "Series Termination Date" will be as specified in the related Prospectus Supplement.

     "Series Yield Collections" will be as specified in the related Prospectus Supplement.

     "Servicer" will mean initially (i) with respect to Greenwood Discover Card Accounts, Greenwood and (ii) with respect to any other Accounts, the Person who is designated as the Servicer with respect to such Accounts in the Assignment of Additional Accounts relating to such Accounts; and thereafter any Person appointed as a successor Servicer to any such Servicer. The term "Servicer," when used to refer to actions to be taken with respect to any Accounts, will refer to one or more Servicers, as applicable, and to any particular Servicer only with respect to Accounts serviced by such Servicer.

     "Servicing Officer" will mean any employee of the Master Servicer or of any Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Master Servicer and each Servicer, as such lists may from time to time be amended.

     "Standard & Poor's" will mean Standard & Poor's Ratings Services.

     "Subordinate Series" will mean any series that is subordinated in right of payment, in whole or in part, pursuant to the Series Supplement with respect to such series, to one or more series.

     "Trust" will mean the trust created by the Pooling and Servicing Agreement, the corpus of which consists of the Receivables existing as of the Cut-Off Date or thereafter created and all monies due or to become due with respect thereto, all proceeds (as defined in Section 9-306 of the UCC as in effect in the Applicable State with respect to each such Receivable) of the Receivables, such funds as from time to time are deposited in the Investor Accounts and the benefits of any Credit Enhancement with respect to any series then outstanding.

     "Trust Distribution Date" will mean November 10, 1993 and the tenth day of each calendar month thereafter, or, if such tenth day is not a Business Day, the next succeeding Business Day.

     "Trustee" will mean U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), the institution executing the Pooling and Servicing Agreement and Series Supplement as Trustee, or its successor in interest, or any successor trustee appointed as provided in the Pooling and Servicing Agreement.

     "UCC" will mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

                                                                         ANNEX I
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered investor certificates (collectively, the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding investor certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Trust issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds using the procedures applicable to prior Trust issues.

     Trading between Cedelbank Customers and/or Euroclear
Participants. Secondary market trading between Cedelbank Customers or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Customer or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Customer or

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Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Customer's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedelbank Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance the settlement. Under this procedure, Cedelbank Customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Customer's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedelbank Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Customer or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Cedelbank Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Customer or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Customers or Euroclear Participants should note that these trades

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would automatically fail on the sale side unless affirmative action were taken.
At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Customer or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Holders (Form W-8). Beneficial owners of investor certificates that are non-U.S. Holders can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the beneficial owner becomes a United States citizen or resident during the period to which the statement relates, or certain other changes in circumstances occur, such change must be communicated to the appropriate party within 30 days thereof. Form W-8 is generally effective for three calendar years, but a new certificate may be required to be filed by the recipient each time a payment is made.

     Exemption for non-U.S. Holders with effectively connected income (Form
4224). A non-U.S. Holder, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Holders resident in treaty countries (Form 1001). Non-U.S. Holders that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption, or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

     Exemption for U.S. Holders (Form W-9). U.S. Holders can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency) an investor certificate.

     Treasury Regulations, which will be applicable to payments made after 1999 (with certain transition rules), provide for the unification and simplification of certain current certification procedures. Under these regulations, a Form W-8 will replace Forms 1001 and 4224 and become the only form necessary to obtain a withholding exemption or reduction for non-U.S. Holders. Further, pursuant to these new regulations, special rules permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on
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behalf of beneficial owners. Although a beneficial owner will still be required to submit a Form W-8 to such an intermediary, such intermediary generally will not be required to forward the Form W-8 received from such beneficial owner to the withholding agent. Both U.S. Holders and non-U.S. Holders are urged to consult their own tax advisors with respect to these new regulations.

     The term "U.S. Holder" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust (or, under certain circumstances, a trust the income of which is subject to United States federal income taxation regardless of its source).

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to U.S. or non-U.S. Holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

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